07/28/2006">

As filed with the Securities and Exchange Commission on July 28, 2006

Commission File No. 333—________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

Form SB-2

Registration Statement Under The Securities Act Of 1933

_________________

Universal Guardian Holdings, Inc.

(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Industrial Code)	33-0379106 (I.R.S. Employer Identification No.)

Michael J. Skellern
Chief Executive Officer and President
4695 MacArthur Court
Suite 300
Newport Beach, California 92660
(949) 861-8295
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

John M. Woodbury, Jr., Esq.
7251 Owensmouth Ave, Suite 7
Canoga Park, California 91303
(818) 883-1776

Approximate date of proposed sale to public:  From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Aggregate Offering Price	Amount of Registration Fee
Previously unregistered:
Common stock	5,509,096	$ 0.76 (7)	$ 4,186,912.96	$ 448.00
Common stock (2)	533,336	$ 0.75 (8)	$ 400,002.00	$ 42.80
Common stock (2)	2,933,349	$ 1.125 (8)	$ 3,300,017.63	$ 353.10
Common stock (2)	100,000	$ 1.40 (8)	$ 140,000.00	$ 14.98
Previously registered:
Common stock	110,000 (3)	N/A (9)	N/A (9)	$ 0 (9)
Common stock (2)	1,203,375 (3)	N/A (9)	N/A (9)	$ 0 (9)
Common stock (2)	1,406,250 (4)	N/A (10)	N/A (10)	$ 0 (10)
Common stock	836,000 (5)	N/A (11)	N/A (11)	$ 0 (11)
Common stock	2,840,000 (6)	N/A (12)	N/A (12)	$ 0 (12)
Total	15,471,406		$ 8,026,932.59	$ 858.88

(1)

Pursuant to SEC Rule 416(a), also covers additional common shares that may be offered to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(2)

Represents common stock reserved for issuance by the registrant with respect to the prospective exercise of common stock purchase options or warrants.

(3)

These securities were previously registered on registration statement no. 333-122932 on form SB-2 (pre-effective amendment no. 1) filed with the SEC on May 5, 2005 and declared effective by the SEC on May 13, 2005.  Pursuant to Rule 429 of SEC Regulation C, this registration statement will act as a post-effective amendment with respect to that prior registration statement.

(4)

These securities were previously registered on registration statement no. 333-125252 on form SB-2 filed with the SEC on May 26, 2005 and declared effective by the SEC on July 11, 2005.  Pursuant to Rule 429 of SEC Regulation C, this registration statement will act as a post-effective amendment with respect to that prior registration statement.

(5)

These securities were previously registered on registration statement no. 333-128785 on form SB-2 (pre-effective amendment no. 1) filed with the SEC on December 14, 2005, and declared effective by the SEC on December 29, 2005.  Pursuant to Rule 429 of SEC Regulation C, this registration statement will act as a post-effective amendment with respect to that prior registration statement.

(6)

These securities were previously registered on registration statement no. 333-131265 on form SB-2 filed with the SEC on January 25, 2006 and declared effective by the SEC on February 10, 2006.  Pursuant to Rule 429 of SEC Regulation C, this registration statement will act as a post-effective amendment with respect to that prior registration statement.

(7)

Pursuant to Rule 457(c) of SEC Regulation C, estimated solely for the purpose of calculating the registration fee based upon the average of the high and low prices as of the close of the market on the NASD OTC Bulletin Board on July 11, 2006.

(8)

Pursuant to Rule 457(h)(1)  of SEC Regulation C, fixed for the purpose of calculating the registration fee at the price at which the common share purchase options or warrants may be exercised.

(9)

No fee due as shares were previously registered in connection with the filing of the registration statement described in note (3) and fees previously paid as part of that registration statement.

(10)

No fee due as shares were previously registered in connection with the filing of the registration statement described in note (4) and fees previously paid as part of that registration statement.

(11)

No fee due as shares were previously registered in connection with the filing of the registration statement described in note (5) and fees previously paid as part of that registration statement.

(12)

No fee due as shares were previously registered in connection with the filing of the registration statement described in note (6) and fees previously paid as part of that registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 28, 2006

Prospectus	15,471,406 Common Shares

Universal Guardian Holdings, Inc.

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 15,471,406 common shares consisting of up to:

•

9,295,096 currently issued and outstanding common shares, including 836,000 shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder, and may only be sold by Argyll Equities LLC under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by the creditor in foreclosure under its power of sale rights; and

•

6,176,310 common shares issuable by the company upon the prospective exercise of currently issued and outstanding common share purchase warrants at the election of the warrant holders.

This offering is not being underwritten.  The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  We will not receive any of the proceeds from those sales.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

______

An investment in the common shares offered for sale under this prospectus involves a high degree of risk.  You should purchase our securities only if you can afford losing your entire investment.
See “Risk Factors” beginning on page 9 of this prospectus.

______

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common shares offered for sale under this prospectus or the merits of that offering, or has determined that this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

______

The date of this prospectus is July 28, 2006

The information in this prospectus is not complete and may be changed.  We have filed a registration statement containing this prospectus with the Securities and Exchange Commission.  The common stock offered for sale under this prospectus may not be offered for sale or sold until that registration statement is declared effective by the Securities and Exchange Commission.  This prospectus is not an offer to sell the common shares—and doesn’t solicit an offer to purchase the common shares—in any jurisdiction where this offer or sale is not otherwise permitted.

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY

4

The Company

4

The Offering

5

Summary Financial Data

7

RISK FACTORS

9

Risks Relating To Our Business

9

Risks Relating To An Investment In Our Securities

13

FORWARD-LOOKING STATEMENTS

17

USE OF PROCEEDS

18

BUSINESS

18

Overview

18

Corporate History And Development

20

Markets; Competition; Product Advantages

24

Marketing and Distribution Strategy

26

Manufacturing Capacity

26

Research and Development

26

Patents and Licenses

26

Government Regulation

27

Subsidiaries

27

Employees

28

PROPERTIES

28

MANAGEMENT

28

Identity

28

Business Experience Of Executive Officers And Directors

30

Structure Of Board Of Directors

33

Board Committees And Independence

33

Director Compensation

34

Board of Advisors

34

Employment And Consulting Agreements With Executive Management

36

Summary Compensation Table

40

Stock Options And Stock Appreciation Rights Grant Table

41

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

42

General

42

Overview

42

Universal Guardian Corporation; Discontinued Operations; Reverse Acquisition

44

Other Acquisitions

44

Results of Operations

45

Liquidity and Capital Resources

49

Off-Balance Sheet Arrangements

54

Critical Accounting Policies

54

Recent Accounting Pronouncements

54

LEGAL PROCEEDINGS

55

PRINCIPAL VOTING SHAREHOLDERS

56

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

58

Transactions With Executive Officers, Directors And Shareholders

58

DESCRIPTION OF EQUITY SECURITIES

60

General

60

Universal Guardian Common Shares

60

Universal Guardian Preferred Shares Available for Designation

60

Universal Guardian Series ‘A’ Preferred Shares

61

UGC Series ‘A’ Preferred Shares

61

Options And Warrants Convertible into Common Shares

62

EQUITY COMPENSATION PLANS

62

Summary Equity Compensation Plan Data

62

Description of Equity Compensation Plans Approved By Shareholders

63

Description of Equity Compensation Plans Not Approved By Shareholders

63

MARKET FOR EQUITY SECURITIES

64

Description Of Market

64

Dividend Policy

64

SELLING SHAREHOLDERS

65

REGISTRATION RIGHTS

68

Newly Registered Securities

68

Previously Registered Securities

70

PLAN OF DISTRIBUTION

72

Method of Sales Under This Prospectus

72

Limitation On Sales By Argyll Equities

74

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

74

Compliance With State Securities Laws

75

Distribution Expenses And Proceeds of Sale

75

Indemnification

76

Other Matters

76

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

77

Appointment Of New Auditors

77

Termination Of Prior Auditors

77

TRANSFER AGENT

77

LEGAL MATTERS

78

EXPERTS

78

INDEMNIFICATION OF DIRECTORS AND OFFICERS

78

REPORTS TO SECURITY HOLDERS

78

WHERE YOU CAN FIND MORE INFORMATION

79

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2005 (AUDITED)

80

Report of Independent Registered Public Accounting Firm

F-1

Consolidated Balance Sheet

F-2

Consolidated Statements Of Operations And Other Comprehensive Income (Loss)

F-3

Consolidated Statements Of Stockholders’ Equity (Deficit)

F-4

Consolidated Statements Of Cashflow

F-8

Notes To Consolidated Financial Statements

F-10

INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

81

Consolidated Balance Sheet

F-1

Consolidated Statements Of Operations And Other Comprehensive Income (Loss)

F-2

Consolidated Statement Of Stockholders’ Equity (Deficit)

F-3

Consolidated Statements Of Cashflow

F-4

Notes To Interim Consolidated Financial Statements

F-6

PROSPECTUS SUMMARY

This summary highlights important information about our company and business.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully,, including the section of this prospectus captioned “Risk Factors”. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its individual corporate capacity.

On December 3, 2002, we effected a 1 for 20 reverse stock split with respect to our common shares.  Whenever we make any reference in this prospectus to the grant or issuance of common shares or options or warrants to purchase common shares, such reference shall, for comparison purposes, be made in reference to post-reverse numbers and, in the case of options and warrants, post-reverse exercise prices, unless we state otherwise.

The Company

Universal Holdings is a holding company which provides security products and services to mitigate terrorist, criminal and security threats for governments and businesses worldwide through our various operating subsidiaries.

Our service group, comprised of our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. (“SSSI”), Secure Risks Pakistan, Ltd., and Secure Risks Asia Pacific, Ltd. subsidiaries, provide comprehensive risk mitigation solutions and strategic security services, to protect government and commercial assets worldwide.  Services proved by Secure Risks and its subsidiaries include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, insured services, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud as well as tactical security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services through regional branch offices located in London, Kabul, Jakarta, Pakistan, Hong Kong, Singapore, Dubai and Los Angeles (Newport Beach).  A significant portion of our revenues from January 1, 2004 to date have been generated by SSSI from operations outside of the United States.

Our product group, which is comprised of our subsidiary Shield Defense International Ltd. (“SDI”); SDI’s subsidiary Shield Defense (Macao) Ltd.; our subsidiary Shield Defense Corporation (“SDC”); and SDI’s subsidiary Shield Defense Europe GmbH (“SDE”) (collectively, “Shield Defense”), focuses on designing, producing and marketing non-lethal or less-lethal personal protection devices and projectiles for use by global military, law enforcement, private security and consumer personal protection markets.  Shield Defense has recently completed development of two products which we are currently introducing to the market.  The first of these products, the Cobra StunLight™, is a heavy-duty high-intensity LED flashlight designed to provide escalating use-of-force options to the user by illuminating its target and launching a laser-aimed, high-pressure stream OC (pepper spray) which causes temporarily blindness, respiratory breathing difficulty and a burning sensation of the skin to debilitate assailants from safe stand-off distances up to 20 feet.

The second product, the Riot Defender™, is for use by law enforcement and military as a non-lethal use-of-force compliance tool for suspects and to control civil disturbances. The Riot Defender™, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally patented by the U.S. Navy, at an effective range of more than 50 feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender™ is designed to have the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be equipped with a laser-aiming device for better precision and accuracy.  The device can use four projectile variants, including OC powder, inert powder, glass-shattering and marking.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.

We have recently shipped StunLight™ products to Mexico and law enforcement distributors in the United States including U.S. Cavalry, a leading law enforcement and military catalogue company.  We are currently conducting pilot programs for our Cobra StunLight™ product with the Los Angeles County and San Diego County Sheriff’s Departments which we hope will lead to order from these agencies and/or their officers.  As between our various subsidiaries, SDI focuses on manufacturing the Shield Defense products; SDE focuses on sales and marketing activities in the European market; and SDC focuses on sales and marketing activities throughout the rest of the world.

Our systems group, comprised of our ISR Systems Corporation subsidiary (“ISR Systems”) and its MeiDa Information Technology, Ltd. subsidiary (“MeiDa”), provide proprietary integrated and interoperable asset tracking and monitoring systems for government and commercial global supply chain logistics, inter-modal transportation, maritime and seaport security.  Our T/3 Asset Tracking and Monitoring platform includes asset tracking hardware and fully localized software that is designed to offer real-time global asset tracking, visibility and data management from point of origin to final delivery. Our RFID Ready™ platform provides a turn-key solution to meet emerging RFID system mandates for international retailers to improve supply chain efficiencies, visibility and security throughout their global supply chain.  We are currently introducing RFID Ready™ to major retailers and their suppliers in the United States, Asia and Europe.  We are also marketing our Container Guardian™, SupplyChain™ and Explosive Guardian™ systems to the transportation and explosive industries.  As of the date of this prospectus, we have realized minimal revenue from these systems.

As of July 11, 2006, we had issued and outstanding 51,935,847 shares of common stock, 600 shares of series ’A’ convertible preferred stock, and common share purchase options and warrants entitling the holders to purchase up to 19,423,810 shares of common stock.  Our Universal Guardian Corporation subsidiary (“Guardian Corporation”) also had issued and outstanding 18,714 series ‘A’ preferred shares (“UGC series ‘A’ preferred shares”) held by shareholders other than Universal Holdings.  Each of these shares is convertible into either one Guardian Corporation common share (“UGC common shares”) or one Universal Holdings common share.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Our corporate offices are located at 4695 MacArthur Court, Suite 300, Newport Beach, California 92660. Our telephone number is (949) 861-9295.

The Offering

This prospectus relates to the offer and sale by some of our shareholders during the period in which the registration statement containing this prospectus is effective of up to 15,471,406 common shares consisting of up to:

•

9,295,096 currently issued and outstanding common shares, including 836,000 shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder, and may only be sold by Argyll Equities LLC under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by the creditor in foreclosure under its power of sale rights; and

•

6,176,310 common shares issuable by the company upon the prospective exercise of currently issued and outstanding common share purchase warrants at the election of the warrant holders.

The common shares offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the selling shareholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Shareholders”, “Registration Rights” and “Plan of Distribution”.  We will not receive any of the proceeds from those sales.  Should the selling shareholders in their discretion exercise any of the common share purchase warrants underlying the common shares offered under this prospectus, we would, however, receive the exercise price for those warrants.  The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling shareholders.

Included in this prospectus are a total of 8,000,031 common shares, including 5,333,351 currently outstanding common shares and an additional 2,666,681 common shares issuable upon exercise of warrants entitling the holders to purchase such shares.  These currently outstanding shares and warrants were originally sold to forty investors in a private placement through Paulson Investment Company, Inc. that closed on June 20, 2006  Also included in this prospectus are an additional 800,004 common shares issuable upon exercise of warrants granted to Paulson Investment Company as compensation for acting as placement agent for the private placement.  For more complete information as to this transaction, see those sections of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Newly Registered Securities”.

Also included in this prospectus are 175,745 common shares held by Monarch Pointe Fund, Ltd. and Mercator Momentum Fund III, LP.  These securities were originally issued on March 31, 2006 in settlement of contractual rights.  For more complete information as to this transaction, see that section of this prospectus captioned “Registration Rights—Newly Registered Securities”.

Also included in this prospectus are 100,000 common shares issuable upon the exercise of warrants entitling the holder to purchase those shares.  These warrants were granted to Kevin Pickard as compensation for the performance of services.  For more complete information as to this transaction, see that section of this prospectus captioned “Registration Rights—Newly Registered Securities”.

Also included in this prospectus are 2,840,000 common shares held by Paulson Investment Company, Inc. These shares were issued upon the exercise of common share purchase warrants granted to Paulson Investment Company in connection with a private placement on December 14, 2005.  For more complete information as to this transaction, see those sections of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 1,406,250 common shares issuable upon exercise of warrants entitling the holder to purchase such shares.  These warrants were originally granted to Monarch Pointe Fund LP, Mercator Momentum Fund LP, and Mercator Advisory Group LLC in a private placement on February 7, 2005.  For more complete information as to this transaction, see those sections of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 836,000 common shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder.  For more complete information as to this transaction, see that section of this prospectus captioned “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 500,000 common shares issuable upon exercise of warrants entitling the holder to purchase 500,000 such shares.  These warrants include 250,000 warrants originally issued to The Hunter Fund Ltd., IKZA Holding Corp. and Loman International SA as compensation for the purchase of a debenture on January 14, 2005, and 250,000 warrants were issued to Hunter World Markets, Inc. as compensation for acting as placement agent for that debenture offering. For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 150,000 common shares, including 100,000 currently outstanding common shares and an additional 50,000 common shares issuable upon exercise warrants entitling the holder to purchase such shares.  These currently outstanding shares and warrants were originally sold to Mr. Michael Weiss in a private placement on January 4, 2005.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 625,000 common shares issuable upon exercise of warrants entitling the holder to purchase such shares.  These warrants were originally granted to Hunter World Markets, Inc. as compensation for acting as placement agent in a private placement which closed on May 25, 2004.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”.

Also included in this prospectus are 28,375 common shares issuable upon exercise of warrants entitling the holders to purchase such shares.  These warrants were originally granted at different times to Guiseppe Giorgetti, Hasinta investments, Ltd., Tudor Management, Ltd. and Constantinos Zavos for the extension of indebtedness, the conversion of indebtedness into equity, and the provision of services.  For more complete information as to this transaction, see that section of this prospectus captioned “Registration Rights—Previously Registered Securities”.

Summary Financial Data

The following tables summarize the consolidated statements of operations and balance sheet data for our company for the periods and as of the dates indicated.  As discussed below in that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations”, all of the revenues and a substantial portion of our costs for fiscal 2004 relate to operations of our SSSI subsidiary which our Secure Risks subsidiary acquired on July 1, 2004.  Prior to that, from the discontinuation of the operations of our subsidiary The Harbour Group, Inc., in late fiscal 2003, and until our acquisition of SSSI in mid fiscal 2004, we had no revenues and our expenses principally related to the development of our Cobra StunLight™ and Projectile Launcher products. Accordingly, please keep in mind that our actual future results will likely differ considerably from those presented below.

	Three Months Ended March 31,		Years Ended December 31,
:	2006	2005	2005	2004
Consolidated Statement of Operations Data
Revenue	$ 5,393,071	$ 2,763,943	$ 14,173,833	$ 4,116,093
Gross profit	$ 3,060,941	$ 797,980	$ 6,453,057	$ 996,465

Net loss	$ (588,106)	$ (2,355,955)	$ (6,462,766)	$ (2,596,274)
Preferred stock dividends	$ (5,250)	$ (5,250)	$ (21,000)	$ (177,969)
Net loss per common share, basic and diluted	$ (0.01)	$ (0.06)	$ (0.17)	$ (0.09)
Weighted average common shares outstanding, basic and diluted	44,463,560	37,355,819	39,219,247	31,413,261

Consolidated Balance Sheet Data:	March 31, 2006	December 31, 2005
Current assets	$ 3,595,509	$ 3,393,932
Total assets	$ 11,704,021	$ 8,698,606
Current liabilities	$ 4,024,721	$ 4,281,794
Total liabilities	$ 4,123,119	$ 4,380,192
Total stockholder’s equity	$ 7,555,638	$ 4,293,150

RISK FACTORS

An investment in our common shares involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect our business, operating results and financial condition.  In such an event, the trading price for our common shares could decline substantially, and you could lose all or part of your investment.  In order to attain an appreciation for these risks and uncertainties, you should read this prospectus in its entirety and consider all of the information and advisements contained in this prospectus, including the following risk factors and uncertainties.

Risks Relating To Our Business

We have accumulated losses since our inception.  Our continued inability to generate revenues and profits could cause us to go out of business.

We have incurred an accumulated deficit in the amount of $16,654,196 from our inception through March 31, 2006, and continue to incur operating losses through the date of this prospectus.  While our management believes that we will attain breakeven in terms of cash inflows over outflows and ultimately profitability as a consequence of the anticipated growth in revenues of our SSSI subsidiary as well as the introduction of our Shield Defense, ISR Systems and MeiDa products and services to market, we will nevertheless continue to generate operating losses for an indefinite period of time, and cannot give you any assurance that the growth in revenues will occur as anticipated or at all or that we will attain break-even or profitability at any particular point in time or at all.

If we are unable to raise additional working capital, we will be unable to fully fund our operations and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately our going out of business.

We have approximately $2,123,000 of cash on hand as of the date of this prospectus to fund our operations going forward.  We believe that cash generated by the operations of our Secure Risks subsidiary in conjunction with available working capital should be sufficient to continue our business for at least the next twelve months.  Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products, the depletion of our working capital would be accelerated.  To the extent it becomes necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Even if we are able to raise additional financing, we might not be able to obtain it on terms that are not unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.

Even if we are able to raise additional cash or working capital through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or the satisfaction of indebtedness without any cash outlay through the private issuance of debt or equity securities, the terms of such transactions may be unduly expensive or burdensome to the company or disadvantageous to our existing shareholders.  For example, we may be forced to sell or issue our securities at significant discounts to market, or pursuant to onerous terms and conditions, including the issuance of preferred stock with disadvantageous dividend, voting or veto, board membership, conversion, redemption or liquidation provisions; the issuance of convertible debt with disadvantageous interest rates and conversion features; the issuance of warrants with cashless exercise features; the issuance of securities with anti-dilution provisions; and the grant of registration rights with significant penalties for the failure to quickly register.  If we raise debt financing, we may be required to secure the financing with all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  We also might be required to sell or license our products or technologies under disadvantageous circumstances we would not otherwise consider, including granting licenses with low royalty rates and exclusivity provisions.

We will face intense competition from competitors that have greater financial, technical and marketing resources.  These competitive forces may impact our projected growth and ability to generate revenues and profits.

The market for defense, security and inventory control and tracking products and services is intensely competitive and characterized by rapidly changing technology, evolving industry standards, and price competition.  There are no substantial barriers to entry, and we expect that competition will be intense and may increase.  Many of our existing competitors may have substantially greater financial, product development, technical and marketing resources, larger customer bases, longer operating histories, better name recognition and more established relationships in the industry.  As a result, certain of these competitors may be able to develop and expand their product and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their products and services, or aggressively reduce their sales prices below the our costs. We cannot assure you that we will be able compete successfully with existing competitors or new competitors.

We are dependent for our success on a few key executive officers.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of working capital.

Our success depends to a critical extent on the continued efforts of services of our Chief Executive Officer, Mr. Michael J. Skellern, and to a lesser degree on the Managing Director of our Secure Risks subsidiary, Mr. Bruce Braes.  Were we to lose one or more of these key executive officers, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we can find satisfactory replacements for these key executive officers at all, or on terms that are not unduly expensive or burdensome to our company.  Although Messrs. Skellern and Braes have signed employment agreements providing for their continued service to the company through September 30, 2010 and September 8, 2008, respectively, these agreements will not preclude either of these employees from leaving the company.  However, we do currently carry a key man life insurance policy on Mr. Skellern which will assist us in recouping our costs in the event of his demise.

We plan to grow very rapidly, which will place strains on our management team and other company resources to both implement more sophisticated managerial, operational and financial systems, procedures and controls and to train and manage the personnel necessary to implement those functions.  Our inability to manage our growth could impede our ability to implement our business plan.

We will need to significantly expand our operations to implement our longer-term business plan and growth strategies.  We will also be required to manage multiple relationships with various strategic partners, technology licensors, customers, manufacturers and suppliers, advertisers, consultants and other third parties.  This expansion and these expanded relationships will require us to significantly improve or replace our existing managerial, operational and financial systems, procedures and controls; to improve the coordination between our various corporate functions; and to manage, train, motivate and maintain a growing employee base. The time and costs to effectuate these steps may place a significant strain on our management personnel, systems and resources, particularly given the limited amount of financial resources and skilled employees that may be available at the time. We cannot assure you that we will institute, in a timely manner or at all, the improvements to our managerial, operational and financial systems, procedures and controls necessary to support our anticipated increased levels of operations and to coordinate our various corporate functions, or that we will be able to properly manage, train, motivate and retain our anticipated increased employee base.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and shareholder claims by virtue of holding these positions in a publicly-held company

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these concerns, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending shareholder claims.  Directors and officers liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to obtain directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

We intend to rely upon licensees, strategic partners or third party marketing and distribution partners to provide a significant part of our marketing and sales functions for our Shield Defense products.  Should these outside parties fail to perform as expected, we will need to develop or procure other marketing and distribution channels, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal sales or distribution capabilities for our Shield Defense, ISR Systems and MeiDa products and services, and will rely extensively on third-party licensees, strategic partners or third party marketing and distribution companies to perform a significant part of those functions.  As a consequence of that reliance, our ability to effectively market and distribute those products will be dependent in large part on the strength and financial condition of others, the expertise and relationships of those third-parties with customers, and the interest of those parties in selling and marketing our products.  Prospective third-party licensees, strategic partners and marketing and distribution parties may also market and distribute the products of other companies.  If our relationships with any third-party licensees, strategic partners or marketing and distribution partners were to terminate, we would need to either develop alternative relationships or develop our own internal sales and marketing forces to continue to sell those products.  Even if we are able to develop our internal sales, marketing and distribution capabilities, these efforts would require significant cash and other resources that would be diverted from other uses, if available at all, and could cause delays or interruptions in our product supply to customers, which could result in the loss of significant sales or customers.  We can give you no assurance that we will be successful in our efforts to engage licensees, strategic partners or third party marketing and distribution companies to meet our sales, marketing and distribution requirements for those products.

We intend to rely upon the third-party manufacturers or suppliers to manufacture our Shield Defense, ISR Systems and MeiDa products.  Should these manufacturers fail to perform as expected, we will need to develop or procure other manufacturing sources, which would cause delays or interruptions in our product supply and result in the loss of significant sales and customers.

We currently have no internal manufacturing capability for our Shield Defense, ISR Systems and MeiDa products, and will rely extensively on licensees, strategic partners or third party contract manufacturers or suppliers.  Should we be forced to manufacture our Shield Defense products, we cannot give you any assurance that we will be able to develop an internal manufacturing capability or procure third party suppliers.  Moreover, we cannot give you any assurance that any contract manufacturers or suppliers we procure will be able to supply those products in a timely or cost effective manner or in accordance with applicable regulatory requirements or our specifications.

The consumer markets for some of our defense and security products may be subject to governmental regulation.  If we are unable to obtain regulatory approvals for our products in selected key markets at all or in a timely manner, we will not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We anticipate that a material portion of the revenue we expect from our Cobra StunLightTM product will come from consumer markets, while a small portion of the revenue we expect from our Riot DefenderTM product will also come from consumer markets.  Some states currently impose regulations or licensing requirements on the sale or use of these products.  Some foreign jurisdictions may also impose regulations or licensing requirement.  The process of obtaining regulatory approval could be lengthy and be very costly, if approval can be obtained at all.  If we fail to comply with these requirements, we could be subjected to enforcement actions such as an injunction to stop us from marketing the product at issue or a possible seizure of our assets.  We intend to work diligently to assure compliance with all applicable regulations that impact our business.  We can give you no assurance, however, that we will be able to obtain regulatory approval for all of our products.  We also cannot assure you that additional regulations will not be enacted in the future that would be costly or difficult to satisfy.

Our inability to protect our intellectual property rights could allow competitors to use our property rights and technologies in competition against our company, which would reduce our sales.  In such an event we would not be able to grow as quickly as expected, and the loss of anticipated revenues will also reduce our ability to fully fund our operations and to otherwise execute our business plan.

We rely on a combination of patent, patent pending, copyright, trademark and trade secret laws, proprietary rights agreements and non-disclosure agreements to protect our intellectual properties.  We cannot give you any assurance that these measures will prove to be effective in protecting our intellectual properties.  We also cannot give you any assurance that our existing patents will not be invalidated, that any patents that we currently or prospectively apply for will be granted, or that any of these patents will ultimately provide significant commercial benefits.  Further, competing companies may circumvent any patents that we may hold by developing products which closely emulate but do not infringe our patents.  While we intend to seek patent protection for our products in selected foreign countries, those patents may not receive the same degree of protection as they would in the United States.  We can give you no assurance that we will be able to successfully defend our patents and proprietary rights in any action we may file for patent infringement.  Similarly, we cannot give you any assurance that we will not be required to defend against litigation involving the patents or proprietary rights of others, or that we will be able to obtain licenses for these rights.  Legal and accounting costs relating to prosecuting or defending patent infringement litigation may be substantial.

We also rely on proprietary designs, technologies, processes and know-how not eligible for patent protection.  We cannot give you any assurance that our competitors will not independently develop the same or superior designs, technologies, processes and know-how.

While we have and will continue to enter into proprietary rights agreements with our employees and third parties giving us proprietary rights to certain technology developed by those employees or parties while engaged by our company, we can give you no assurance that courts of competent jurisdiction will enforce those agreements.

Risks Relating To An Investment In Our Securities

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common shares in the foreseeable future, and we cannot assure an investor that funds will be legally available to pay dividends, or that even if the funds are legally available, that the dividends will be paid.

The application of the “penny stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common shares have historically been sporadically or “thinly-traded” on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without a material reduction in share price.  We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.  Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly-traded public float, limited operating history and lack of revenues or profits to date for our newly introduced products, which could lead to wide fluctuations in our share price.  The price at which you purchase our common shares may not be indicative of the price that will prevail in the trading market.  You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you. The volatility in our common share price may subject us to securities litigation.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, we have relatively few common shares outstanding in the “public float” since most of our shares are held by a small number of shareholders.  In addition, as noted above, our common shares are sporadically or thinly traded.   As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without a material reduction in share price.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of revenues or profits to date, and uncertainty of future market acceptance for our products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.  Additionally, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The following factors may add to the volatility in the price of our common shares:  actual or anticipated variations in our quarterly or annual operating results; acceptance of our products and services as viable security and technology solutions; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Our officers and directors own or control a significant portion of our outstanding common shares, giving them the ability to control or otherwise influence our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other shareholders.  This concentration of ownership could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

Our officers and directors currently beneficially own or control the power to vote 19.4% of our outstanding common shares as of the date of this prospectus, and could increase that percentage to 25.5% assuming they were to fully exercise their vested convertible securities.  As a consequence of their substantial stock holdings, these shareholders will have the ability to elect a majority of our board of directors, and thereby control our management. These shareholders will also have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

A large number of common shares are issuable upon exercise of outstanding common share purchase options or warrants or the conversion of outstanding convertible preferred shares.  The exercise or conversion of these securities could result in the substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares.  The sale of a large amount of common shares received upon exercise of these options or warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our common shares.

There are outstanding as of July 11, 2006 common share purchase options and warrants entitling the holders to purchase 19,423,810 common shares with a weighted average exercise price of $1.08 per share, of which 16,648,011 of these options or warrants are vested and currently exercisable.  There are also outstanding (1) 600 series ‘A’ preferred shares convertible into 8 common shares, and (2) 18,714 UGC series ‘A’ preferred shares convertible into 18,714 Universal Holdings common shares based upon a $1.25 per share stated value and conversion rate.  A material portion of the options and warrants have exercise prices less than current market prices for our common shares, while a material portion of the convertible preferred shares have an as-converted cost basis approximating current market rates.  The existence of an exercise or cost basis in these securities less than current market rates may act as and incentive for the holder of the securities to exercise or convert the securities, and sell the shares on the public markets.  The exercise or effective conversion price for the exercise or conversion all the aforesaid convertible securities may also be less than your cost to acquire our common shares.  In the event of the exercise or conversion of these convertible securities, you could suffer substantial dilution of your investment in terms of your percentage ownership in the company as well as the book value of your common shares. In addition, the holders of the common share purchase options or warrants may sell common shares in tandem with their exercise of those options or warrants to finance that exercise, or may resell the shares purchased in order to cover any income tax liabilities that may arise from their exercise of the options or warrants.

Our issuance of additional common shares or preferred shares, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.  Our issuance of additional preferred shares, or options or warrants to purchase those shares, could negatively impact the value of your investment in our common shares as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation provisions granted to the preferred shareholders, including the grant of rights that could discourage or prevent the distribution of dividends to you, or prevent the sale of our assets or a potential takeover of our company that might otherwise result in you receiving a distribution or a premium over the market price for your common shares.

We are entitled under our certificate of incorporation to issue up to 100,000,000 common and 5,000,000 “blank check” preferred shares.  Based upon the number of common shares outstanding as of July 11, 2006, we have 48,064,153 common shares available for issuance and 4,999,400 preferred shares available for issuance to meet our future equity issuance requirements, including the exercise or conversion of presently outstanding convertible securities.  Our board may generally issue those common and preferred shares, or options or warrants or convertible indebtedness to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time.  Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.  It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development and marketing plans.  It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our various stock plans.  We cannot give you any assurance that we will not issue additional common or preferred shares, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

Our certificate of incorporation contains provisions that could make it more difficult for our shareholders to replace a majority of directors and obtain control of our board of directors.

Our certificate of incorporation (1) permits our board of directors to increase the size of our board to up to nine members, and to fill any vacancy created by a majority vote, (2) limits the right to call a special meeting of our shareholders to our President, Chairman of the Board, or our board of directors, and (3) limits the right to remove a director to the affirmative vote of holders of 80% of our voting securities. Pursuant to our certificate of incorporation, we also have a classified board of directors composed of three classes of directors, each class serving a staggered three year term.  These provisions make it more difficult for our shareholders to replace a majority of our directors and obtain control of our board of directors.

We are subject to the Delaware Business Combination Act, which could discourage or prevent a potential takeover of our company that might otherwise result in you receiving a premium over the market price for your common shares.

As a Delaware corporation, we are subject to the Delaware Business Combination Act which precludes a shareholder who owns 15% or more of our shares from entering into a “business combination” involving our company for a period of three years, unless (1) our board of directors approves the combination before the shareholder acquires the 15% interest; (2) the interested shareholder acquires at least 85% of our shares as part of the transaction in which he acquired the initial 15%, excluding shares owned by our officers who are also directors and voting stock held by employee benefit plans; or (3) the combination is approved by a majority vote of our board of directors and two-thirds vote of our other shareholders at a duly called shareholders’ meeting.  A “business combination” is defined as (1) a merger or consolidation requiring shareholder approval, (2) the sale, lease, pledge, or other disposition of our assets, including by dissolution, having at least 50% of the entire asset value of our company, or (3) a proposed tender or exchange offer of 50% or more of our voting stock.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to our company and shareholders to the maximum extent permitted under Delaware corporate law.  Our bylaws also require us to indemnify our directors to the maximum extent permitted by Delaware corporate law.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

FORWARD-LOOKING STATEMENTS

In this prospectus we make a number of statements, referred to as “forward-looking statements”, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  These forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances. You can generally identify forward-looking statements through words and phrases such as “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of our company, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•

whether or not markets for our products develop and, if they do develop, the pace at which they develop;

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our ability to attract the qualified personnel to implement our growth strategies,

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our ability to develop sales, marketing and distribution capabilities;

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the accuracy of our estimates and projections;

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our ability to fund our short-term and long-term financing needs;

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changes in our business plan and corporate strategies; and

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other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned “Risk Factors” and “Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other public reports filed with the United States Securities and Exchange Commission (the “SEC”).  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

USE OF PROCEEDS

The proceeds from the sale of the common shares to be sold under this prospectus will be retained by the selling shareholders, and will not be paid or remitted or otherwise made available to our company.

Included in the 15,471,406 common shares offered for sale under this prospectus, are 6,176,310 common shares issuable upon the exercise of common share purchase warrants having a weighted average exercise price of $2.57 per share.   In the event that the selling shareholders exercise any or all of these warrants for cash, we would be entitled to such cash proceeds.

BUSINESS

Overview

Universal Guardian Holdings, Inc. is a holding company whose subsidiaries provide a comprehensive range of security products, systems, and services designed to mitigate terrorist and security threats worldwide.  Unless the context requires otherwise, “we,” “us,” “our”,  and the “company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its individual corporate capacity.

Our service group, comprised of our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. (“SSSI”), Secure Risks Pakistan, Ltd. and Secure Risks Asia Pacific, Ltd. subsidiaries, provide comprehensive risk mitigation solutions and strategic security services, to protect government and commercial assets worldwide.  Services proved by Secure Risks and its subsidiaries include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, insured services, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud as well as tactical security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services through regional branch offices located in London, Kabul, Jakarta, Pakistan, Hong Kong, Singapore, Dubai and Los Angeles (Newport Beach).  A significant portion of our revenues from January 1, 2004 to date have been generated by SSSI from operations outside of the United States.

Our product group, which is comprised of our subsidiary Shield Defense International Ltd. (“SDI”); SDI’s subsidiary Shield Defense (Macao) Ltd.; our subsidiary Shield Defense Corporation (“SDC”); and SDI’s  subsidiary SDI’s Shield Defense Europe GmbH (“SDE”) (collectively “Shield Defense”), focuses on designing, producing and marketing non-lethal or less-lethal personal protection devices and projectiles for use by global military, law enforcement, private security and consumer personal protection markets.  Shield Defense has recently completed development of two products which we are currently introducing to the market.  The first of these products, the Cobra StunLight™, is a heavy-duty high-intensity LED flashlight designed to provide escalating use-of-force options to the user by illuminating its target and launching a laser-aimed, high-pressure stream OC (pepper spray) which causes temporarily blindness, respiratory breathing difficulty and a burning sensation of the skin to debilitate assailants from safe stand-off distances up to 20 feet.

The second product, the Riot Defender™, is for use by law enforcement and military as a non-lethal use-of-force compliance tool for suspects and to control civil disturbances.  The Riot Defender™, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally patented by the U.S. Navy, at an effective range of more than 50 feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender™ has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use four projectile variants, including OC powder, inert powder, glass-shattering and marking.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.

We have recently shipped StunLight™ products to Mexico and law enforcement distributors in the United States including U.S. Cavalry, a leading law enforcement and military catalogue company.  We are currently conducting pilot programs for our Cobra StunLight™ product with the Los Angeles County and San Diego County Sheriff’s Departments which we hope will lead to order from these agencies and/or their officers.  As between our various subsidiaries, SDI focuses on manufacturing the Shield Defense products; SDE focuses on sales and marketing activities in the European market; and SDC focuses on sales and marketing activities throughout the rest of the world.

Our systems group, comprised of our ISR Systems Corporation subsidiary (“ISR Systems”) and its MeiDa Information Technology, Ltd. subsidiary (“MeiDa”), includes a proprietary integrated and interoperable asset tracking and monitoring systems for government and commercial global supply chain logistics, inter-modal transportation, maritime and seaport security.  Our T/3 Asset Tracking and Monitoring platform includes asset tracking hardware and fully localized software which provides real-time global asset tracking, visibility and data management from point of origin to final delivery. Our RFID Ready™ platform provides turn-key solutions to meet emerging RFID system mandates for international retailers to improve supply chain efficiencies, visibility and security throughout their global supply chain.  We are currently introducing RFID Ready™ to major retailers and their suppliers in the United States, Asia and Europe.  We are also marketing our Container Guardian™, SupplyChain™ and Explosive Guardian™ systems to the transportation and explosive industries.  As of the date of this prospectus, we have realized minimal revenue from this platform.

As of July 11, 2006, we had issued and outstanding 51,935,847 shares of common stock, 600 shares of series ’A’ convertible preferred stock, and common share purchase options and warrants entitling the holders to purchase up to 19,423,810 shares of common stock.  Our Universal Guardian Corporation subsidiary (“Guardian Corporation”) also had issued and outstanding 18,714 series ‘A’ preferred shares (“UGC series ‘A’ preferred shares”) held by shareholders other than Universal Holdings.  Each of these shares is convertible into either one Guardian Corporation common share (“UGC common shares”) or one Universal Holdings common share.

Our common shares trade on the NASD Over-The-Counter Bulletin Board, also called the OTCBB, under the trading symbol “UGHO”.

Our corporate offices are located at 4695 MacArthur Court, Suite 300, Newport Beach, California 92660. Our telephone number is (949) 861-9295.

Corporate History And Development

We were originally incorporated in Delaware on August 31, 1989 under the name Guideline Capital Corporation.  After our incorporation, we engaged in the business of locating an acquisition target.  We identified and effected an acquisition when, effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, we acquired all the outstanding shares of Hollywood Partners, Inc., a California corporation from its parent company, Vitafort International Corporation.  As a consequence of this transaction, Vitafort acquired approximately 62.5% of our common shares, and Hollywood Partners, Inc. became our wholly owned subsidiary.  We then changed our name to Hollywood Partners.com, Inc. and, until the first quarter of 2001, engaged in the business of marketing and promoting entertainment-themed websites presenting both proprietary and sourced content. We abandoned this business in the first quarter of 2001 due to the collapse of many Internet companies and our inability to generate significant revenues. Thereafter, until mid-2002, we unsuccessfully sought to develop entertainment properties.

On October 25, 2002, in contemplation of the possible acquisition of a new business through the acquisition of a new company, our board of directors and shareholders approved a plan whereby our board was authorized, among other things, to (1) change our name to a new name selected by our board, (2) effectuate a reverse stock split in our common stock in a ratio of not less than one for ten and not more than one for thirty, as determined by our board, and (3) sell our three subsidiaries as of that date, Hollywood Partners, Inc., Avenue of the Stars Entertainment, Inc. and Hall of Fame Pro, Inc., as well as our domain name “HollywoodPartners.com.”  On December 4, 2002, we entered into a Share Exchange Agreement and Plan of Reorganization with Guardian Corporation and its shareholders pursuant to which those shareholders would exchange their common shares in Guardian Corporation for Universal Holdings common shares and acquire control of the company (the “UGC Acquisition Agreement”).  Guardian Corporation was a private company formed under the laws of Nevada on March 28, 2001 by Mr. Michael Skellern, our current Chairman of the Board, President and Chief Executive Officer, to develop security technologies, products and services for military, government and commercial markets.  Pursuant to and in anticipation of the UGC Acquisition Agreement, as subsequently amended on December 16, 2002, we: (1) effected a 1 for 20 reverse stock split on December 3, 2002 pursuant to which we reduced our outstanding common shares to 4,848,014 shares and reduced the number of common shares purchasable under our outstanding options and warrants to 1,779,875; (2) changed our name to Universal Guardian Holdings, Inc. effective December 6, 2002; and (3) issued 11,300,000 common shares to the Guardian Corporation shareholders on December 31, 2002.  Prior to the transaction, we transferred our subsidiaries and the right to use our domain name to our shareholders.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.

At the time we entered into the UGC Acquisition Agreement, Guardian Corporation was owned by five shareholders, including Mr. Skellern who owned approximately 40% of Guardian Corporation’s common shares, and two series ‘A’ preferred shareholders.  As a consequence of the UGC Acquisition Agreement, we:  (1) acquired 100% of Guardian Corporation’s common shares and 92.4% of its total capital stock after taking into consideration the outstanding series ‘A’ preferred shares; and (2) the Guardian Corporation shareholders acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock after taking into consideration 600 series ‘A’ preferred shares issued by the company prior to the acquisition which remained outstanding after the transaction.  We valued the acquisition of Guardian Corporation at $104,855 based upon the historical cost of our net liabilities assumed on the books of Guardian Corporation.

In conjunction with our acquisition of Guardian Corporation, we provided the holders of 350,000 UGC series ‘A’ preferred shares issued by Guardian Corporation the right to convert those shares into

Universal Holdings common shares on a one-for-one basis, and the holders of Guardian Corporation options and warrants entitling them to purchase 2,175,000 UGC common shares were also given the right to purchase the same number of Universal Holdings common shares on the same terms. Since the shareholders of Guardian Corporation obtained control of Universal Holdings, we treated the UGC Acquisition Agreement as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of the company, including with respect to periods pre-dating the transaction.

The Guardian Corporation acquisition was brought to our attention by Mr. Nikolas Konstant, our President, chairman of the board and largest shareholder at the time, and Mr. Mark Beychok, a consultant to our company and our second largest shareholder at the time and a former chairman of the board.  Messrs. Konstant and Beychok were also managing partners of the DYDX Group of Funds, LLC (“DYDX”).  On August 15, 2002, DYDX had entered into a letter of intent with Guardian Corporation pursuant to which DYDX agreed to secure bridge financing and a capital infusion for Guardian Corporation, subject to Guardian Corporation’s agreement to consummate a reverse takeover merger into a public entity to be supplied by DYDX, and Guardian Corporation completing its acquisition of The Harbour Group, Inc.  DYDX later identified our company as the public entity for the transaction, and negotiated the terms of the share exchange on our behalf.  While Guardian Corporation agreed to compensate DYDX in warrants for its services under the letter of intent, those warrants were never paid as the result of a subsequent settlement between DYDX and Guardian Corporation.  No compensation was paid by Universal Holdings to DYDX or Messrs. Konstant or Beychok in connection with the transaction.

On August 31, 2002, three months prior to our acquisition of Guardian Corporation, Guardian Corporation acquired The Harbour Group, Inc. (“Harbour Group”) pursuant to a share exchange.  Harbour Group was a private Virginia company formed in December 2001 which provided engineering services for waterside security that was complementary to an integrated security platform under development by Guardian Corporation.  As a consequence of this transaction, Harbour Group became a wholly-owned subsidiary of Guardian Corporation, and Harbour Group’s shareholders acquired approximately 15% of Guardian Corporation’s outstanding common shares.

Prior to the acquisition by Guardian Corporation, Harbour Group was a subcontractor to Northern NEF, Inc., now known as CompuCom Federal Systems, which provided waterside security contracting services to U.S. Naval Criminal Investigative Services (“NCIS”).  This subcontract was originated and managed by the President of Harbour Group prior to Guardian Corporation’s acquisition of the company.  In February 2003, Guardian Corporation discovered a series of over-billing to the government by Harbour Group. Guardian Corporation subsequently initiated a self-disclosure regarding the over-charges to U.S. Navy officials, and credited the over-billings on its accounts to the Navy.  The President of Harbour Group was terminated on February 25, 2003.  Based upon our discussions with the U.S. Navy, we believe Guardian Corporation and the company to be in good standing with the Navy and do not anticipate any further action with respect to this matter.

On September 23, 2003 Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated under a Termination for Convenience of the Government provision, which in turn resulted in the termination of Harbour Group’s subcontract with Northern NEF.  This termination of Northern NEF’s contract was unrelated to the over-billing matter noted above or with the performance of Guardian Corporation’s products and services under its subcontract with Northern NEF.  Since the termination of the subcontract with Northern NEF, we have allowed both Harbour Group and Guardian Corporation to become dormant companies, while undertaking the development of new businesses, intellectual property and products through our other subsidiaries.  Harbour Group’s and Guardian Corporation’s only business activities at this time are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and a yet undetermined settlement amount being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  We believe we continue to have good relations with the U.S. Navy, and ISR Systems is currently in discussions with the U.S. Navy about the use of its integrated security platform.

On January 13, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Technologies, Inc. (“Shield Technologies”).  Our intent in forming Shield Technologies was to coordinate the holding of our patents, patent applications, product and technology agreements, original equipment manufacturing agreements and strategic alliance agreements in a single subsidiary, through which we would coordinate the marketing and distribution of products, and services developed or provided by our other operating subsidiaries.

On January 22, 2004, we formed a new wholly-owned California subsidiary named Shield Defense Corporation.  Our intent in forming Shield Defense Corporation was to centralize all of our new non-lethal and less-lethal weapon and projectile development activities, products, technologies and services into one corporation.

On February 13, 2004, we acquired Emerging Concepts, Inc. pursuant to a share exchange.  Emerging Concepts is a private California company formed in January 1987 which historically was engaged in the business of providing surveillance and reconnaissance systems, sensors and engineering services.  Emerging Concepts provided those systems and services to U.S. military and national security agencies, including the U.S. Navy, U.S. Air Force, U.S. Border Patrol, and major defense industry leaders such as Lockheed Martin, Northrop, Boeing, Raytheon, BAE and United Defense.  We agreed to issue 51,908 restricted shares, with a value of $20,000 based upon the average closing price of our common shares over the 30 day period prior to the closing, to the shareholders of Emerging Concepts in exchange for their shares, including the President of Emerging Concepts, Mr. Delmar R. Kintner.  We later cancelled the issuance before delivery of the shares in lieu of a cash payment of $20,000.  The primary purpose of the acquisition was to utilize the established relationships between Emerging Concepts and the military and national security agencies and defense industry companies to market our products and technologies.  The principal asset of Emerging Concepts other than its relationships is its personnel holding secret clearances and facility clearances, which we estimate would cost more than $50,000 to procure were we to file new applications with the U.S. government for such clearances.  The terms of the share exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and Emerging Concepts, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or Emerging Concepts or our respective officers, directors or shareholders in connection with the share exchange.

On February 24, 2004, we changed the name of Emerging Concepts to ISR Systems Corporation (“ISR Systems”).  We have since decided to centralize all of our more recent integrated security system development activities, products, technologies and services into this corporation.

On July 1, 2004, we acquired our Secure Risks subsidiary.  Secure Risks was an inactive numbered limited liability company organized under the laws of the United Kingdom and Wales on December 16, 2003 that had never appointed officers or directors or conducted any business. We acquired Secure Risks as a vehicle to provide comprehensive business and governmental risk solutions and strategic security services and to acquire Strategic Security Solutions International Ltd. as discussed below and continue its operations.

On July 1, 2004, Secure Risks acquired all of the shares of Strategic Security Solutions International Ltd. (“SSSI”), together with its affiliated companies Strategic Security Solutions International (B.V.I.) Limited and Tag 24 Limited pursuant to a share exchange.  SSSI was a private United Kingdom and Wales limited liability company formed on September 23, 1998 which provided strategic and tactical security services to established and emerging governments, military services, multi-national corporations and high profile business and individual clients around the globe.  SSSI services include threat and vulnerability assessments, security planning and system design, executive protection and travel risk management, tactical armed security, assets in transit, crisis management, contingency planning, incident management and evacuation, executive and diplomatic protection and training, physical security training, weapons and self-defense training and government training.  Pursuant to the terms of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004, we issued 4,101,494 unregistered Universal Holdings common shares, with a value of $3,240,180 based upon the trading price of those shares, to SSSI’s five shareholders-employees, Messrs. Bruce M. Braes, Ian Schriek, Richard Kuhn, John Chase and Richard Lumpkin, each of whom executed agreements to perform services to Secure Risks.  The terms of the share exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and SSSI, including its officers, directors and shareholders, prior to the share exchange.  No finder’s fees or other forms of consideration were paid by Universal Holdings or SSSI or our respective officers, directors or shareholders in connection with the share exchange.

On July 7, 2004, we formed a new wholly-owned Hong Kong subsidiary named Shield Defense International Ltd.  Our intent in forming Shield Defense International was to establish an off-shore corporate entity to manufacture our new non-lethal and less-lethal weapon and projectile development activities off-shore, and to centralize all of our non-lethal and less-lethal weapon and projectile development activities, products, technologies and services in that company while retaining domestic marketing and sales activities in Shield Defense Corporation.

On April 29, 2005, our Shield Defense International subsidiary formed Shield Defense Europe to focus on sales in the European market.

On August 31, 2005, we entered into a Share Exchange Agreement and Plan of Reorganization pursuant to which our ISR Systems subsidiary would acquire all of the outstanding capital stock of MeiDa from its ten shareholders.  MeiDa is a Hong Kong corporation which provides a radio frequency identification (RFID) solution offering a turn-key package that includes software, hardware, retailer integration and systems management that improves global supply chain logistics and operations and meets international RFID mandates.  MeiDa’s technology consolidates multiple manufacturing sites and retailer distribution centers into one snap shot for global visibility of goods movement.  As consideration, ISR Systems agreed to pay 2,272,727 Universal Holdings common shares to MeiDa’s shareholders payable in two tranches, of which 1,000,000 shares were to be delivered at the closing on October 7, 2005, and the balance which were to be delivered on or before October 31, 2006, although we later elected to deliver these shares in January 2006.  For the transaction to be legally binding in Hong Kong, we were required to file and pay a stamp duty tax for the transfer of the MeiDa shares to the company.  As a result, we did not complete the issuance of the initial 1,000,000 shares until the stamp duty tax was filed and paid in January 2006, at which time the first issuance formally closed, the MeiDa shares were transferred to the company, and all 2,272,727 Universal Holdings common shares were issued to the former MeiDa stockholders.  The shareholders of MeiDa are Euro China Group AG; Linkena Anstalt; Transgaria Stiftung, Vaduz; Christopher John & Alexa-Katrin Terry; Thomas Goertz; Wettstein URS; Timo Kipp; Guenter Guest Supplies Ltd.; Roman Kainz as trustee for Hans Deiter; and Roman Kainz as trustee for Deitmar Lillig.  We valued the transaction at $3,000,000 based on the volume average weighted price (“VAWP”) of our common shares for the 15 days preceding the entering into of the Share Exchange Agreement and Plan of Reorganization.  The terms of the exchange were determined by the parties on an arms-length negotiated basis.  No independent valuation was sought from a business and technology appraiser or other third party due to financial constraints.  There was no relationship between Universal Holdings, including our officers, directors and shareholders, and MeiDa, including its officers, directors and shareholders, prior to the share exchange. No finder’s fees or other forms of consideration will be paid by Universal Holdings or MeiDa or our respective officers, directors or shareholders in connection with the share exchange.  Mr. Herbert P. Goertz has continued as a director and chief executive officer of MeiDa.  Mr. Goertz is a beneficiary of Linkena Anstalt, an irrevocable family trust established by another member of the Goertz family over which Mr. Goertz has no investment control.  Although Mr. Goertz is a beneficiary, any distributions he may receive will be made at the sole discretion of the trustee without any power of Mr. Goertz to direct such distributions to himself or to any other person.

On December 16, 2005, Shield Defense (Macao), Ltd. (“SDM”), was formed under the laws of the Macao Special Administrative Region of China.  SDM is a subsidiary of SDI and was formed for the purpose of facilitating the sale of and distribution of SDI products around the world.

Markets; Competition; Product Advantages

Security Services

We provide strategic and tactical security services to established and emerging governments, military services, multi-national corporations and businesses around the globe through our Secure Risks and SSSI subsidiaries.  SSSI services include maritime and port security, threat and vulnerability assessments, security planning and system design, executive protection and travel risk management, tactical armed security, assets in transit, crisis management, contingency planning, incident management and evacuation, executive and diplomatic protection and training, physical security training, weapons and self-defense training and government training.  Almost all of our revenues since June 2004 have been generated through the provision of these security services.

Cobra StunLight™

The markets for our Cobra StunLight™ products are generally the military, law enforcement, private security and consumer markets which will use our products as an everyday, escalating use-of-force compliance device to debilitate suspects, assailants or prisoners, and, in the case of the consumer personal protection market, for use as a home and auto personal protection device to defend against assailants.

Competing devices presently in the market include:

•

TASER® brand conducted-energy weapons.  These products utilize compressed nitrogen to shoot two small probes up to 15 or 21 feet (21 foot cartridges sold to law enforcement and aviation security agencies only). These probes are connected to the weapon by high-voltage insulated wire. When the probes make contact with the target, the TASER® energy weapon transmits powerful electrical pulses along the wires and into the body of the target.  These weapons have been implicated in a number of deaths since their inception.  The TASER® is a specialty weapon generally used by a relatively small portion of law enforcement, military, private security and consumer markets given licensing requirements and other regulatory restrictions governing its use.  The Cobra StunLightTM is a less-expensive “everyday use” multi-purpose product for those markets insofar as it can be readily carried by law enforcement or security personnel on their persons as part of their equipment (these personnel generally do not carry a TASER® with them), and the use of OC (pepper spray) is not subject to the higher level of regulation as the TASER® device.

•

The TigerLight® Non-Lethal Defense System manufactured by TigerLight, Inc.  This system is designed for one handed operation by a police officer to illuminate the suspect and subject him to OC (pepper spray), while maintaining cover with the officer’s firearm. The aerosol spray is located in the rear of the flashlight requiring a person to remove the light from a suspect before spraying.  The aerosol fog has a distance of 12-14 feet.

We believe our personal protection products will have a competitive advantage over these and other non-lethal and less-lethal devices since we can offer an array of non-lethal devices that meet law enforcement agency and mission requirements, as well as consumer needs.  We also believe we will be able to compete based on price, performance and value.  We believe our products will be more flexible than the competition and will be readily available to the police officer when needed. The Cobra StunLight™ will replace police officers’ current flashlights, and also be available to the consumer for protection at home and in automobiles.

Riot DefenderTM

The market for our Riot DefenderTM line of products are generally military and law enforcement agencies which will use the device for non-lethal use-of-force compliance for crowd and riot control.  We believe that the Riot DefenderTM and its patent pending Riot Ball non-lethal projectile, are innovative products in this market insofar as launcher flexibility in various applications and projectile performance when compared to other products currently on the market. This will give law enforcement officers and military commanders flexibility and improved performance that is not available today.

The principal competing device presently in the market is the powder-released OC (pepper powder ball) marketed by Jaycor Tactical Systems, Inc.  This product utilizes Tippmann Paintball markers to launch a standard-sized .68-inch paintball-type sphere containing OC (pepper powder).  Jaycor is positioning its company around this single OC (Pepper Ball) product and launcher.

ISR Systems Platform

A large potential worldwide market exists for ISR Systems’ proprietary, integrated and interoperable, T/3 asset tracking, monitoring and global command and control platform.  Our T/3 platform can be used by commercial and government global supply chains to provide increased logistics efficiencies, visibility and security, including intermodal transportation and the shipment of hazardous and classified materials, controlled substances, and other high-value and sensitive goods.  Our integrated and interoperable security platforms include systems designed to protect military and government facilities including embassies, ports, airports, jails, prisons and border crossings, and businesses which need to protect commercial and industrial facilities such as petroleum, chemical and explosives suppliers and distributors. Competition is fragmented in the defense and security industries and is dominated by small specialty system integrators who develop site-specific system designs and utilize a number of subcontractors to assemble, integrate and install these “one-off” security systems utilizing a multitude of sensor suppliers.  Integrators range from Lockheed Martin to small local security firms.  ISR Systems’ integrated and interoperable systems incorporate “end-to-end” visibility and security solutions to secure entire threat environments with our branded modular security platforms utilizing proprietary hardware and software and OEM suppliers.  ISR Systems’ end-to-end systems starts with threat and vulnerability assessments, risk analysis, security plan and modular system which is supported by our T/3 Global Command and Control Center which provides secure data collection, real-time network and security monitoring and notification.  Our T/3 Asset Tracking and Monitoring platform is modular and scaleable system and can currently be deployed worldwide. Our RFID Ready™ provides immediate source-based RFID tagging for major retailers and their suppliers in the United States, Asia and Europe.  Our business models are based on systems sales and recurring revenues from systems monitoring, maintenance and services.

Competitors in this market include Savi Technologies, Tyco Corporation and Symbol Technologies.  We believe that our T/3 Platform and RFID Ready™ Platform have definitive competitive advantages in functionality, performance, flexibility, delivery and costs over these competitors.

Marketing and Distribution Strategy

In the case of our Cobra StunLightTM and Riot DefenderTM products, we intend to manage global marketing and sales from our various regional offices and to utilize sales agents, distributors and dealers to distribute our products to military, law enforcement, commercial security and consumer distribution channels, while developing a small internal sales and marketing staff to monitor and manage those activities and to directly market and distribute our products to selected customers.  We may also explore joint venture and other strategic relationships.

Marketing of our T/3 Asset Tracking and Monitoring Platform and RFID Ready™ source tagging which will be sold to retailers and their suppliers will be managed by senior business development managers in United States, Asia and Europe.  Our managers will establish national accounts and establish system and software resellers.

Manufacturing Capacity

We will rely upon third party Original Equipment Manufacturers (OEM) and/or joint-venture partners to satisfy future production as we introduce our products and systems to market.  We currently have in place an OEM contract manufacturer for our Cobra StunLightTM product, and are in the process of final equipment installation and pilot production runs of our RiotBall™ non-lethal frangible projectiles used by our Riot DefenderTM.  Our Riot DefenderTM product will also utilize strategic manufacturing relationships with manufacturers and engineering consultants.  We currently utilize OEM contract manufacturer for our T/3 tracking devices, RFID chips for our RFID labels and Product Authentication technology.

Our contract manufacturers are specialist contract manufacturers who produce our branded products and components to our design specifications under terms that require consistent adherence to product specifications, quality control standards and service levels.  We are currently negotiating terms and conditions that will provide for production expansion and expanded gross profit margins as sales increase.

Research and Development

We currently conduct research and development activities either in-house or through engineering consultants.  We recorded no research and development expenses in fiscal 2004 or 2005.  We have budgeted $375,000 for research and development for fiscal 2006.

Patents and Licenses

On October 30, 2003, we filed a provisional application captioned “Laser and Tear Gas Equipped Self Defense LED Flashlight” with the United States Patent and Trademark Office (“USPTO”).  This provisional application was claimed as priority in our Patent Application Serial Number 10/851,717 entitled, “Self-Defense Flashlight Equipped with an Aersol Dispenser” (the “717 Patent”) covering our Cobra

StunLightTM  product and was filed by Messrs. Dennis M. Cole and Michael J. Skellern.  Messrs. Cole and Skellern have since assigned all of their rights to that application to the company.  We have received a Notice of Allowability from the USPTO in respect to the 717 Patent.  We have also filed additional patent applications relating to improvements to the 717 Patent, including U.S. patent 7,069,926B2 captioned “Flashlight and Canister Interconnection System and Method” which was approved by the USPTO on July 4, 2006 (the “926 Patent”).  The remaining patent applications we have on file are still under review and we are responding to the office actions as appropriate as of the date of this prospectus.

The frangible projectile used with our Riot DefenderTM was originally patented by the U.S. Navy on November 14, 2000 (patent no. 6,145,441), captioned “Frangible payload-dispensing projectile” which expires on April 2, 2018.  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent in an agreement dated November 19, 2002.  In January of 2004 Guardian Corporation renewed its exclusive license to the U.S. Navy’s non-lethal frangible projectile patent for 14 years.  We are in the process of filing patent applications relating to improvements to the first patent, which is still under review as of the date of this prospectus.

All of our scientific personnel have executed non-disclosure agreements that reserve ownership of intellectual property with the Company.  Universal Holdings and each of our subsidiaries require non-disclosure and non-circumvention agreements from all potential vendors, consultants, manufacturers, agents and employees.

Government Regulation

Every state allows the sale of OC (pepper spray) aerosol products to law enforcement agencies or military personnel without regulation or licensing, while approximately 45 states allow the sale of these products to other consumers without regulation or licensing other than limiting the quantity of chemical contained in the product.  California, for instance, which is one of the most stringent state, limits consumer OC (pepper spray) or CS (tear gas) aerosol products to 2.5 oz.  We will probably market two versions of our Cobra StunLightTM product to satisfy these regulations, a consumer version carrying a 2.5 oz canister, and a law enforcement version that carries a larger canister.

Every state allows the sale of projectile launcher products to law enforcement agencies or military personnel without regulation or licensing, while approximately 37 states allow the sale of these products to other consumers without regulation or licensing.  Since we do not believe there will be a high level of consumer demand for our Riot DefenderTM products, we do not consider the limitations placed on the consumer market to be material.

Subsidiaries

We directly or indirectly own eleven active wholly-owned operating subsidiaries:  Secure Risks Ltd., Strategic Security Solutions International Ltd., Shield Defense International Ltd., Shield Defense Corporation, Shield Defense Technologies, Inc., Shield Defense Europe GmbH, Shield Defense (Macao) Ltd., ISR Systems Corporation, and MeiDa Information Technology, Ltd., Secure Risk Pakistan, Ltd., and Secure Risks Asia Pacific, Ltd.  We also currently own 88.7% of the capital stock of one dormant subsidiary, Universal Guardian Corporation, which in turn owns one dormant wholly-owned subsidiary, The Harbour Group, Inc.  Secure Risks has pledged to Universal Holdings the SSSI shares owned by Secure Risks as security for intercompany loans and advances made by Universal Holdings to both of those subsidiaries.  We have recently disposed of an additional subsidiary, Secure Risks Venezuela, Ltd., for nominal consideration.

Employees

Universal Holdings and our subsidiaries currently have a staff comprised of seven executive officers, four regional directors and approximately fifty employees.  We also use the services of approximately 1,300 out-sourced contract employees and consultants to provide services under various government and commercial contracts.  We anticipate that the employees and consultants currently engaged by the company will be able to handle most of our administrative, research and development, sales and marketing, and manufacturing requirements.  We believe that our employee relations are good.  None of our employees are represented by a collective bargaining unit.

PROPERTIES

Universal Holdings currently leases its principal executive offices located in Newport Beach, California, from The Irvine Company.  The lease agreement, which has a term of 36 months ending July 31, 2007, provides for the payment of $6,600 in base rent per month.  We will also be obligated to reimburse the lessor for our proportionate share of any increase in building costs and property taxes over the base year of the lease.  Universal Holdings uses this space as the executive offices of all United States-based subsidiaries. There is no affiliation between Universal Holdings or any of our principals or agents and The Irvine Company or any of their principals or agents.

Our subsidiaries also maintain offices in various cities throughout the world pursuant to monthly leases or other arrangements terminable at will or upon short notice.

MANAGEMENT

Identity

The following table identifies our current executive officers and directors and their respective offices held:

Name	Age	Company	Office
Michael J. Skellern	56	Universal Guardian Holdings, Inc.	Chief Executive Officer and Class III Director
		Secure Risks Ltd.	Chairman and Director
		Strategic Security Solutions International Ltd.	Director
		Shield Defense Corporation	Chairman of the Board and President
		Shield Defense International (SDI)	Chairman and Director
		Shield Defense Technologies, Inc.	President, Chief Executive Officer and Chairman of the Board
		ISR Systems Corporation	Director
		Universal Guardian Corporation	President, Chief Executive Officer and Director
Marian J. Barcikowski	50	Universal Guardian Holdings, Inc.	Chief Financial Officer
		Secure Risks Ltd.	Chief Financial Officer

		Strategic Security Solutions International Ltd.	Chief Financial Officer
		Shield Defense International (SDI)	Chief Financial Officer
		Shield Defense Corporation	Chief Financial Officer
		Shield Defense Technologies, Inc.	Chief Financial Officer
		ISR Systems Corporation	Chief Financial Officer
		Universal Guardian Corporation	Treasurer
Mark V. Asdourian	46	Universal Guardian Holdings, Inc.	General Counsel and Secretary
Keith Winsell	39	Universal Guardian Holdings, Inc.	Vice President of Marketing
Bruce M. Braes	44	Secure Risks Ltd.	Managing Director - Strategic Security Solutions
		Strategic Security Solutions International Ltd.	Managing Director
Kurt Schaerer	64	Shield Defense International Ltd.	Managing Director
Herbert P. Goertz	53	ISR Systems Corporation	President
		MeiDa Information Technology, Ltd	Chief Executive Officer
Mel R. Brashears	59	Universal Guardian Holdings, Inc.	Class II Director
Michael D. Bozarth	43	Universal Guardian Holdings, Inc.	Class III Director
Kenneth A. Merchant	59	Universal Guardian Holdings, Inc.	Class I Director

All of the executive officers provide their services as executive officers on a full-time permanent basis with the exception of Mr. Schaerer, who also provides outside consulting services, Mr. Asdourian, who devotes the majority of his time to the affairs of Universal Holdings and the balance of his time to his law practice and Mr. Barcikowski whose employment agreement expired on June 15, 2006, but continues to offer his services on an interim consulting basis.

There are no family relationships between any two or more of our directors or executive officers.  There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience Of Executive Officers And Directors

Michael J. Skellern has served as Chief Executive Officer and a director of Universal Holdings since December 31, 2002, and as Chief Financial Officer of that corporation from August 31, 2003 to July 31, 2004.  Mr. Skellern also holds the following positions with our various subsidiaries:  (1) Chairman and Director of Secure Risks, Ltd. since July 1, 2004; (2) Director of Strategic Security Solutions International, Ltd. since July 1, 2004; (3) President, Chief Executive Officer, and a director of Shield Defense Corporation since January 28, 2004, and President since March 9, 2005; (4) Chairman and Director of Shield Defense International since June 4, 2004; (5) Chairman and Director of Shield Defense Technologies since January 28, 2004; (6) Chief Executive Officer of ISR Systems Corporation from August 31, 2005 to October 7, 2005, and a director of that corporation from February 24, 2004, (7) director of Universal Guardian Corporation since March 19, 2001, President of that corporation since April 1, 2001, and Chief Executive Officer of that Corporation since April 1, 2002.

In addition to being employed by the Universal Holdings and its subsidiaries, Mr. Skellern has been President and CEO of Pacific International, Inc., since 1977.  Mr. Skellern was also President, International, BigStore.com, Inc., from October 1999 to July 2000, and its Chief Executive Officer from July 2000 to December 2000.  Prior to that, Mr. Skellern was Chief Executive Officer of Sotheby’s Premier Canadian Properties, Ltd. from March 1998 through September 1999, and President and Chief Executive Officer of Pacific International Communications from 1992 to 1997.  Mr. Skellern has previously served on the board of directors for several private companies.  Mr. Skellern holds a Masters of Business Administration degree from Knightsbridge University.

Marian J. Barcikowski has served as Chief Financial Officer of Universal Holdings and each of its subsidiaries since August 2004, and Controller of Universal Holdings since June 2004.  Mr. Barcikowski’s employment agreement with the company expired on June 15, 2006, and he continues to provide services to the company on an interim consulting basis.  Prior to joining Universal Holdings, Mr. Barcikowski was President of his own consulting company, Statistical Dynamics, LLC, a finance and accounting solution provider, from February 2002 to June 2004; Financial Controller for Sun Microsystems Educational Services, a subsidiary of Sun Microsystems (Nadsaq:SUNW) from January 1998 to February 2002; Controller of DynCorp of Colorado, Inc. from October 1995 to January 1998; Manager of Cost Accounting and Pricing and Acting Controller for Applied Solar Energy Corporation from April 1991 to September 1995; and Estimating Supervisor/Senior Process Engineer for Farley Industries from November 1976 to September 1984.  Mr. Barcikowski received his bachelor or arts degree from the University of Illinois, and his Bachelors of Business Administration and Masters of Business Administration degrees in Finance from Almeda College & University.

Mark V. Asdourian has served as General Counsel and Corporate Secretary of Universal Holdings since September 8, 2004.  Mr. Asdourian has been in private practice since 1994 as principal of Mark V. Asdourian, P.C.  During the course of his career, Mr. Asdourian has also served as general counsel of Shopping.com from 1997 until March 1999 when it was sold to Compaq Computer Corp.  From 1996 through to December 2001, Mr. Asdourian was retained by Weyerhauser Mortgage Company to manage its litigation throughout the nation, including the defense of numerous putative class actions.  Mr. Asdourian has over fifteen years experience as a business trial lawyer and has obtained several multi-million dollar verdicts and settlements.  Mr. Asdourian has a bachelor of arts degree from the State University of New York, and a Juris Doctor degree from Southwestern University of Law.  Mr. Asdourian is admitted to practice law before the bars of the State of New York and California, numerous federal courts as well as the Supreme Court of the United States.

Keith Winsell has served as Vice President of Marketing of Universal Holdings since June 12, 2006.  For the ten years prior to that, Mr. Winsell worked for Nautilus, Inc. (NYSE:NLS), and its predecessors, including Nautilus Group, Inc., Direct Focus, Inc. and Bowflex USA.  Mr. Winsell served as Director of Marketing and Advertising for these companies over the past five years.  Prior to that, he held positions handling project management, production management, telemarketing and other marketing duties functions.

Bruce M. Braes has served as Managing Director, Strategic Security Solutions, of Secure Risks since July 2004, and Managing Director of SSSI since September 1998.  Prior positions include Intelligence Officer in Central Africa and South Africa for fifteen years with various governmental agencies.  Mr. Braes holds the ASIS International Certified Protection Professional Certification. He is a Member of the International Institute of Security as well as being a Fellow of the Security Institute.  He also possesses a Masters of Arts degree in Security Management from the University of Loughborough.

Kurt Schaerer has served as Managing Director of Shield Defense International Ltd since May 2004.  Since 1991, Mr. Schaerer has been a consultant for international product development, contract manufacturing, sourcing and international operations, including for Cosa Libermann.  From 1991 through December 2003, Mr. Schaerer was Chief Executive Officer and a Director of EuroGroup, a purchasing agent for a consortium of European companies.  Prior to that, he worked for 35 years until 1991, when he retired, for Cosa Libermann, first as Assistant to its Managing Director, then as Director of its Consumer Goods Export Division, General Manager, and finally Director of Worldwide Corporate Development.  Mr. Schaerer also has also served on the board of a number of companies in Asia, such as Sodechanges, a subsidiary of Renault Finance, Cerberus Group Greater China, Euro China Group, and PAT, a subsidiary of the German manufacturer Rheinmetall Electronics Group and Chinese partners.

Herbert P. Goertz has served as President of ISR Systems Corporation since October 7, 2005, and as Chief Executive Officer of MeiDa Information Technology, Ltd. since October 2001.  Prior to that, Mr. Goertz was Chief Executive Officer of Host Logic, an SAP managed application service provider, from January 1999 to September 2001; Executive Vice President from June 1997 to December 1998 of Florida Internet Corporation; President from January 1990 to May 1997 of SETAC, Inc.; Director from April 1987 to December 1989 of SAP International AG, and Director from January 1976 to March 1987 of Metro International AG.  Mr. Goertz holds a bachelors degree in business administration from the Graduate School of Business Administration (GSA), Zurich, Switzerland.

Dr. Mel R. Brashears has served as an outside director of Universal Holdings since July 30, 2003.  Mr. Brashears has also been Chairman of the Board of Irvine Sensors Corporation (Nasdaq: IRSN) since March 2001, and a director of that corporation since December 2000, and has also been the Chairman and Chief Executive Officer of iNetWorks Corporation, a subsidiary of Irvine Sensors Corporation.  Previously, Mr. Brashears was Sector President and Chief Operating Officer at Lockheed Martin Corporation. He is a past Chairman, co-Chairman or director of several companies and corporations. Additionally, he served on the boards of the American Electronics Association, the California State University Foundation, and the University of Southern California’s Center for Telecommunications Management.  Mr. Brashears is an invited member of the Telecommunications Academy of Russia.  Mr. Brashears is a graduate of the University of Missouri, where he earned his bachelor’s, master’s and Ph.D. degrees in engineering, and where he also taught.  He has also attended several executive institutes including the Management Institute from Penn State University, and the University of Michigan Executive Program.

Michael D. Bozarth has served as an outside director of Universal Holdings since September 1, 2005.  Mr. Bozarth has enjoyed a twenty-one year career at Accenture serving as a Managing Partner in the Financial Services Industry Practice. He has spent his career in strategy, planning and the implementation of large scale infrastructure programs and became a full equity partner in 1996.

From 1998 to 1999 Mr. Bozarth was responsible for the largest network infrastructure program ever completed by Accenture.  Mr. Bozarth also served as a Client Relationship Partner and Select Quality Review Partner at several key clients in North America and abroad.  His clients are both domestic and international including some of the largest retail banks, lenders, and credit card companies in the world. From 2000 to 2002, he was responsible for Accenture’s largest consulting services engagement in their Financial Services Practice.  In 2003, Mr. Bozarth was admitted to the Global Leadership Council and awarded “Diamond Client Partner” status at Accenture. The latter honor recognized his client relationships and business contributions to be among the top 15 partners out of 2,500 partners worldwide.  In 2003 to 2004, Mr. Bozarth was in charge of the Banking Industry Practice in North America.  In this role he was responsible for the strategy and go-to-market approach for this practice.  From 2004 to 2005, Mr. Bozarth continued his leadership role at Accenture by focusing exclusively on managing deal teams that shaped and negotiated Accenture’s largest business contracts and acquisitions.  Mr. Bozarth graduated from the University of Southern California in 1984 with a Bachelors of Science degree in Computer Science Engineering. Mr. Bozarth actively represented Accenture in the American Banker Association and the Mortgage Banker Association of America. He also serves on the Board of the University of Southern California Associates for the Marshall School of Business and MRE, Inc., a real estate development company.

Kenneth A. Merchant has served as an outside director of Universal Holdings since June 22, 2006.  Mr. Merchant holds the Deloitte & Touche LLP Chair of Accountancy at the University of Southern California and is currently teaching in USC's Executive MBA and Global Executive MBA programs and is the ethics coordinator for USC’s undergraduate accounting program. Previously Mr. Merchant served as Senior Associate Dean-Corporate Programs in USC’s Marshall School of Business (2003-04) and as Dean of USC’s Leventhal School of Accounting (1994-2001). Professor Merchant is also a research professor (part-time) at the University of Maastricht (the Netherlands). Before joining USC in 1990, Professor Merchant previously taught at Harvard University (1978-1990) and the University of California (Berkeley) (1976-77).  Earlier in his career, Professor Merchant was a department controller at Texas Instruments, Inc. and a senior consultant with Ernst & Ernst (now Ernst & Young). Professor Merchant has also worked as a freelance consultant/teacher for many organizations, including Amgen, Arco, AT&T, British Airways, Campbell Soup, Digital Equipment, IBM, McGraw-Hill, Novellus Systems, Philip Morris International, Tektronix, Toyota U.S.A., and World Bank.  Professor Merchant is currently serving as a director of Diagnostic Products Corporation (NYSE:DP) and WL Homes LLC. Professor Merchant’s current research projects are focused on various issues related to the design and effects of performance measurement/evaluation/incentive systems and corporate governance systems.  Professor Merchant has published eight books, including Accounting: Text and Cases (2004), Management Control Systems: Performance Measurement, Evaluation and Incentives (2003), Rewarding Results: Motivating Profit Center Managers (1989), and Fraudulent and Questionable Financial Reporting: A Corporate Perspective (1987), as well as numerous journal articles and teaching cases. Professor Merchant won the American Accounting Association's (AAA’s) awards for Notable Contributions to both the Behavioral Accounting (2004) and Management Accounting Literatures (1991-92), the AAA Outstanding Service Award (2003), and the Institute of Management Accountants’ Lybrand Gold Medal Award (best paper of the year published in Management Accounting) (1989-90).  Professor Merchant is currently a member of the editorial boards of eight academic journals and has served as president of three AAA sections: Accounting Program Leadership Group; Management Accounting; and Accounting, Behavior and Organizations. He is a current member of two committees of the American Institute of Certified Public Accountants (AICPA): the Business and Industry Executive Committee and the Private Company Enhanced Business Reporting Task Force.  Professor Merchant is a graduate of Union College (BA), Columbia University (MBA), and the University of California, Berkeley (PhD) and is a Certified Public Accountant (Texas)

Structure Of Board Of Directors

Our certificate of incorporation sets the authorized number of directors on our board of directors at not less than three nor more than nine, with the actual number fixed by a resolution of our board.  Our board presently stands at four directors, MR. Michael J. Skellern who serves as a Class III director, Mr. Mel R. Brashears who serves as a Class II director, Mr. Michael D. Bozarth who serves as a Class I director, and Mr. Kenneth A. Merchant who serves as a Class I director.

Pursuant to our certificate of incorporation, our board of directors is “classified”, meaning that our directors generally serve three-year terms on a “staggered” basis pursuant to which one-third of our directors are subject to election every year.  Specifically, our board of directors is divided into three classes, designated Class I with a current term which is subject to re-election at the annual meeting of shareholders to be held in 2008, Class II with a current term which is subject to re-election at the annual meeting of shareholders to be held in 2007, and Class III with a current term which is subject to re-election at the annual meeting of shareholders to be held in 2006.  Each director will serve until his or her successor is duly elected and qualified at an annual meeting of shareholders as provided above or until his or her earlier death, resignation or removal.  In the event of the replacement or appointment of a new director in the interim, the new director shall serve until at the first annual meeting of shareholders occurring after the scheduled expiration of the term of the class of directors to which he or she has been appointed.

Board Committees And Independence

Our board of directors has three active committees, an audit committee, a compensation committee and a corporate governance committee.  Mr. Merchant serves on the audit committee, while Mr. Skellern and Dr. Brashears each serve on the compensation and corporate governance committees.

Our board of directors has determined that Messrs. Brashears, Bozarth and Merchant are each “independent” as that term is defined by the American Stock Exchange (“AMEX”).  Under the AMEX definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; or (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years.

Our board of directors has determined that Mr. Merchant is an “audit committee financial expert” within the meaning of SEC rules.  An audit committee financial expert is a person who can demonstrate the following attributes:  (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonable be expected to be raised by the company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions.

Director Compensation

Our current compensation policy for our directors is to compensate them through the grant of options to purchase common shares as consideration for their joining our board of directors and/or providing continued services as a director.  Our current compensation practice is to grant to directors on an annual basis options to purchase 300,000 shares at current market prices for service on the board.  These options generally vest during the first year of the term of the option, and lapse in ten years.  We have also granted to Mr. Merchant, for chairing our audit committee, an additional grant of options entitling him to purchase 100,000 share.  Our directors receive a quarterly retainer of $2,500.00; a payment of $1,500.00 for attendance at each meeting of the Board; $500.00 per telephonic meeting where action is taken; and $500.00 per committee meeting.

The following table describes the common share purchase options granted to our current directors as director compensation.

Name	Grant Date	Common Shares Purchasable	Exercise Price	Vesting Date	Expiration Date
Michael J. Skellern (1)	7/1/2002(2)	150,000	$ 0.01	Vested	7/1/2012
Mel R. Brashears (3)	12/22/2003	500,000	$ 0.12	Vested	12/22/2008
	9/8/2004	500,000	$ 0.54	Vested	9/7/2009
	8/8/2005	300,000	$ 1.14	12/31/05	8/7/2015
	5/24/2006	300,000	$ 0.84	12/31/06	5/24/2016
Michael D. Bozarth	8/8/2005	300,000	$ 1.14	12/31/05	8/7/2015
	5/24/2006	300,000	$ 0.84	12/31/06	5/24/2016
Kenneth A. Merchant	6/22/2006	300,000	$ 0.90	12/31/06	6/22//2016
	6/22/2006	100,000	$ 0.90	6/22/2006	6/22//2016

(3)

Excludes 1,300,000 currently outstanding common share purchase options unrelated to the provision of services as a director that have been granted to Mr. Skellern in his capacity as President and Chief Executive Officer of Universal Holdings.  See “Employment And Consulting Agreements With Executive Management”.

(2)

Granted for service on our Universal Guardian Corporation subsidiary board of directors; conversion right later extended to service on Universal Holdings board of directors.

(3)

Excludes 300,000 common share purchase warrants unrelated to the provision of services as a director which were granted to Mr. Brashears for consulting services.  See “Employment And Consulting Agreements With Executive Management”.

Board of Advisors

Universal Holdings has composed a board of advisors consisting of the following members to assist us with counterterrorism, security and technical issues, and to assist us with business development with government, military and commercial markets.

Mr. Roger Cressey has served on our Board of Advisors since September 2003.  Mr. Cressey was chief of staff to the President’s Critical Infrastructure Protection Board from November 2001 to September 2002. Between November 1999 and November 2001, he served as director for transnational threats on the

National Security Council staff.  Prior to his White House service, Mr. Cressey served in the Department of Defense, including as Deputy Director for War Plans.  From 1991-1995, he served in the Department of State working on Middle East Security issues. He has also served overseas with the U.S. Embassy in Israel and with United Nations peacekeeping missions in Somalia and the former Yugoslavia.

Mr. Richard Clarke has served on our Board of Advisors since September 2003.  Mr. Clarke is an internationally recognized expert on security, including homeland security, national security, cyber security, and counterterrorism. He is currently an on-air consultant for ABC News. Mr. Clarke served the last three Presidents as a senior White House Advisor.  Over the course of eleven consecutive years of White House service, he held the titles of Special Assistant to the President for Global Affairs, National Coordinator for Security, and Counterterrorism Special Advisor to the President for Cyber Security.  Prior to his White House years, Mr. Clarke served for 19 years in the Pentagon, the Intelligence Community, and State Department.  During the Reagan Administration, he was Deputy Assistant Secretary of State for Intelligence. During the Bush-Quayle Administration, he was Assistant Secretary of State for Political-Military Affairs.

Major General John Admire, Ret., has served on our Board of Advisors since March 2003.  Major General Admire retired in 1998 as the Commanding General, 1st Marine Division, Camp Pendleton, California after 33 years of active duty.  General Admire served with the Military Advisory Group in Vietnam, the Combined Staff in Thailand, European Command in Germany; Joint Chiefs of Staff at the Pentagon, and Congress and White House staffs.  General Admire holds a Master of Arts degree in National Security and Strategic Studies from the Naval War College, a Masters of Arts degree in International Relations from Salve Regina University, a Masters or Arts degree in Military History from Old Dominion University, a Master of Arts degree in Journalism and a Bachelors of Arts degree in Public Relations & Advertising from the University of Oklahoma.

Mr. Clifford Roth has served on our Board of Advisors since May, 2006.  After graduating from law school, Mr. Roth was appointed as attorney to the law department of the US Army Material Command to review contractor claims and assist the Judge Advocate General’s Office.  Mr. Roth then served as counsel for the Maritime Administration being responsible for financing and overseeing subsidy to vessel operators.  During the next twenty years, Mr. Roth held executive positions in the maritime industry serving as General Counsel for Litton Industries Marine Group, Vice President, and Deputy Counsel for Sea Land Services, Vice President, and General Counsel for American shipbuilding and Vice President, General Counsel for Prudential Grace Lines.  Mr. Roth also spent ten years with the Navy Department assisting the government in defending claims by government contractors and serving as the director of the Small Business Office.  Additionally, he has assisted companies in providing security services to federal, state and corporate entities.  Mr. Roth is a principal of the Wells-Roth Group, Inc., which has represented divisions of ADT, Pitney Bowes, Northrop-Grumman, Object Video, Archaio, Robbins- Goioa, CSX World Terminals, SAS, , Wave-Wireless, Ciber , the New York Yankees , Tyco and the New York –New Jersey Port Authority.

Mr. Roth is acting as a security consultant to the ADT Federal Systems Division for Port and Maritime Services. In addition Mr. Roth also represents, Plant Equipment, Sony, Sentel, DTS and Contemporary Services.  In this capacity, Mr. Roth is assisting and advising the group in the implementation of services to the maritime federal agencies, chemical, oil, highways, bridges and tunnels security projects that relate to the current and emerging Federal and International regulations.  Mr. Roth has provided and advised a large number of ports on their security strategy and is representative and liaison to a number of vessel and terminal operators at ports as well as some of the oil, chemical companies and LNG facilities throughout the United States.

Rear Admiral Stephen Johnson, Ret., has served on our Board of Advisors since June, 2006.  Rear Admiral Johnson is a former nuclear submarine commander and director of major U.S. Navy acquisition and systems programs.  Since retiring from the Navy, Rear Admiral Johnson has served commercial industry, government program offices, and educational institutions as a senior management consultant. Rear Admiral Johnson is also a Technology and Business Advisor to the William J. von Liebig Center for Entrepreneurism and Technology Advancement at University of California San Diego's Jacobs School of Engineering, managing projects for the Center for the Commercialization of Advanced Technology (CCAT) Program, a Government, Industry, and Academia consortium developing commercial technologies for homeland defense and military applications.  Rear Admiral Johnson serves on the Board of Directors of two publicly and two privately held companies. Additionally he serves on the board of advisors for two other companies and as a Director of the Armed Forces Communications and Electronics Association (AFCEA International).

Prior to selection to Flag Rank in 1995, Rear Admiral Johnson served as Program Director, Information Support Systems (PD-15), Space and Naval Warfare Systems Command from 1996 to 1998, and as Major Program Manager for Submarine Electronic Systems (NAVSEA PMS-401) from 1994 to 1996.  Prior to becoming a U.S. Navy Acquisition professional in 1993, Rear Admiral Johnson was a career submarine officer, serving in 4 nuclear submarines including Command of USS City of Corpus Christi (SSN-705) from 1986-1988.  Rear Admiral Johnson holds a BS degree in Physics from Duke University.  Rear Admiral Johnson is also a graduate of the Defense Systems Management College, and is certified and served as a Department of Defense Major Program Manager (Level III).

Advisor Compensation

Our current compensation policy for the members of our advisory board is to principally compensate them through the grant of options to purchase 100,000 common shares, vesting over two years and lapsing in five years, as an inducement for them to join the advisory board.  The following table described the common share purchase options granted to the members of our advisory committee to date:

Name	Grant Date	Common Shares Purchasable	Exercise Price	Expiration Date
Richard Clarke	1/22/2004	100,000	$ 0.35	1/22/2009
Roger Cressey	1/22/2004	100,000	$ 0.35	1/22/2009
Major General John Admire, Ret.	1/22/2004	100,000	$ 0.35	1/22/2009
Clifford Roth (1)	5/12/2006	100,000	$ 0.95	5/11/2011
Rear Admiral Stephen Johnson, Ret. (2)	6/1/2006	100,000	$ 0.83	5/31/2011
(2) Granted to The Wells-Roth Group. (2) Granted to SBS Consulting, Inc.

Mr. Johnson receives a monthly retainer fee in the amount of $5,000.  We also provide each advisor with compensation for attending trade shows and conferences ($1,000 per day for the first three days, and $500 per day thereafter), as well as commissions for procuring government contracts or commercial sales (5%, 4%, 3%, and 2% of the first through fourth $1,000,000 in gross sales, respectively, and 1% thereafter).  We also reimburse the advisors for their expenses.

Employment And Consulting Agreements With Executive Management

Summarized below are executory employment or consulting agreements that we have entered into with our current executive management.

Michael J. Skellern

Mr. Skellern is currently employed as President and Chief Executive Officer of Universal Holdings pursuant to the terms of an executive employment agreement entered into effective October 1, 2004.  The essential terms of the employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either Mr. Skellern or Universal Holdings provides at least one months notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern’ compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.  As of December31, 2005, this amount has been increased to $341,055.

•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

Universal Holdings is required to pay the insurance premium for a $2,000,000 life insurance policy on Mr. Skellern for the benefit of his family.

On December 22, 2003, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.12 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on the first anniversary date of grant.  These options lapse to the extent unexercised on December 22, 2008.

On September 8, 2004, Universal Holdings granted Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $0.52 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of these options vested upon grant, with the balance vesting on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.

On August 8, 2005, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 500,000 Universal Holding common shares at the price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.

On May 24, 2006, Universal Holdings granted to Mr. Skellern, as additional compensation for the provision of his services as President and Chief Executive Officer, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $0.86 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2006, and lapse to the extent unexercised on May 24, 2016.

For information relating to compensation paid to Mr. Skellern with respect to acting as a director of Universal Holdings, see “Board Compensation”.

Marian J. Barcikowski

Mr. Marian J. Barcikowski is employed as Chief Financial Officer of Universal Holdings on an “at will” basis.  Previously, Mr. Barcikowski was employed under a two-year employment agreement dated June 15, 2004, which expired on June 15, 2006.  The essential terms of the employment agreement are as follows: (1) Mr. Barcikowski was entitled to annual compensation of $120,000 per year; (2) the company could at its discretion pay Mr. Barcikowski a bonus at the end of each year of employment; and (3) as an inducement for Mr. Barcikowski’s employment, he was granted a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.92 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of the options were to vest upon the first anniversary of Mr. Barcikowski’s employment, while the balance were to vest on the second anniversary.  Mr. Barcikowski’s employment agreement expired on June 15, 2006.  He continues to provide services to the company on an interim basis as a consultant.

On September 8, 2004 Universal Holdings granted Mr. Barcikowski, as additional compensation for the provision of his services as Chief Financial Officer, common share purchase option entitling him to purchase an addition 400,000 Universal Holding common shares at the price of $0.52 per share, reflecting the fair market value of the shares as of the date of grant.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings, which was has yet to be consummated.  In the event the company and Mr. Barcikowski reach an agreement, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.

Mark V. Asdourian

Mr. Mark V. Asdourian is employed as our General Counsel pursuant to the terms of a four-year employment agreement with an effective date of September 8, 2004.  Under the terms of this agreement, Mr. Asdourian devotes a substantial portion of his time to the company’s affairs.  Mr. Asdourian devotes the balance of his time to his private practice as principal of Mark V. Asdourian, A Professional Corporation.  With the consent of both parties, Mark V. Asdourian, A Professional Corporation acts as attorney of record with respect to certain litigation concerning the company.  The essential terms of the employment agreement are as follows.

•

Mr. Asdourian is currently entitled to compensation of $20,000 per month.

•

The company may in its discretion pay Mr. Asdourian a bonus at the end of each year of employment.

•

As an inducement for Mr. Asdourian’s employment, he was granted a common share purchase option entitling him to purchase over four years 500,000 Universal Holding common shares at the price of $0.52 per share, reflecting the fair market value of the shares as of the date of grant.  In recognition for the services rendered during 2005, and in lieu of a discretionary bonus to which Mr. Asdourian was entitled, on April 20, 2006, the Board approved the full vesting of this option grant.

•

In addition and subject to board approval, in the event of the grant by the company of common share purchase options to its directors after January 1, 2005, Mr. Asdourian will be entitled to receive an identical grant.

•

The agreement will automatically renew for successive two year periods unless either party provides notification of termination at least thirty days’ prior to the expiration of a pending term.

On August 8, 2005, Universal Holdings granted to Mr. Asdourian, as additional compensation for the provision of his services as General Counsel, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.

On May 24, 2006, Universal Holdings granted to Mr. Asdourian, as additional compensation for the provision of his services as General Counsel, common share purchase option entitling him to purchase 300,000 Universal Holding common shares at the price of $0.86 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest on September 8, 2006, and lapse to the extent unexercised on May 24, 2016.

Keith Winsell

Mr. Keith Winsell  is employed as our Vice President of Marketing pursuant to the terms of a three-year employment agreement with an effective date of June 12, 2006.  The essential terms of the employment agreement are as follows.

•

Mr. Winsell is currently entitled to compensation of $97,500 per year.

•

Mr. Winsell is entitled to receive a bonus from a bonus pool to be created based certain performance criteria.

•

As an inducement for Mr. Winsell’s employment, he was granted a common share purchase option entitling him to purchase over four years 100,000 Universal Holding common shares at the price of $0.90 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest in equal installments on the first through third anniversary dates of employment, and lapse to the extent unexercised five years from the date of grant.

•

In the event of termination without cause, the company will pay Mr. Winsell one’ months severance pay.

Bruce M. Braes

Mr. Braes was employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Braes (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA, not to exceed Mr. Braes’ base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20% in cash and 80% in a number of Universal Holdings five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

As additional compensation for Mr. Braes’ employment, Secure Risks also granted him a common share purchase option entitling him to purchase 50,000 Universal Holding common shares at the price of $0.79 per share, reflecting the fair market value of the shares as of the date of grant, vesting over three years.

On August 8, 2005, Universal Holdings granted to Mr. Braes, as additional compensation for the provision of his services as Managing Director of Secure Risks, common share purchase option entitling him to purchase 100,000 Universal Holding common shares at the price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The options vest in two equal trances on December 16, 2005 and June 16, 2006, and lapse to the extent unexercised on August 7, 2015.

Kurt Schaerer

Mr. Kurt Schaerer has been employed by Shield Defense International through Mr. Schaerer’s consulting company, Dipro Asia Pacific Ltd, on an “at will” basis since May 1, 2004.  As compensation for the provision of Mr. Schaerer’s services, we have agreed to compensate Dipro Asia Pacific the amount of $3,000 per month, and to pay a product sourcing fee based on a commission equal to 5% of the base manufactured cost of goods sourced FOB factory, to cover office rent and equipment.  We have also granted to Mr. Schaerer a common share purchase option entitling him to purchase over five years 150,000 Universal Holding common shares at the price of $1.04 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of the options vest upon the first anniversary of Mr. Schaerer’s employment, while the balance vest on the second anniversary.

Herbert P. Goertz

Mr. Goertz is employed as President of ISR System under an executive employment agreement with that company dated October 17, 2005.  The essential terms of the employment agreement are as follows:

•

Mr. Goertz is employed under the agreement for an initial 42 month initial term.  After the initial term, the agreement renews automatically for successive one-year terms, unless either Mr. Goertz or Universal Holdings provides at least one months’ notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Goertz’s compensation under the agreement consists of an initial base salary of $198,000 per year, subject to annual increases as determined by Universal Holdings.

•

Mr. Goertz is entitled to an automobile allowance of not less than $650 per month.

•

Mr. Goertz will also be entitled to share, with other employees of ISR Systems and its subsidiary, in a cash and option bonus plan to be established based upon gross margin and revenue targets.

Summary Compensation Table

The following table shows the compensation earned over each of the past three fiscal years by each person who was a “named executive officer” (as that term is defined by the SEC) of Universal Holdings during fiscal 2005.

Long Term Compensation
		Annual Compensation (1)			Awards		Payouts
Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Comp- ensation
Michael J. Skellern President and Chief Executive Officer	2005 2004 2003	$ 325,250 248,357 204,750	$ — — —	$ — — —	$ — — —	500,000 500,000 500,000	$ — — —	$ — — —
Marian J. Barcikowski Chief Financial Officers	2005 2004 2003	$ 125,000 64,615	$ — — —	$ — — —	$ — — —	— 500,000 —	$ — — —	$ — — —
Mark V. Asdourian General Counsel	2005 2004 2003	$ 210,000 61,000	$ — — —	$ — — —	$ — — —	300,000 500,000 —	$ — — —	$ — — —
Bruce M. Braes Managing Director of Secure Risks	2005 2004 2003	$ 182,069 92,152 —	$ 5,000 — —	$ — — —	$ — — —	100,000 66,667 —	$ — — —	$ — — —

(1)

Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.

Stock Options And Stock Appreciation Rights Grant Table

The following table provides certain information with respect to individual grants during the 2005 fiscal year to each of our named executive officers of common share purchase options or stock appreciation rights relating to our common shares:

Name	Common Shares Underlying Grant Of Options Or SARs	As Percentage Of Grants To All Employees(1)	Exercise Or Base Price	Expiration Date
Michael J. Skellern	500,000	34.5%	$1.14	August 7, 2015
Mark V. Asdourian	300,000	20.7%	$1.14	August 7, 2015
Bruce M. Braes	100,000	6.9%	$1.14	August 7, 2015

(1)

The numerator in calculating this percentage includes common share purchase options granted to each named executive officer in fiscal 2005 in his capacity as an officer (employee) and, if applicable, as a director.  The denominator in calculating this percentage is 1,450,000, which represents options granted to all company employees during fiscal 2005, including those to the named executive officers in their capacities as officers (employees) and, if applicable, directors.

Stock Options And Stock Appreciation Rights Exercise And Valuation Table

The following table provides certain information with respect to each of our named executive officers concerning any common share purchase options or stock appreciation rights they may have exercised in fiscal 2005, and the number and value of any unexercised common share purchase options or stock appreciation rights they may hold as of December 31, 2005:

Unexercised In-The-Money Options and SARs at December 31, 2005
Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)
Michael J. Skellern	500,000	$440,000	1,150,000 / 0	$667,000 / $0
Marian J. Barcikowski	—	—	125,000 / 375,000	$72,500 / $217,500
Mark V. Asdourian	—	—	425,000 / 375,000	$246,500 / $217,500
Bruce M. Braes	—	—	66,667 / 83,334	$38,667 / $48,334

(2)

The dollar amount shown represents the difference between the fair market value of our common shares underlying the options as of the date of exercise and the option exercise price.

(2)

The dollar value provided represents the cumulative difference in the fair market value of our common shares underlying all in-the-money options as of December 31, 2005 and the exercise prices for those options.  Options are considered “in-the-money” if the fair market value of the underlying common shares as of the last trading day in fiscal 2005 exceeds the exercise price of those options.  The fair market value of Universal Holdings common shares for purposes of this calculation is $0.59, based upon the closing price for our common shares as quoted on the OTCBB on December 30, 2005.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

The following discussion of our financial condition and results of operations should be read in conjunction with (1) our audited consolidated financial statements for the year ended December 31, 2005 and explanatory notes included as part of this prospectus; and (2) our unaudited consolidated financial statements for the three-month period ended March 31, 2006 and explanatory notes included as part of this prospectus.

Overview

Universal Guardian Holdings, Inc. is a holding company whose subsidiaries provide a comprehensive range of security products, systems, and services designed to mitigate terrorist and security threats worldwide.  Our subsidiaries provide a variety of security applications for transportation, global supply chain visibility and security, maritime security and critical infrastructure protection for government and multi-national businesses throughout the world.

Our service group, comprised of our Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. (“SSSI”), Secure Risks Pakistan, Ltd. and Secure Risks Asia Pacific, Ltd. subsidiaries, provide comprehensive risk mitigation solutions and strategic security services, to protect government and commercial assets worldwide.  Services proved by Secure Risks and its subsidiaries include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, insured services, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud as well as tactical security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services through regional branch offices located in London, Kabul, Jakarta, Pakistan, Hong Kong,

Singapore, Dubai and Los Angeles (Newport Beach).  A significant portion of our revenues from January 1, 2004 to date have been generated by SSSI from operations outside of the United States.

Our product group, which is comprised of our subsidiary Shield Defense International Ltd. (“SDI”); SDI’s subsidiary Shield Defense (Macao) Ltd.; our subsidiary Shield Defense Corporation (“SDC”); and SDI’s subsidiary Shield Defense Europe GmbH (“SDE”) subsidiary (collectively “Shield Defense”), focus on designing, producing and marketing non-lethal or less-lethal personal protection devices and projectiles for use by global military, law enforcement, private security and consumer personal protection markets.  Shield Defense has recently completed development of two products which we are currently introducing to the market.  The first of these products, the Cobra StunLight™, is a heavy-duty high-intensity LED flashlight designed to provide escalating use-of-force options to the user by illuminating its target and launching a laser-aimed, high-pressure stream OC (pepper spray) which causes temporarily blindness, respiratory breathing difficulty and a burning sensation of the skin to debilitate assailants from safe stand-off distances up to 20 feet.

The second product, the Riot Defender™, is for use by law enforcement and military as a non-lethal use-of-force compliance tool for suspects and to control civil disturbances. The Riot Defender™, is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally patented by the U.S. Navy, at an effective range of more than 50 feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender™ has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use four projectile variants, including OC powder, inert powder, glass-shattering and marking.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  We are currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.

We have recently shipped StunLight™ products to Mexico and law enforcement distributors in the United States including U.S. Cavalry, a leading law enforcement and military catalogue company.  We are currently conducting pilot programs for our Cobra StunLight™ product with the Los Angeles County and San Diego County Sheriff’s Departments which we hope will lead to orders from these agencies and/or their officers.  As between our various subsidiaries, SDI focuses on manufacturing the Shield Defense products; SDE focuses on sales and marketing activities in the European market; and SDC focuses on sales and marketing activities throughout the rest of the world.

Our systems group, comprised of our ISR Systems Corporation subsidiary (“ISR Systems”) and its MeiDa Information Technology, Ltd. subsidiary (“MeiDa”), includes proprietary integrated and interoperable asset tracking and monitoring systems for government and commercial global supply chain logistics, inter-modal transportation, maritime and seaport security.  Our T/3 Asset Tracking and Monitoring platform includes asset tracking hardware and fully localized software which provides real-time global asset tracking, visibility and data management from point of origin to final delivery. Our RFID Ready™ platform provides turn-key solutions to meet emerging RFID system mandates for international retailers to improve supply chain efficiencies, visibility and security throughout their global supply chain.  We are currently introducing RFID Ready™ to major retailers and their suppliers in the United States, Asia and Europe.  We are also marketing our Container Guardian™, SupplyChain™ and Explosive Guardian™ systems to the transportation and explosive industries.  As of the date of this prospectus, we have realized minimal revenue from this platform.

Our majority-owned Universal Guardian Corporation subsidiary (“Guardian Corporation”), and its wholly-owned The Harbour Group, Inc. (“Harbour Group”) subsidiary, have each been inactive since Harbour Group’s subcontract with Northern NEF to provide waterside security systems for U.S. naval port facilities was terminated by Northern NEF in September 2003 as a consequence of the U.S. Navy’s termination of its master contract with Northern NEF for the “Convenience of the Government”.  We have since allowed both companies to become dormant, other than the collection of amounts claimed from the U.S. Navy under applicable U.S. Government Federal Acquisition Regulations in connection with the termination of our subcontract with Northern NEF.

Universal Guardian Corporation; Discontinued Operations; Reverse Acquisition

On December 31, 2002, we consummated a share exchange pursuant to which we acquired Guardian Corporation as our wholly-owned subsidiary, and the shareholders of Guardian Corporation acquired approximately 70% of our outstanding common shares, and 69.1% of our total capital stock.  Since the shareholders of Guardian Corporation obtained control of our company, we treated the share exchange as a recapitalization for accounting purposes, pursuant to which Universal Holdings was required, in a manner similar to reverse acquisition accounting treatment, to adopt Guardian Corporation’s historical financial statements as those of our company, including with respect to periods pre-dating the acquisition.  Accordingly, in reading the following discussion of our consolidated financial condition and results of operations, please keep in mind that, to the extent that condition and those results pre-date our acquisition of Guardian Corporation, they reflect Guardian Corporation’s consolidated financial condition and results of operations.

The sole income producing asset of Guardian Corporation was its Harbour Group subsidiary which, in turn, had one income producing asset, a subcontract with Northern NEF, Inc, which provided waterside security systems for U.S. naval port facilities.  On September 23, 2003, Harbour Group was notified that Northern NEF’s contract with the U.S. Navy was terminated for the “Convenience of the Government”, thereby terminating its subcontract with Northern NEF.  Since the termination of the subcontract, we have undertaken the development of new businesses, intellectual property and products through our Secure Risks, Shield Defense and ISR Systems subsidiaries as described above, and have allowed both Harbour Group and Guardian Corporation to become dormant companies.  Harbour Group’s and Guardian Corporation’s only business activities at the time of this prospectus are the collection of final amounts due under Harbour Group’s subcontract with Northern NEF and settlement amounts being claimed by Guardian Corporation under applicable U.S. Government Federal Acquisition Regulations.  Since our financial statements are prepared on a consolidated basis, all of the revenues and a substantial portion of the costs reflected in our consolidated financial condition and results of operations consist of those of Harbour Group.  Since Harbour Group’s subcontract with Northern NEF has been terminated and we have allowed the company to become dormant, there will be no further revenues generated by that company other than the collection of amounts claimed from the U.S. Navy in connection with that termination.

Other Acquisitions

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI pursuant to a share exchange.  The vast majority of revenues recognized by the company since July 1, 2004, are those of Secure Risks arising from this acquisition.

Our ISR Systems subsidiary acquired all of the outstanding capital stock of MeiDa pursuant to a share exchange entered into on October 7, 2005 and consummated in January 2006.

Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical results as a result of these acquisitions.

Results of Operations

Almost all of our revenues and a substantial portion of our costs since July 1, 2004 relate to the operations of our SSSI subsidiary which our Secure Risks subsidiary acquired on that date.  Since the discontinuation of the operations of our subsidiary The Harbour Group, Inc., in late fiscal 2003, and until our acquisition of SSSI July 1, 2004, we had no revenues and our expenses principally related to the development of our Cobra StunLight™ and Projectile Launcher products.  Accordingly, in reading the discussion of our consolidated financial condition and results of operations provided below, please keep in mind that our actual future results will likely differ considerably from our historical selected statement of operations data discussed below as a result of this acquisition.

Selected Statement Of Operations Data

Summarized in the table below is statement of operations data comparing the year ended December 31, 2005 with the year ended December 31, 2004:

	Year Ended December 31,		Change ($)	Change (%)
	2005	2004
Net revenue	$ 14,173,833	$ 4,116,093	$ 10,057,740	244%
Cost of revenue	7,720,776	3,119,628	4,601,148	147%
Gross profit	6,453,057	996,465	5,456,592	548%
Selling, general and administrative expenses:	11,630,570	4,229,527	7,401,043	175%
Loss from operations	(5,177,513)	(3,233,062)	(1,944,451)	60%
Interest expense	(9,232)	(2,757)	(6,475)	(235%)
Financing costs	(1,124,973)	—	(1,124,973)	—
Interest income	18,850	1,979	16,871	853%
Gain on settlement with landlord	—	(742,456)	742,456	—
Equity loss in variable interest entity	(623)	—	(623)	—
Other	33,329	(99,224)	—	—
Total other income (expense)	(1,082,649)	642,454	—	—
Loss before provision for income taxes	(6,260,162)	(2,590,608)	(3,669,554)	(142%)
Provision for income taxes	202,604	5,666	(196,938)	(3,476%)
Net loss	$ (6,462,766)	$ (2,596,274)	$ (3,866,492)	(149%)

Summarized in the table below is statement of operations data comparing the three-month interim period ended March 31, 2006 with the three-month interim period ended March 31, 2005:

	Three Months Ended March 31,		Change ($)	Change (%)
	2006	2005
Net revenue	$ 5,393,071	$ 2,763,943	$ 2,629,128	95%
Cost of revenue	2,332,130	1,965,963	366,167	19%
Gross profit	3,060,941	797,980	2,262,961	284%

Selling, general and administrative expenses	3,484,343	2,056,400	1,427,943	69%
Loss from operations	(423,402)	(1,258,420)	(835,018)	(66%)
Interest expense	—	(9,232)	(9,232)	(100%)
Financing costs	(164,928)	(1,124,973)	(960,045)	(85%)
Interest income	224	8,634	(8,410)	(97%)
Other, net	—	28,036	(28,036)	(100%)
Total other income (expense)	(164,704)	(1,097,535)	932,831	85%
Loss before provision for income taxes	(588,106)	(2,355,955)	1,767,849	75%
Provision for income taxes	—	—	—	—
Net loss	$ (588,106)	$ (2,355,955)	$ 1,767,849	75%

Revenues And Gross Profits

Revenue for the year ended December 31, 2005 was $14,173,833, as compared to $4,116,093 for the year ended December 31, 2004, representing a $10,057,740 or 244% increase.  Cost of revenue, gross profit and gross margin for the year ended December 31, 2005 were $7,720,776, 6,453,057 and 46%, respectively, as compared to $3,119,628, $996,465 and 24%, for the year ended December 31, 2004.

Revenue for the three-month interim period ended March 31, 2006 was $5,393,071, as compared to $2,763,943 for the corresponding interim period in fiscal 2005.  Cost of revenue, gross profit and gross margin for the three-month interim ended March 31, 2006 were $2,332,130, $3,060,941 and 57%, respectively, as compared to $1,965,963, $797,980 and 29%, for the corresponding interim period in fiscal 2005.

Our revenues for the year ended December 31, 2005 and the three-month interim period ended March 31, 2006 was principally derived from contracts for security services rendered by our SSSI subsidiary.  For the ended December 31, 2005, approximately 85% of these revenues derived from contracts in Afghanistan.  For the three-month interim period ended March 31, 2006, approximately 75% of these revenues were derived from contracts in Afghanistan.  Included in these contracts are contracts with International Relief and Development, Inc. (IRD), the U.S. Army and CDM Constructors, each of which contract (or set of contracts) would constitute more than 10% of our revenues for that period.

As previously discussed, we had no revenues for the first six months of fiscal 2004 as a consequence of the termination of Harbour Group’s subcontract with Northern NEF in September 2003, and revenues did not recommence until the acquisition of SSSI by our Secure Risks subsidiary on July 1, 2004.  Accordingly, while our revenues for the year ended December 31, 2005 reflect a full twelve months of operations by our SSSI subsidiary, revenues for the year ended December 31, 2004 reflect only the trailing six months of operations by our SSSI subsidiary following its acquisition as of July 1, 2004, indicating a greater level of growth in sales than what would have been the case were the full twelve-months of operations by SSSI included in 2004 results.

The improvement in our gross margins for year ended December 31, 2005 over year ended December 31, 2004 and the three-month interim period ended March 31, 2006 over the corresponding interim period in fiscal 2005 was principally attributable to steps we have taken to reduce our SSSI operating costs.

Selling, General And Administrative Expenses And Loss From Operations

Summarized in the table below are selling, general and administrative expenses comparing the year ended December 31, 2005 with the year ended December 31, 2004:

	Year Ended December 31,		Change ($)	Change (%)
	2005	2004
Fees for outside consultants and professionals	$ 5,877,590	$ 2,122,464	$ 3,755,126	177%
Payroll and related benefits	2,505,242	1,201,774	1,303,468	108%
Rent	392,744	67,696	325,048	480%
Travel	717,913	180,406	537,507	298%
Insurance	543,642	105,576	438,066	415%
Utilities	145,840	17,054	128,786	755%
Writedown of asset	—	20,447	—	—
Depreciation	420,794	136,896	283,898	207%
Other	1,026,805	377,214	649,591	172%
	$ 11,630,570	$ 4,229,527	$ 7,401,043	175%

Summarized in the table below are selling, general and administrative expenses comparing the three-month interim period ended March 31, 2006 with the three-month interim period ended March 31, 2005:

	Three Months Ended March 31,		Change ($)	Change (%)
	2006	2005
Fees for outside consultants and professionals	$ 315,170	$ 748,969	$ (433,799)	(58%)
Payroll and related benefits	1,696,815	566,531	1,130,284	200%
Rent	192,765	43,670	149,095	341%
Travel	279,494	169,033	110,461	65%
Insurance	166,748	121,483	45,265	37%
Utilities	42,836	28,660	14,176	49%
Writedown of asset	33,840	—	33,840	—
Depreciation and amortization	240,382	105,293	135,089	128%
Other	516,293	272,761	243,532	89%
	$ 3,484,343	$ 2,056,400	$ 1,427,943	69%

Selling, general and administrative expenses for the year ended December 31, 2005 was $11,630,570, as compared to $4,229,527 for the year ended December 31, 2004, representing a $7,401,043 or 175% overall increase. The overall increase in selling, general and administrative expenses is principally attributable to two factors.  First, as discussed above in connection with sales, general and administrative expenses for year ended December 31, 2005 reflect a full twelve months of operations by our SSSI subsidiary, which is responsible for substantially all of our business operations, while general and administrative expenses for year ended December 31, 2004 reflect only the trailing six months of operations by our SSSI subsidiary following its acquisition as of July 1, 2004.  Second, the level of business activities by our SSSI subsidiary increased substantially during fiscal 2005 over fiscal 2004.

Fees for outside consultants and professionals for fiscal 2005 increased by $3,755,126 or 177% over fiscal 2004.  This increase was principally attributable to the hiring of the bulk SSSI’s personnel on a consulting basis for liability and tax purposes.  Payroll and related benefits for fiscal 2005 increased by $1,303,468 or 108% over fiscal 2004, representing additional employed staff.

Selling, general and administrative expenses for the three-month interim period ended March 31, 2006 was $3,484,343, as compared to $2,056,400 for the corresponding interim period in fiscal 2005, representing a $1,427,943 or 69% overall increase.  The overall increase was principally attributable to an increase in the level of business activities and staffing by our SSSI subsidiary.  Specifically, payroll and related benefits for the three-month interim period ended March 31, 2006 increased by $1,130,284 or 200% over the corresponding interim period in fiscal 2005, representing additional employed staff.  This increase was partially offset by a reduction in fees for outside consultants and professionals for the three-month interim period ended March 31, 2006 in the amount of $433,799 or 58% over the corresponding interim period in fiscal 2005, attributable to a shift by SSSI from consulting staff to employed staff.

Other Income And Expense And Net Loss

Interest expense for the year ended December 31, 2005 was $9,232, as compared to $2,757 for the year ended December 31, 2004, representing a $6,475 or 234% increase.  Interest expense relates to interest on notes payable, convertible debentures and capital leases.  The overall increase in interest expense for the year ended December 31, 2005 as compared to the year ended December 31, 2004 was attributable to the interest charged related to the issuance of a $500,000 convertible debentures in January 2005 which was subsequently repaid in February 2005.

Interest expense for the three-month interim period ended March 31, 2006 was $0, as compared to $9,232 for the corresponding interim period in fiscal 2005.  Interest expense relates to interest on notes payable, convertible debentures and capital leases.  The interest expense for the three-month interim period ended March 31, 2005 was principally attributable to the interest charged related to the issuance of a $500,000 convertible debentures in January 2005 which was subsequently repaid in February 2005.

Financing costs for the year ended December 31, 2005 was $1,124,973, as compared to $0 for the year ended December 31, 2004.  Financing costs in 2005 related to the non-registration penalty related to issuance of common stock in a private placement offering in May 2004, the amortization and write off of the beneficial conversion feature and fair value of warrants issued in connection with the $500,000 of convertible debentures in January 2005, and the value of 250,000 warrants issued to the placement agent and the commissions and fees paid in connection with the issuance of the convertible debentures.

Financing costs for the three-month interim period ended March 31, 2006 was $164,928, as compared to $1,124,973 for the corresponding interim period in fiscal 2005.  Financing costs for the three-month interim period ended March 31, 2006 reflected the value of warrants given in settlement of contractual rights.  Financing costs for the three-month interim period ended March 31, 2005 related to the non-registration penalty related to issuance of common stock in a private placement offering in May 2004, the amortization and write off of the beneficial conversion feature and fair value of warrants issued in connection with the $500,000 of convertible debentures in January 2005, and the value of 250,000 warrants issued to the placement agent and the commissions and fees paid in connection with the issuance of the convertible debentures.

Interest income for the year ended December 31, 2004 was $18,850, as compared to $1,979 for the year ended December 31, 2004, representing a $16,871 or 852% increase.  Interest income in 2005 principally relates to larger cash balances attributable to financings facilitated during 2005.

Interest income for the three-month interim period ended March 31, 2006 was $224, as compared to $8,634 for the same period in 2005.  The decrease in interest income for the three-month interim period ended March 31, 2006 principally relates to lower cash balances for that period as compared to the corresponding interim period in fiscal 2005.

The $623 equity loss in variable interest entity in fiscal 2005 relates to the acquisition of our MeiDa subsidiary and the accounting treatment as a variable interest entity.

The $742,456 gain on settlement with former landlord relates to the reduction in the liability for our abandoned lease in Carlsbad, California.  In 2003 we had accrued the value of the future payments remaining on the lease upon our abandonment of the office building in the amount of $942,456.  We settled this dispute with our former landlord and agreed to pay $200,000 by December 31, 2004, resulting in a gain in the noted amount.  This amount has not been paid insofar as it is a liability of our Universal Guardian subsidiary, which is insolvent.

We had net other income for the year ended December 31, 2005 of $33,329, as compared to net other expense of $99,224 for the year ended December 31, 2004.  The other net other income for the year ended December 31, 2005 principally related to the gain on disposal of fixed assets.  With respect to the year ended December 31, 2004, we settled a debt with a vendor in the amount of $87,500 for a cash payment of $43,750 which resulted in a gain on the forgiveness of debt of $43,750 recorded as other income.

We had net other income for the three-month interim period ended March 31, 2006 of $0, as compared to net other income of $28,036 for the corresponding interim period in fiscal 2005.  The other net other income for the three-month interim period ended March 31, 2005 principally related to the gain on disposal of fixed assets.

Net Loss

We recorded a net loss of $6,462,766 during the year ended December 31, 2005, as compared to a net loss of $2,596,274 during the fiscal year ended December 31, 2004, representing a $3,866,492 or 149% increase in our net loss.  Our net loss attributable to our common shareholders for the year ended December 31, 2005 is principally attributed to the $5,177,513 loss from operations as discussed above, financing costs of $1,124,973, and a provision for income taxes of $202,604.

We recorded a net loss of $588,106 during the three-month interim period ended March 31, 2006, as compared to a net loss of $2,355,955 during the corresponding interim period in fiscal 2005, representing a $1,767,849 or 75% decrease in our net loss.  Our net loss for the three-month interim period ended March 31, 2006 is principally attributed to the $423,402 loss from operations as discussed above and financing costs of $164,928 for the period.

Liquidity and Capital Resources

Historical Sources of Cash

As reported in our audited consolidated financial statements for the year ended December 31, 2005 and our unaudited consolidated financial statements for the three-month period ended March 31, 2006 included as part of this prospectus, for the period January 1, 2004 through March 31, 2006 we principally financed our operations and acquisitions through a combination of (1) the sale of common shares for cash ($7,382,537); (2) the issuance of our common shares and/or options or warrants to purchase our common shares to various consultants in payment for the provision of their services, or to other creditors in satisfaction of our indebtedness to them ($3,675,222); (3) short-term financings including the sale of debentures ($500,000); (5) proceeds from the exercise of common share purchase options or warrants ($1,169,638); (6) the sale of series ‘B’ preferred shares for cash ($513,000); (7) the acquisition of equity interests in subsidiaries in exchange for Universal Holdings common shares ($6,260,180); and(8) revenues received from our Secure Risks subsidiary.  Included in the above are the following significant transactions:

•

On February 6, 2004, we raised $1,000,000 through the private placement of 3,610,108 restricted common shares to Mr. Michael Appleby and Mrs. Dominique Appleby.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  These warrants have subsequently lapsed unexercised.

•

On May 25, 2004, we raised $1,500,000 pursuant to the private placement of 2,500,000 restricted common shares to Absolute Return Europe Fund.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc. (“Hunter”), as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.

•

On July 1, 2004, our Secure Risks subsidiary acquired all of the shares of SSSI in exchange for 4,101,494 unregistered Universal Holdings common shares.

•

On January 4, 2005, as part of a single transaction, we sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 2005, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.

•

On January 14, 2005, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

•

As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

•

The aforesaid private placement was effected through Hunter as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.

•

On February 7, 2005, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance is exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.  Notwithstanding the foregoing, the aggregate number of common shares into which Monarch and Mercator Fund can convert the aforesaid warrants, after taking into consideration all other shares held by Monarch, Mercator Fund or their affiliates, cannot exceed more than 9.99% of our outstanding common shares.

•

On August 31, 2005, we entered into a Share Exchange Agreement and Plan of Reorganization pursuant to which our ISR Systems subsidiary would acquire all of the outstanding capital stock of MeiDa from its shareholders for the payment of 2,272,727 Universal Holdings common shares. We valued the transaction at $3,000,000 based on the volume average weighted price (“VAWP”) of our common shares for the 15 days preceding the entering into of the Share Exchange Agreement and Plan of Reorganization

•

On August 17, 2005, we sold 4,250 series ‘B’ convertible preferred shares to Monarch, and 1,000 series ‘B’ convertible preferred shares to Mercator Momentum Fund III, LP (“Mercator Fund III”), for the aggregate sum of $525,000 as part of a single private placement.  The 4,250 series ‘B’ preferred shares issuable to Monarch are convertible into up to 432,174 unregistered common shares, while the 1,000 series ‘B’ preferred shares issuable to Mercator Fund III are convertible into up to 101,688 unregistered common shares.  Notwithstanding the foregoing, the aggregate number of common shares into which Monarch and Mercator Fund can convert the series ‘A’ preferred shares, after taking into consideration all other shares held by Monarch, Mercator Fund III or their affiliates, cannot exceed more than 9.99% of our outstanding common shares.  As part of the foregoing transaction, we paid to MAG, as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.  The series ‘B’ convertible preferred shares were converted into common shares in April 2006.

•

On December 14, 2005, we sold 1,420,000 restricted common shares to Paulson Investment Company, Inc. in a private placement for cash for total gross proceeds of $710,000.  As part of that transaction, we issued to Paulson Investment Company fully vested common share purchase warrants entitling it to purchase 1,420,000 common shares at $0.50 per share.  These warrants were exercised on February 27, 2006.

Subsequent to the aforesaid transactions, on June 20, 2006, we closed a private placement pursuant to which we sold (1) a total of 5,333,351 common shares, and (2) five-year stock purchase warrants entitling the holders to purchase a total of 2,666,681 common shares at $ 1.12½ per share, to forty accredited investors in consideration of gross cash proceeds of $4,000,000.  As part of that transaction, we paid the following compensation to Paulson Investment Company, Inc., as placement agent for the offering:  (1) cash compensation in the amount of $400,000, representing 10% of the gross proceeds of the offering; (2) a non-accountable expense allowance in the amount of $120,000, representing 3% of the gross proceeds of the offering; and (3) a five-year placement agent warrant entitling Paulson to purchase a total of 266,669 units at the price of $1.50 per unit, each unit comprised of two common shares and a five-year stock purchase warrant entitling Paulson to purchase one common share at $1.12½ per share.  We may accelerate the term of the aforesaid stock purchase warrants in the event that the fair market value of our common shares equals or exceeds $1.50 for five consecutive trading days.  In any such event, the holder of the warrant will have thirty days from notice to exercise the warrant.

Cash Position and Sources And Uses Of Cash

Our cash and cash equivalents position as of December 31, 2005 was $666,505, as compared to $330,862 as of December 31, 2004.  The increase in our cash and cash equivalents for the year ended December 31, 2005 was attributable to $5,891,005 in cash raised through financing activities, partially offset by $4,510,768 in cash used in operating activities and $1,054,625 in cash used in investing activities.

Our cash and cash equivalents position as of March 31, 2006 was $563,209, as compared to $666,505 as of December 31, 2005.  The decrease in our cash and cash equivalents for the three-month interim period ended March 31, 2006 was attributable to $719,960 in cash used in operating activities and $99,663 in cash used in investing activities, partially offset by $710,000 in cash raised through financing activities.

Our operating activities used cash in the amount of $4,510,768 for the year ended December 31, 2005, as compared to $1,474,368 for the year ended December 31, 2004.  The $4,510,768 in cash used in operating activities for 2005 reflected our net loss of $6,462,766 for that period, as decreased for non-cash deductions, such as depreciation, common stock issued for services and amortization of debt discount, and a net increase in non-cash working capital balances.  The $1,474,368 in cash used in operating activities for 2004 reflected our net loss of $2,596,274 for that period, as decreased for non-cash deductions and a net increase in non-cash working capital balances.

Our operating activities used cash in the amount of $719,960 for the three-month interim period ended March 31, 2006, as compared to $954,088 for the corresponding interim period in fiscal 2005.  The $719,960 in cash used in operating activities for the three-month interim period ended March 31, 2006 reflected our net loss of $588,106 for that period, as decreased for non-cash deductions, such as depreciation, common stock issued for services and the value of vesting options issued to employees, and a net increase in non-cash working capital balances.  The $954,088 in cash used in operating activities for the three-month interim period ended March 31, 2005 reflected our net loss of $2,355,955 for that period, as decreased for non-cash deductions, such as depreciation, common stock issued for services and amortization of debt discount, and a net increase in non-cash working capital balances.

Our investing activities used cash in the amount of $1,054,625 for the year ended December 31, 2005, as compared to $634,691 for the year ended December 31, 2004.  The increase in our investing activities loss for the year ended December 31, 2005 over 2004 was principally attributed to the purchase of property and equipment for our SSSI subsidiary.

Our investing activities used cash in the amount of $99,663 for the three-month interim period ended March 31, 2006, as compared to $570,176 for the corresponding interim period in fiscal 2005.  The decrease in our investing activities loss for the three-month interim period ended March 31, 2006 over the corresponding period in fiscal 2005 was principally attributed to decreased purchases of property and equipment by our SSSI subsidiary.

Our financing activities generated cash in the amount of $5,891,005for the year ended December 31, 2005, as compared to $2,403,220 for the year ended December 31, 2004.  The principal sources of cash for 2005was the issuance of common shares in the amount of $5,409,000, the issuance of series ‘B’ preferred stock in the amount of $525,000 and proceeds received from the exercise of common share purchase warrants in the amount of $284,638, partially offset by offering costs in the amount of $277,000.  The principal sources of cash for 2004 was the issuance of common shares ($2,500,000) and proceeds received from the exercise of common share purchase options or warrants ($175,000), partially offset by offering costs in the amount of $261,463.

Our financing activities generated cash in the amount of $710,000 for the three-month interim period ended March 31, 2006, as compared to $4,307,255 for the corresponding interim period in fiscal 2005.  The source of cash for the three-month interim period ended March 31, 2006 was attributable to the exercise of warrants by an investor.  The principal sources of cash for the three-month interim period ended March 31, 2005 was the issuance of common shares in the amount of $4,600,000 and proceeds received from the exercise of common share purchase warrants in the amount of $2,888, partially offset by offering costs in the amount of $265,000.

Capital Resources Going Forward

We have approximately $2,123,000 of cash on hand as of the date of this prospectus to fund our operations going forward.  Our plan of operation for the twelve month period following the date of this prospectus is for our Secured Risks subsidiary and its SSSI subsidiary to continue to increase sales activities; our ISR System, Shield Defense and MeiDa subsidiaries to commence the sale of their products and services.  We believe that cash generated by the operations of our Secure Risks subsidiary and its SSSI subsidiary in conjunction with increasing our available working capital will be sufficient to continue our business for the next twelve months.

Based upon projected sales estimates going forward after taking into consideration the aforesaid contemplated increased sales activities, we currently have budgeted approximately $32,028,044 in costs for the twelve month period following the date of this prospectus, including approximately $17,804,341 in costs of sales; $14,224,502 in sales, general and administrative expenses, and $475,000 for the purchase Of property and equipment.

Should our costs and expenses prove to be greater than we currently anticipate, or should we change our current business plan in a manner that will increase or accelerate our anticipated costs and expenses, such as through an acquisition of new products or businesses, the depletion of our working capital would be accelerated.  To the extent it become necessary to raise additional cash in the future as our current cash and working capital resources are depleted, we will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  We currently do not have any binding commitments for, or readily available sources of, additional financing.  We cannot give you any assurance that we will be able to secure the additional cash or working capital we may require to continue our operations.

Our anticipated costs are based upon our current business plan and estimates.  Our actual costs could vary materially from those estimated, particularly in the event that the projected sales revenues going forward upon which we have calculated those costs do not materialize.  Further, we could also change our current business plan resulting in a change in our anticipated costs.  See the discussion concerning forward-looking statements in that section of this prospectus captioned “Risk Factors”.

Off-Balance Sheet Arrangements

There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financials statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The only critical accounting policy in the judgment of our management relates to the recognition of set up fees from contracts we enter into with our customers to provide certain services.  When an initial set up fee is charged, we recognize this fee as revenue on a monthly basis over the terms of the contracts as services are performed.  Revenue, billed monthly, is only recognized if we deem that collection is probable and other criteria of SFAS No. 48, ETIF 00-21 and SAB No. 104 are met.  For a description of those and other generally accepted accounting policies that we follow, see note 1, Organization and Significant Accounting Policies, contained in the explanatory notes to our annual consolidated financials statements included with this prospectus.

The preparation of our consolidated financial statements also requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities, although we do not consider those estimates to represent critical accounting policies.  For a description of those estimates, see note 1, Organization and Significant Accounting Policies, contained in the explanatory notes to our annual consolidated financials statements included with this prospectus.  On an ongoing basis, we evaluate our estimates, including those related to reserves, impairment of long-lived assets, value of our stock issued to consultants for services and estimates of costs to complete contracts. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the company’s first fiscal year that begins after September 15, 2006.

Management believes that this statement will not have a significant impact on our consolidated financial statements.

In March 2006, the FASB issued SFAS 156 “Accounting for Servicing of Financial Assets”.  SFAS No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract, (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose the ‘amortization method’ or ‘fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.   SFAS 156 is effective as of the beginning of the company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on our consolidated financial statements.

LEGAL PROCEEDINGS

We have summarized below (1) any legal or governmental proceedings relating to our company or properties to which we are a party which we consider to be material and which are pending as of the date of this prospectus, and (2) any proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us which are pending as of the date of this prospectus.

•

On July 5, 2005, our subsidiary, Secure Risks, Ltd., received a demand from solicitors for Mr. John Chase, a former Secure Risks employee, claiming that the termination of Mr. Chase’s employment breached the terms of his written employment agreement.  By reason of this alleged breach, Mr. Chase claims he is entitled to statutory damages under English law as well as contract damages for the full term of the agreement.  It is our position the termination of Mr. Chase’s employment conformed with the terms and conditions of his employment agreement and did not constitute a breach.  Our subsidiary retained an UK solicitor who responded to Mr. Chase’s demand.  Mr. Chase then filed a claim with the Employment Tribunal, an administrative agency which hears labor disputes in England and Wales.  Our subsidiary filed a timely response to Mr. Chase’s claims.  On October 26, 2005, our subsidiary received notice from the Employment Tribunal that a pre-hearing review and case management conference will be set shortly.  Our subsidiary will continue to vigorously defend Mr. Chase’s claims.

•

On March 6, 2006, a complaint was filed in the Los Angeles County Superior Court against Universal Holdings and Michael J. Skellern entitled The Kaplan Group, Plaintiff v. Universal Guardian Holdings, Inc.; and Michael Skellern, Defendants.  In the complaint, the Kaplan Group alleges various causes of action including, without limitation, breach of contract, violation of California’s Corporations Code section 25017(a), common law fraud, conversion and breach of fiduciary duty arising out of the company’s failure to honor an alleged oral promise to pay a finder’s fee of 10% of the value of our SSSI subsidiary, which entity our Secure Risks subsidiary acquired pursuant to the terms and conditions of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004.  In the complaint, the Kaplan Group seeks general damages in the amount of $1,500,000.00 as well as punitive damages.  The company filed a motion to dismiss the California securities laws counts of the complaint as well as a motion to strike the punitive damage claims.  The motions to dismiss and strike were granted by the court.  The Kaplan Group has since filed an amended complaint and the company will renew the motion to dismiss and motion to strike.  The principal of the Kaplan Group, Mr. H. Seth Kaplan, has also separately made demand in his individual capacity for the conveyance of 250,000 common shares purportedly earned as a finder’s fee upon the appointment of Mr. Michael Stannard to our board of directors pursuant to an alleged independent promise made by the company.  The claim is based upon a written consulting agreement which contains an arbitration provision.  Mr. Kaplan has requested that this additional claim be joined with the superior court action.  We have rejected the proposal to consolidate the actions.  Mr. Kaplan has yet to initiate the arbitration.  We intend to vigorously defend both claims asserted by Mr. Kaplan.

•

On January 11, 2005, we received a cease and desist letter from Pepperball Technologies, Inc. claiming that our prospective manufacture of frangible projectiles for our Python (now named Riot Defender) Projectile Launcher infringes on Pepperball’s patents, and further claiming that the prior President of our Shield Defense Corporation subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing Universal Holdings with alleged trade secrets.  The frangible projectiles that will be manufactured by the company are protected by a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent pursuant to an agreement dated November 19, 2002.  In January, 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  We have received non-infringement opinions from patent counsel confirming that our manufacture and sale of our frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, we have yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005 we responded to Pepperball’s correspondence and we are prepared to vigorously defend its claims if necessary.  In reply, Pepperball has is demanding that we provide them with exemplars of our products so that they may make an independent determination as to whether our design infringes on their patents.  We are taking the matter under advisement.

•

On June 3, 2004, Guardian Corporation entered into a stipulated settlement with its former landlord, AC Pacific View, whereby Guardian Corporation agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of Guardian Corporation’s obligations arising under a terminated lease.  In the event payment was not made by that date, AC Pacific View would be entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amounts paid.   Guardian Corporation has not paid this amount to date, and is insolvent but for the potential recovery of damages in connection with the termination of Guardian Corporation’s subcontract with Northern NEF. AC Pacific View has noticed Guardian Corporation’s default under the stipulation but has yet to enter judgment, and Guardian Corporation is presently negotiating an extension of time in respect to the entry of judgment.  Management does not believe that the judgment, if filed by AC Pacific View, will be enforceable against Universal Holdings or any other subsidiary of Universal Holdings other than Guardian Corporation.

PRINCIPAL VOTING SHAREHOLDERS

The following table sets forth selected information, computed as of July 11, 2006, about the amount of shares with voting rights beneficially owned by each of our “executive officers” (defined as our President, Secretary, Chief Financial Officer or Treasurer, any vice-president in charge of a principal business function, such as sales, administration or finance, or any other person who performs similar policy making functions for our company, or those of any of our subsidiaries); each of our directors (or those of our subsidiaries); each person known to us to own beneficially more than 5% of any class of our voting securities; and the group comprised of our current directors and executive officers.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.  Unless otherwise stated, the address of each person is 4695 MacArthur Court, Suite 300, Newport Beach, California 92660.

	Common Stock(1)
Name	Amount	%
Michael J. Skellern (2)(3)(4)	9,504,167(8)	17.9%
Marian J. Barcikowski (2)	225,000(9)	0.4%
Mark V. Asdourian (2)	1,013,788(10)	1.9%
Keith Winsell (2)	—	—
Bruce M. Braes (2)(5)	1,363,781(11)	2.6%
Kurt Schaerer (2)(6)	125,000(12)	*
Herbert P. Goertz (2)	—(13)	—
Mel R. Brashears (3)	1,600,000(14)	3.0%
Michael D. Bozarth (3)	400,000(15)	0.7%
Kenneth A. Merchant (3)	100,000(16)	0.2%
Paulson Investment Company, Inc. (4)(7)	3,640,005	6.9%
Directors and executive officers, as a group	14,331,736(18)	25.5%

*

Less than one-tenth of one percent.

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or convertible preferred shares. The number of common shares outstanding as of the applicable date is 45,709,628 shares.

(2)

Executive officer.

(3)

Director.

(4)

5% shareholder.

(5)

The address for Mr. Braes is c/o Secure Risks Ltd., 36 Alie Street, London E1 8DA, United Kingdom.

(6)

The address for Mr. Schaerer is Royal Pacific Towers, 33 Canton Road, Tsimshatsui, Hong Kong, SAR, China.

(7)

The address of Paulson Investment Company is 811 S.W. Naito Parkway, Suite 200, Portland, Oregon 92704

(8)

Includes 1,054,167 common shares held by Pacific International, Inc., a corporation owned and controlled by Mr. Skellern; and 1,150,000 common shares issuable upon the exercise of fully vested common share purchase options.

(9)

Includes 125,000 common shares issuable upon the exercise of fully vested common share purchase options.

(10)

Includes 425,000 common shares issuable upon the exercise of fully vested common share purchase warrants.

(11)

Includes 16,667 common shares issuable upon the exercise of fully vested common share purchase warrants.

(12)

Includes 75,000 common shares issuable upon the exercise of fully vested common share purchase options.

(13)

Excludes 505,051 common shares held by Linkena Anstalt, an irrevocable family trust established by another member of the Goertz family.  Although Mr. Goertz is a beneficiary of the trust, any distributions he may receive will be made at the sole discretion of the trustee without any power of Mr. Goertz to direct such distributions to himself or to any other person.  Further, Mr. Goertz has no investment control over the assets of the trust.  Mr. Goertz therefore disclaims any beneficial ownership over the common shares held by the trust.

(14)

Includes 1,600,000 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

(15)

Includes 300,000 common shares issuable upon the exercise of fully vested common share purchase options.

(16)

Includes 100,000 common shares issuable upon the exercise of fully vested common share purchase options.

(17)

Includes 800,004 common shares issuable upon the exercise of fully vested common share purchase options.

(18)

Includes 4,283,333 common shares issuable upon the exercise of fully vested common share purchase options and warrants.

TRANSACTIONS AND BUSINESS RELATIONSHIPS WITH
MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Transactions With Executive Officers, Directors And Shareholders

Summarized below are certain transactions with Universal Holdings which were entered into on or after July 1, 2004, or were entered into prior to July 1, 2004 but remained executory on or after that date, or are proposed, in which any person who is currently an executive officer, director or holder of more than five percent of any class of our securities, or any of their immediate family members, had or will have a direct or indirect interest:

•

On October 1, 2004, we entered into a five-year employment agreement with Mr. Michael J. Skellern pursuant to which, among other things, we employed Mr. Skellern as our President and Chief Executive Officer.  On December 22, 2003, we granted Mr. Skellern common share purchase options entitling him to purchase 500,000 shares at $0.12 per share.  On September 8, 2004, we granted Mr. Skellern common share purchase options entitling him to purchase 500,000 shares at $0.54 per share.  For a description of the full terms of Mr. Skellern’s employment agreement and the terms of the option grants see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

On July 2, 2004, our Secure Risks subsidiary granted to Mr. Bruce Braes, in his capacity as an officer of Secure Risks, common share purchase options entitling him to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.

•

On September 8, 2004, we entered into a four-year employment agreement with Mr. Mark V. Asdourian pursuant to which he would act as our General Counsel.  On September 8, 2004, we granted Mr. Asdourian common share purchase options entitling him to purchase 500,000 shares at $0.54 per share.  For a description of the full terms of Mr. Asdourian’s employment agreement and the terms of the option grants see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

•

On September 8, 2004, we granted to Mr. Mel R. Brashears, in his capacity as a director of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.

•

On June 15, 2004, we entered into a two year employment agreement with Mr. Michael J. Barcikowski as Chief Financial Officer of Universal Holdings.  The essential terms of the employment agreement are as follows: (1) Mr. Barcikowski was entitled to annual compensation of $120,000 per year; (2) the company could at its discretion pay Mr. Barcikowski a bonus at the end of each year of employment; and (3) as an inducement for Mr. Barcikowski’s employment, he was granted a common share purchase option entitling him to purchase over five years 100,000 Universal Holding common shares at the price of $0.92 per share, reflecting the fair market value of the shares as of the date of grant.  One-half of the options were to vest upon the first anniversary of Mr. Barcikowski’s employment, while the balance were to vest on the second anniversary.

•

On August 8, 2005, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacities as a director or prospective director of Universal Holdings, respectively, and to Mr. Mark V. Asdourian, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  Concurrently on August 8, 2005, we also granted to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 500,000 restricted common shares at the exercise price of $1.14 per share, reflecting the fair market value of the shares as of the date of grant.  The foregoing options granted to Messrs. Brashears and Bozarth vest on December 31, 2005, while the options granted to Messrs. Skellern and Asdourian vest on September 8, 2005.  All of the aforesaid options lapse to the extent unexercised on September 7, 2009.

•

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

•

On May 24, 2006, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacities as a director Universal Holdings, respectively, and to Messrs.. Michael J. Skellern and Mark V. Asdourian, in their capacities as executive officers of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $0.84 per share, reflecting the fair market value of the shares as of the date of grant. The foregoing options granted to Messrs. Brashears and Bozarth vest on December 31, 2006, while the options granted to Messrs. Skellern and Asdourian vest on September 8, 2006.  All of the aforesaid options lapse to the extent unexercised on May 24, 2016.

•

On June 12, 2006, we granted to Mr. Kenneth A. Merchant, in his capacity as director and audit committee chairman, respectively, options to purchase 300,000 and 100,000 restricted common shares at the exercise price of $0.90 per share, respectively, reflecting the fair market value of the shares as of the date of grant. The former options vest on December 31, 2006, while the latter options were immediately vested upon grant.  All of the aforesaid options lapse to the extent unexercised on June 12, 2016.

•

On June 12, 2006 we entered into a three-year employment agreement with Mr. Keith Winsell as our Vice President of Marketing.  As part of that agreement, we granted to Mr. Winsell options to purchase 100,000 restricted common shares at the exercise price of $0.90 per share, reflecting the fair market value of the shares as of the date of grant. The former options vest in three equal tranches on the first through third anniversary dates of grant, and lapse to the extent unexercised on June 12, 2011.  For a description of the full terms of Mr. Winsell’s employment agreement and the terms of the option grants see that section of this prospectus captioned “Management—Employment And Consulting Agreements With Executive Management”.

DESCRIPTION OF EQUITY SECURITIES

General

Our authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share (these shares are referred to in this prospectus as “common shares”), and 5,000,000 shares of “blank check” preferred stock, par value $.001 per share (these shares are referred to in this prospectus as “preferred shares”), having such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board.  Our board of directors has since designated 600 of the preferred shares as series ‘A’ convertible preferred stock (these shares are referred to in this prospectus as “series ’A’ preferred shares”), with the rights, preferences, privileges and restrictions described below.  As of July 11, 2006, there were issued and outstanding 51,935,847 common shares and 600 series ‘A’ preferred shares.

Our board of directors also designed 5,250 of the preferred shares as series ‘B’ convertible preferred stock (these shares are referred to in this prospectus as “series ’B’ preferred shares”), however, these shares were fully converted into common shares and, accordingly to the certificate of designation, returned to treasury as ‘blank check’ preferred shares.

Universal Guardian Common Shares

Our common shareholders are entitled to one vote per share on all matters to be voted upon by those shareholders, and are also entitled to cumulative voting for the election of directors.  Subject to the rights of our preferred shares, our common shareholders are entitled to receive ratably dividends as they may be declared by our board of directors out of funds legally available for that purpose.  Subject to the rights of our preferred shares, upon the liquidation, dissolution, or winding up of our company, our common shareholders will be entitled to share ratably in all of the assets which are legally available for distribution, after payment of all debts and other liabilities.  Our common shareholders have no preemptive, subscription, redemption or conversion rights.  All of our currently outstanding common shares are, and all of our common shares offered for sale under this prospectus will be, validly issued, fully paid and non-assessable.

Universal Guardian Preferred Shares Available for Designation

We may issue our preferred shares from time to time in one or more series as determined by our board of directors.  The voting powers and preferences, the relative rights of each series, and the qualifications, limitations and restrictions thereof may be established by our board of directors without any further vote or action by our shareholders.

Universal Guardian Series ‘A’ Preferred Shares

The series ‘A’ preferred shares carry a 7% cumulative dividend, and are convertible into common shares at the company’s discretion if our common shares trading at $120 per share ($6 per share pre-split) for five consecutive days.  The series ‘A’ preferred shares are non-voting, carry no redemption rights, and carry a $300,000 liquidation preference, in additional to the payment of cumulative dividends.  As of March 31, 2006, there was $133,000 of dividends in arrears with respect to these shares.

These shares were issued in or about December 1999 to Triple Tree, an affiliate of Terra Listed, Ltd. In connection with that purchase, we purchased 4,100 shares of Triple Tree.  Based upon corporate minutes accompanying the transaction, we have the right to convert the 600 series ‘A’ preferred shares outstanding into eight common shares pursuant based an $80 per share conversion rate ($4 per share pre-1-for-20 reverse stock split effected December 3, 2002).  We also believe that Triple Tree may owe the company up to $200,000 in connection with a put right and guarantee provided by Triple Tree to the company in connection with Triple Tree shares purchased by the company, and are presently investigating the matter.  Should it be determined that the shares were so issued, we may consider canceling some or all of the series ‘A’ preferred shares and the dividends accrued to date on those shares in connection with that obligation.

UGC Series ‘A’ Preferred Shares

Guardian Corporation had outstanding 18,714 shares of series ‘A’ convertible preferred stock (these shares are referred to in this prospectus as the “UGC series ‘A’ preferred shares”) as of January 9, 2006.  All of these shares are held by shareholders other than Universal Holdings, while Universal Holdings holds all 11,300,000 UGC common shares outstanding.

Each UGC series ‘A’ preferred share has both a stated value and liquidation preference of $1.25, and carries a 6% cumulative cash dividend payable on the liquidation preference annually on September 30th of each year.  Guardian Corporation has the right in its sole discretion to pay the dividends in common shares in lieu of cash. Guardian Corporation is prohibited from paying any dividends on its common shares or other preferred shares so long as any accrued dividends on the UGC series ‘A’ preferred shares remain unpaid.

Beginning on the first anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, should the shares have a market price in excess of two times the liquidation preference of the shares, redeem the shares in the amount of their liquidation preference.  Beginning on the fifth anniversary of the issuance of any UGC series ‘A’ preferred shares, Guardian Corporation may in its sole discretion, redeem the shares for their liquidation preference, notwithstanding the market price.

Each UGC series ‘A’ preferred share is convertible into one UGC common share based upon the foregoing conversion rate, subject to adjustment for merger, combination or reclassification of UGC common shares.  Each UGC series ‘A’ preferred share is also convertible into one Universal Holdings common share based upon the foregoing conversion rate, subject to adjustment as if Universal Holdings was Guardian Corporation.

Options And Warrants Convertible into Common Shares

As of July 11, 2006, there were outstanding common share purchase options or warrants entitling the holders to purchase up to 19,423,810 Universal Holdings common shares at an average weighted exercise price of $1.08 per share, of which 16,648,011 of these options or warrants are vested and currently exercisable.  Certain of these options have lapsed by their terms, but are under consideration by the company for an extension in term in connection with the continuing provision of consulting services by the holder thereof.

EQUITY COMPENSATION PLANS

Summary Equity Compensation Plan Data

The following table sets forth information compiled on an aggregate basis as of December 31, 2005 with respect to the various equity compensation plans, including stand-alone compensation arrangements, under which we have granted or are authorized to issue equity securities to employees or non-employees in exchange for consideration in the form of goods or services.  Certain of these options have lapsed by their terms, but are under consideration by the company for an extension in term in connection with the continuing provision of consulting services by the holder thereof.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants Or Rights	Weighted- Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights)
Equity compensation plans approved by shareholders: Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan Universal Guardian Holdings, Inc. 2002 Stock Compensation Program	0 1,100,000	$ 0.00 $ 0.61	9,485,000 0
Equity compensation plans not approved by shareholders: Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan Stand-Alone Options and Warrants	1,300,000 7,697,500	$ 0.95 $ 0.83	0 0
Total	10,097,500	$ 0.82	9,485,000

Description of Equity Compensation Plans Approved By Shareholders

Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan

On September 1, 2005 our board of directors adopted, and on October 6, 2005 our shareholders ratified, the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  The purpose of the plan is to provide our company with a shareholder-approved vehicle to attract, retain and motivate employees, directors and non-employee consultants upon whose judgment, initiative and effort the successful conduct or our business will be largely dependent, and to align their interests with those our of shareholders by providing incentive compensation opportunities tied to the performance of our common shares and by promoting increased ownership in our common shares by such persons.  The 2005 Plan was adopted with the intent to replace the 2002 Plan and 2003 Plan described below.

Under the 2005 Plan, a total of 10,000,000 common shares will be available for issuance through the grant of a variety of common share-based awards under the plan.  Types of awards that may be granted under the 2005 Plan include stock awards, restricted stock awards and non-qualified and incentive stock options.  As of July 11, 2006, there were 1,145,000 common shares reserved for issuance under outstanding but unexercised common share purchase options under the 2005 Plan and 8,465,000 shares available for issuance.

Universal Guardian Holdings, Inc. 2002 Stock Compensation Program

On September 19, 2002, our board of directors and shareholders adopted the Universal Guardian Holdings, Inc. 2002 Stock Compensation Program, formerly known as the Hollywood Partners.com 2002 Stock Compensation Program (the “2002 Stock Program”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  Effective as of October 6, 2005, as a result of the adoption of the 2005 Plan by our shareholders, no further grants will be made under the 2002 Stock Program.  As of July 11, 2006, there were 1,100,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under 2002 Stock Program prior to October 6, 2005.

Description of Equity Compensation Plans Not Approved By Shareholders

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan

On May 12, 2003, our board of directors adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Stock Plan”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  As a result of the adoption of the 2005 Plan by our shareholders on October 6, 2005, no further grants will be made under the 2003 Stock Plan.  As of July 11, 2006, there remained 1,300,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under the 2003 Stock Plan prior to October 6, 2005.

Stand-Alone Compensatory Grants

From time to time our board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of our formal stock plans.  The terms of these grants are individually negotiated.  As of July 11, 2006, there were a total of 9,802,500 shares reserved for issuance under various outstanding but unexercised compensatory common share purchase options granted on a stand-alone basis.

MARKET FOR EQUITY SECURITIES

Description Of Market

Our common shares are currently quoted on the OTCBB under the symbol “UGHO.”  The following table sets forth the quarterly high and low bid prices for our common shares on the OTCBB for the periods indicated.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

		Bid Price
Period	Volume	High	Low
2006:
Second Quarter	15,578,796	$ 1.09	$ 0.76
First Quarter	17,050,370	1.24	0.58
2005:
Fourth Quarter	22,522,012	$ 1.37	$ 0.56
Third Quarter	17,802,888	1.48	1.03
Second Quarter	13,239,910	1.91	1.11
First Quarter	70,920,167	2.56	1.19
2004:
Fourth Quarter	153,620,595	$ 3.65	$ 0.52
Third Quarter	117,451,496	3.65	0.43
Second Quarter	34,815,480	2.27	0.72

The closing price for our common shares on July 11, 2006 as reported on the OTCBB was $0.75 per share. There were 93 registered holders or persons otherwise entitled to hold our common shares as of that date pursuant to a shareholders’ list provided by our transfer agent and our records relating to issuable shares. The number of registered shareholders excludes any estimate by us of the number of beneficial owners of common shares held in street name.  Based upon shareholder information procured in connection with last annual meeting of shareholders held in October 2005, there are approximately 5,434 beneficial holders of our common shares, including with respect to shares held in street name.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.  Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board may deem relevant at that time.

SELLING SHAREHOLDERS

The following table sets forth the total number of common shares beneficially owned or acquirable by each of the selling shareholders as of July 11, 2006, the total number of common shares they may sell under this prospectus, and the number of common shares they will own thereafter assuming the sale of all shares offered under this prospectus and further assuming no other acquisitions or dispositions of common shares.  The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.  See footnote (1) to this table.  We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The selling shareholders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus.  The shares offered by sale by Argyll Equities LLC have been pledged to that selling shareholder by Mr. Michael J. Skellern as collateral to secure a loan by Argyll Equities to Mr. Skellern, and may only be sold by Argyll Equities under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by Argyll Equities in foreclosure under its power of sale rights.  See that section of this prospectus captioned “Plan of Distribution”.

The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

Unless otherwise stated below, to our knowledge no selling shareholder nor any of affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus.  To our knowledge, the only selling shareholder who is a broker-dealer or an affiliate of a broker-dealer within the meaning of Rule 405 is Paulson Investment Company, Inc.

	Common Shares Owned or Acquirable Before Sales (1)(3)					Common Shares Held After Sales (2)(3)
	Held Outright	Underlying Common Share Purchase Warrants or Options	Total	%	Common Shares Offered	Number	%
Araguos, Carlos	—	1,666	1,666	*	1,666	—	0.0%
Argyll Equities, LLC	836,000	—	836,000	1.6%	836,000	—	0.0%
Bales, Nick	—	2,667	2,667	*	2,667	—	0.0%
Burdg, Harry L.	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Buring, Maurice	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Collingwood, James & Mary	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Davidson, Eric	—	5,167	5,167	*	5,167	—	0.0%
Davis, Trent	—	9,017	9,017	*	9,017	—	0.0%
DeConinck, Ronald and Joan	160,000	80,000	240,000	0.5%	240,000	—	0.0%
Deridder, Kevin	33,334	16,667	50,001	0.1%	50,001	—	0.0%

Donahue, John	—	6,667	6,667	*	6,667	—	0.0%
Easton, Robert	53,334	26,667	80,001	0.2%	80,001	—	0.0%
Egan, John W. and Mary Sue	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Few, Mark A.	133,334	66,667	200,001	0.4%	200,001	—	0.0%
FMT Co., Trustee PSRP PS Prince Seed, Inc., FBO Ronald DeConnick, P. Adm	160,000	80,000	240,000	0.5%	240,000	—	0.0%
Fralin, James D.	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Frankel, Robert & Marie	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Friedman, Theza and Robert	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Gian, Gregory J.	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Giordano, Frank and Christina	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Giorgetti, Guiseppe	10,000	12,500	22,500	*	22,500	—	0.0%
Glenbrook Capital, L.P. (4)	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Harris, Dave	—	6,225	6,225	*	6,225	—	0.0%
Hasinta Investments, Ltd. (5)	—	7,625	7,625	*	7,625	—	0.0%
High Capital Funding, LLC (6)	670,000	335,000	1,005,000	1.9%	1,005,000	—	0.0%
Hill, John Reginald	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Holland, Clint	—	8,000	8,000	*	8,000	—	0.0%
Homen, Rodney P.	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Hunter World Markets, Inc. (7)	—	875,000	875,000	1.7%	875,000	—	0.0%
IKZA Holding Corp. (8)	—	75,000	75,000	0.1%	75,000	—	0.0%
IL Brolo Ltd. (9)	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Iroquois Master Fund Ltd. (10)	333,334	166,667	500,001	1.0%	500,001	—	0.0%
James, Barbara	—	9,767	9,767	*	9,767	—	0.0%
Jubinski, Nicholas	26,666	13,334	40,000	0.1%	40,000	—	0.0%
J.W. Partners, Inc. (11)	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Kleeman Family Trust 2004 (12)	200,000	100,000	300,000	0.6%	300,000	—	0.0%
Kuekenhof Equity Fund, L.P. (13)	266,666	133,333	399,999	0.8%	399,999	—	0.0%
LaFace, Delbert	200,000	100,000	300,000	0.6%	300,000	—	0.0%
Linda Lee Reese Trust (14)	133,334	66,667	200,001	0.4%	200,001	—	0.0%
Loman International SA (8)	—	50,000	50,000	0.1%	50,000	—	0.0%
Maxfield, Lorraine	—	12,000	12,000	*	12,000	—	0.0%
Maxfield, Mike	—	5,333	5,333	*	5,333	—	0.0%

McDermott, Jon	—	7,226	7,226	*	7,226	—	0.0%
Meadowbrook Opportunity Fund LLC (15)	333,334	166,667	500,001	1.0%	500,001	—	0.0%
Melius, Gary	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Mercator Advisory Group LLC (16)	—	281,250	281,250	0.5%	281,250	—	0.0%
Mercator Momentum Fund, LP (16)	—	371,250	371,250	0.7%	371,250	—	0.0%
Mercator Momentum Fund III, LP (16)	33,392	—	33,392	0.1%	33,392	—	0.0%
Monarch Pointe Fund, Ltd. (16)	142,353	753,750	896,103	1.7%	896,103	—	0.0%
Moore, Richard	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Morgan, David R.	100,000	50,000	150,000	0.3%	150,000	—	0.0%
Paulson Investment Company, Inc. (17)	3,638,668	1,028,470	4,667,138	8.2%	4,667,138	—	0.0%
Paulson, Chester	—	15,600	15,600	*	15,600	—	0.0%
Paulson, Erick	—	6,000	6,000	*	6,000	—	0.0%
Paulson, Jackie	—	7,367	7,367	*	7,367	—	0.0%
Paulson, John	—	5,333	5,333	*	5,333	—	0.0%
Pelkey, Mike	—	1,667	1,667	*	1,667	—	0.0%
Pickard, Kevin	—	100,000	100,000	0.2%	200,001	—	0.0%
Pinnella, Mark	133,334	66,667	200,001	0.4%	200,001	—	0.0%
Pitoni, Lawrence	30,667	15,334	46,001	0.1%	46,001	—	0.0%
Rockmoor Investment Master Fund Ltd. (18)	133,334	66,667	200,001	0.4%	200,001	—	0.0%
Schlesser, Jerry	80,000	40,000	120,000	0.2%	120,000	—	0.0%
Schreiber, Chris	—	42,833	42,833	0.1%	42,833	—	0.0%
Seefried, Richard	—	3,333	3,333	*	3,333	—	0.0%
Sullivan, James C.	66,667	33,334	100,001	0.2%	100,001	—	0.0%
Swan, Jason	—	1,667	1,667	*	1,667	—	0.0%
The Hunter Fund Ltd. (7)	—	125,000	125,000	0.2%	125,000	—	0.0%
The Shimmel Family Limited Partnership (19)	333,334	166,667	500,001	1.0%	500,001	—	0.0%
Threlkeld, Harold P.	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Tudor Management, Ltd. (20)	—	4,600	4,600	*	4,600	—	0.0%
Ward, James P.	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Weber, Scott	—	12,500	12,500	*	12,500	—	0.0%

Weinberg, Dr. Gary Lee and Sarah Margaret	34,000	17,000	51,000	0.1%	51,000	—	0.0%
Weiss, Michael H.	100,000	50,000	150,000	0.3%	150,000	—	0.0%
Wiseman, Chris	—	833	833	*	833	—	0.0%
Wong, Curtis and Beatrice	86,667	43,334	130,001	0.2%	130,001	—	0.0%
Workman, Mark Allen	33,334	16,667	50,001	0.1%	50,001	—	0.0%
Zavos, Constantinos	—	3,650	3,650	*	3,650	—	0.00%
	9,295,096	6,176,310	15,471,406		15,471,406	—

*

Less than one percent

(1)

Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any common shares as to which a shareholder has sole or shared voting power or investment power, and also any common shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrant or the conversion of series ‘A’ preferred shares, series ‘B’ preferred shares, or UGC series ‘A’ preferred shares.  There were 51,935,847 common shares outstanding as of July 11, 2006.

(2)

Assumes the sale of all common shares offered under this prospectus.

(3)

Does not include other shares directly or indirectly held by controlling persons.

(4)

Glenbrook Capital Management, Inc., is the controlling person of Glenbrook Capital, L.P.  Mr. Robert Lishman is the controlling person of Glenbrook Capital Management, Inc.

(5)

Messrs. Nikolas Konstant and Efshanthios Basios are the controller persons of Hasinta Investment, Ltd.

(6)

Mr. David Rapapont is the controlling person of High Capital Funding, LLC

(7)

Mr. Todd Ficeto is the controlling person of Hunter World Markets, Inc. and The Hunter Fund Ltd.

(8)

Mr. Adam Kravitz is the controlling person of IKZA Holding Corp. and Loman International SA.

(9)

Mr. Clive Dakin is the controlling person of IL Brolo Ltd.

(10)

Mr. Joshua Silverman is the controlling person of Iroquois Master Fund Ltd.

(11)

Mr. Jason Wild is the controlling person of J.W. Partners, Inc.

(12)

Mr. Stephen Kleeman is the controlling person of the Kleeman Family Trust 2004.

(13)

Mr. Michael James is the controlling person of Kuekenhof Equity Fund, L.P.

(14)

Ms. Linda Reese is the controlling person of the Linda Lee Reese Trust.

(15)

Mr. Michael Ragins is the controlling person of Meadowbrook Opportunity Fund LLC.

(16)

Mr. David Firestone is the controlling person of Mercator Advisory Group LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd.

(17)

Mr. Chet Paulson is the controlling person of Paulson Investment Company.

(18)

Mr. Bruce Bernstein is the controlling person of Rockmoor Investment Master Fund Ltd.

(19)

Mr. Douglas Shimmel is the controlling person of The Shimmel Family Limited
Partnership

(20)

Mr. Peter G. Economides is the controlling person of Tudor Management, Ltd.

REGISTRATION RIGHTS

Newly Registered Securities

Included in this prospectus are a total of 8,000,031 common shares, including 5,333,351 currently outstanding common shares and an additional 2,666,681 common shares issuable upon exercise of warrants entitling the holders to purchase such shares.  These currently outstanding shares and warrants were originally sold to forty investors in a private placement that closed on June 20, 2006 effected through Paulson Investment Company, Inc., a registered broker-dealer, as placement agent, pursuant to which we raised $4,000,000 in gross proceeds.  Also included in this prospectus are an additional 800,004 common shares issuable upon exercise of warrants originally granted to Paulson Investment Company as compensation for acting as placement agent for the private placement.  Paulson Investment Company has since assigned all but 95,800 of these warrants to the following persons who are listed as selling shareholders under this prospectus: Carlos Araguas, Nick Bales, Eric Davidson, Trent Davis, John Donahue, Dave Harris, Clint Holland, Barbara James, Lorraine Maxfield, Mike Maxfield, Jon McDermott, Chester Paulson, Erick Paulson, Jackie Paulson, John Paulson, Mike Pelkey Chris Schreiber, Richard Seefried, Jason Swan, Scott Weber and Chris Wiseman.  For more complete information as to this transaction, see “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.  As part of the transaction, we agreed to use our best efforts to file a registration statement with the SEC on or before July 20, 2006 to register the common shares sold under the offering or issuable upon exercise of the warrants sold under the offering, and to have that registration statement declared effective on or before September 18, 2006, subject to extensions to address SEC comments.  In the event that the SEC fails to declare the registration statement effective by the required effective date as a result of our failure to timely respond to any SEC comments, then as a penalty we would, at our sole discretion, pay to each investor (1) a cash penalty equal to 1/4 of 1% of the purchase price paid by that investor for his or her securities purchased or, (2) a penalty payable in securities equal to 1/4 of 1% of the securities purchased by such investor, for each 30 days or portion thereof in which we fail to procure effectiveness.  Similarly, if the effective status of the registration statement is suspended at any time due to our failure to file our periodic reports with the SEC, then we would pay a similar penalty until effectiveness is reinstated.  The filing with the SEC of the registration statement containing this prospectus satisfies the aforesaid initial filing obligation.

The stock purchase agreement with the investors also generally provides for cross-indemnification of the company and the selling shareholders who are a party to such agreements or their respective successors-in-interest and each party’s respective directors, officers and controlling persons against liability in connection with the offer and sale of our common shares, including liabilities under the Securities Act, and to contribute to payments the parties may be required to make in respect thereof.  We have agreed to indemnify the selling shareholders who are a party to such agreements and their respective successors-in-interest to hold them harmless from certain liabilities under the Securities Act.

Included in this prospectus are 142,353 common shares held by Monarch Pointe Fund, Ltd., and 33,392 common shares held by Mercator Momentum Fund III, LP.  These shares were issued on March 31, 2006 in settlement of certain claims by Monarch Pointe Fund, Ltd. and Monarch Pointe Fund, Ltd. that we failed to give those parties a right of first refusal in connection with our December 2005, private placement with Paulson Investment Company, Inc.  As part of that settlement, we agreed to use our best efforts to register those shares on the next registration statement we may file, and to maintain the effectiveness of such registration statement until those securities may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The filing with the SEC of the registration statement containing this prospectus satisfies the aforesaid initial filing obligation.

Also included in this prospectus are 100,000 common shares issuable upon exercise of warrants entitling Mr. Kevin Pickard to purchase 100,000 common shares.  These warrants were granted to Mr. Pickard as compensation for the performance of accounting services, and are being voluntarily registered as an accommodation to Mr. Pickard.

Previously Registered Securities

Also included in this prospectus are 2,840,000 common shares held by Paulson Investment Company, Inc., including 1,420,000 common shares issued to Paulson Investment Company upon its exercise of common share purchase warrants originally granted on December 14, 2005.  These common shares and warrants were sold to Paulson Investment Company on December 14, 2005 in a private placement for cash for total gross proceeds of $710,000.  For more complete information as to this transaction, see “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-131265) filed with the SEC on January 25, 2006 and declared effective by the SEC on February 10, 2006.  Under our agreements with Paulson Investment Company, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

Also included in this prospectus are 836,000 common shares held by Michael J. Skellern that have been pledged as collateral to Argyll Equities LLC to secure a loan by Argyll Equities to that shareholder.  We have agreed to voluntarily register these shares as an accommodation for Mr. Skellern.  These shares were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-128785) filed with the SEC on December 14, 2005, and declared effective by the SEC on December 29, 2005.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement.

Also included in this prospectus are a total of 1,406,250 common shares issuable upon the exercise of warrants held by Monarch Pointe Fund LP, Mercator Momentum Fund LP, and Mercator Advisory Group LLC entitling such parties to purchase 753,750, 371,250 and 281,250 common shares, respectively.  These warrants were granted to these parties in connection with a private placement on February 7, 2005 pursuant to which the company raised $4,500,000.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.  These warrants contain provisions prohibiting any exercise of the warrants that would result in these entities or their affiliates beneficially owning more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Securities Exchange Act of 1934.  As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of our outstanding common shares.  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-125252) filed with the SEC on May 26, 2005 and declared effective by the SEC on July 11, 2005.  Under our agreements with these investors, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

Also included in this prospectus are a total of 500,000 common shares issuable upon the exercise of warrants held by The Hunter Fund Ltd., IKZA Holding Corp., Loman International SA and Hunter World Markets, Inc. entitling such parties to purchase 125,000, 75,000, 50,000 and 250,000 common shares, respectively.  These warrants were granted to these parties in connection with a private placement on January 14, 2005 pursuant to which the company raised $500,000 through the sale of a debenture.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.  These warrants contain provisions prohibiting any exercise of the warrants that would result in these entities or their affiliates beneficially owning more than 9.99% of our outstanding common shares as determined under Section 13(d) of the Securities Exchange Act of 1934.  As a result of these provisions, such entities disclaim beneficial ownership in excess of 9.99% of our outstanding common shares.  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 2 (333-122932) filed with the SEC on May 5, 2005 and declared effective by the SEC on May 13, 2005.  Under our agreements with these investors, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

Also included in this prospectus are 150,000 common shares, including 100,000 currently outstanding common shares and an additional 50,000 common shares issuable upon the exercise of warrants entitling the holder to purchase such shares.  These currently outstanding common shares and warrants were originally sold to Mr. Michael Weiss on January 4, 2005 in a private placement for cash for total gross proceeds of $100,000.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources”.  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-122932) filed with the SEC on May 5, 2005 and declared effective by the SEC on May 13, 2005.  Under our agreements with Mr. Weiss, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

Also included in this prospectus are 625,000 common shares issuable upon the exercise of warrants entitling the holder to purchase such shares.  These warrants were originally granted to Hunter World Markets, Inc. as compensation for acting as placement agent in a private placement which closed on May 25, 2004 pursuant to which the company raised $1,500,000 in gross proceeds.  For more complete information as to this transaction, see that section of this prospectus captioned “Management’s Discussion And Analysis Of Financial Condition And Results of Operations—Liquidity And Capital Resources” and “Registration Rights—Previously Registered Securities”  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-122932) filed with the SEC on May 5, 2005 and declared effective by the SEC on May 13, 2005.  Under our agreements with Hunter World Markets, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

Also included in this prospectus are a total of 28,375 common shares issuable upon the exercise of warrants held by Guiseppe Giorgetti, Hasinta investments, Ltd., Tudor Management, Ltd. and Constantinos Zavos entitling such parties to purchase 12,500, 7,625, 4,600 and 3,650 common shares, respectively.  The underlying warrants were originally issued as compensation for the extension of indebtedness, the conversion of indebtedness into equity, and the provision of services.  The aforesaid common shares included in this prospectus were previously registered with the SEC pursuant to a registration statement on form SB-2 (333-122932) filed with the SEC on May 5, 2005 and declared effective by the SEC on May 13, 2005.  Under our agreements with the investors, we have an obligation to maintain the effectiveness of the original registration of those securities until they may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations.  The registration containing this prospectus acts as a post-effective amendment with respect to that registration statement in order to attain that end.

PLAN OF DISTRIBUTION

Method of Sales Under This Prospectus

Each selling shareholder, and each of their respective donees, transferees, pledgees or other successor-in-interest (to the extent permitted under this plan of distribution as described below), may from time to time sell any or all of their common shares offered for sale under this prospectus for cash or such other consideration or value allowed under forms SB-2:  (1) on or through any public market or trading facility on which the shares are traded including on or through the OTCBB or, to the extent then applicable, on or through any other over-the-counter market or stock exchange market or the “pink sheets, or (2) in privately negotiated transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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one or more block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker or dealer as principal and resale by the broker or dealer for its account;

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in privately-negotiated transactions;

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an exchange distribution in accordance with the rules of an exchange;

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through the writing of options on the shares;

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through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

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through agents; or

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in any combination of these methods.

In addition to the foregoing methods, the selling shareholders may offer their share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods as described above or any other lawful methods.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  Each selling shareholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.  Each of the selling shareholders has represented to us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom these broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the selling shareholders will attempt to sell common shares in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common shares may be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with those sales.  In such an event, any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the securities will be paid by the selling shareholders and/or the purchasers. Each selling shareholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling shareholder’s business and, at the time of its purchase of such securities such selling shareholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities. We have advised each selling shareholder that it may not use shares registered under this registration statement to cover short sales of common shares made prior to the date on which this registration statement shall have been declared effective by the Commission.  Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale in accordance with the prospectus delivery requirements of that Act.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter.  Each selling shareholder has informed us that he or she does not have any current agreement or understanding, directly or indirectly, with any person to distribute the common shares offered by this prospectus.  If any selling shareholder were to enter into any such agreement, the company will if required under an agreement with the selling shareholder, or may in the company’s sole discretion absent such an agreement, allow such underwriter to sell those shares under this prospectus, in which event we would be required to set forth, in a post-effective amendment to this prospectus or supplement pursuant to Rule 424(b) of the Securities Act, the following information:  (1) the number of shares being offered; (2) the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent; (3) the purchase price paid by any underwriter; (4) any discount, commission and other underwriter compensation; (5) any discount, commission or concession allowed or reallowed or paid to any dealer; (6) the proposed selling price to the public; and (7) other facts material to the transaction.

Subject to any agreements with the company prohibiting any of the following actions and subject to restrictions on successors-in-interest described below, the selling shareholders may also (1) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume, (2) sell the shares short and deliver these securities to close out their short positions, (3) loan or pledge the shares to broker-dealers that in turn may sell these securities, or (4) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M of the Exchange Act.  Regulation M may limit the timing of purchases and sales of any of the common shares offered under this prospectus by the selling shareholders and any other person distributing our common shares.  Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of common shares to engage in market-making or market stabilization activities.  Specifically, Regulation M prohibits an issuer, its shareholders or an affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period.  The restrictive period for our common shares offered under this prospectus begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  The restrictive period will begin on the effective date of this offering.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.  All of the foregoing may affect the marketability of our common shares.  To the extent required by law, we may require the selling shareholders and their brokers, if applicable, to provide a letter that acknowledges compliance with Regulation M before authorizing the transfer of the shares under this prospectus.

No persons associated with us or the selling shareholders who is not a registered broker/dealer may participate in the distribution of the shares to be offered by the selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Exchange Act with respect to exemption from registration as a broker/dealer.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at any particular time.

We have further promised to certain of the selling shareholders that we would keep the registration statement of which this prospectus forms a part continuously effective until the earlier of the date that the shares covered by this prospectus may be sold pursuant to Rule 144(k) of the Securities Act without volume limitations and the date that all of the shares registered for sale under this prospectus have been sold.  See “Registration Rights” above.

Limitation On Sales By Argyll Equities

The shares offered by sale by Argyll Equities LLC have been pledged to that selling shareholder by Mr. Michael J. Skellern as collateral to secure a loan by Argyll Equities to Mr. Skellern, and may only be sold by Argyll Equities under this Prospectus in the event of default by Mr. Skellern under that loan and subsequent sale by Argyll Equities in foreclosure under its power of sale rights.  As such, Argyll Equities may cause the shares to be sold for cash in a public or private sale and account to the debtor for any surplus, or may cause the shares to be sold to itself in satisfaction of the indebtedness subject to rights retained by the debtor for any surplus in the value of the shares over their market price.

Sales Outside Of This Prospectus; Sales Under This Prospectus By Successors-In-Interest

The selling shareholders reserve the right, in lieu of selling their shares under this prospectus, to sell their common shares in a broker’s transaction on the public markets pursuant to Rule 144 under the Securities Act, or to otherwise sell or transfer their shares in any other manner permitted under the federal securities laws.  Rule 144 is a safe harbor which permits the limited resale on the public markets of shares originally acquired in a private placement so long as the transaction is facilitated through a broker and satisfies various other conditions, including the availability of certain current public information concerning the issuer, the resale occurring following the lapse of required holding periods under 144, and the number of shares be sold during any three-month period not exceeding certain limitations.

The following “non-sale” transactions or any combination thereof may not be facilitated under this prospectus (without otherwise limiting the ability of the selling shareholder to otherwise facilitate the transaction under the federal securities laws) unless we receive from the selling shareholder, at his or her expense, a legal opinion acceptable to the company or our legal counsel in our sole discretion or, in the alternative, a no-action letter from the SEC, to the effect that such transaction is allowable under this prospectus pursuant to the rules governing permitted transactions under registration statements on form SB-2:

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any transfer of the shares for consideration other than cash;

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any transfer for less than fair market value, including both complete and partial gifts and also including distributions or transfers from trusts, corporations, limited liability companies, partnerships or other entities or relationships;

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any transfer by a selling shareholder to any entity or pursuant to any arrangement in which the selling shareholder or any affiliate of the selling shareholder retains a beneficial interest; or

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any pledge of or grant of security interest in the shares by the selling shareholder as collateral for margin accounts or in loan transactions.

In the event of any of the foregoing “non-sale” transactions, the company will (if required under an agreement with the selling shareholder), or may in its sole discretion (absent such an agreement), add the donee, transferee, pledgee, secured party or other successor-in-interest as a selling shareholder under this prospectus through the filing under Rule 424(b)(3) or other applicable provision of the Securities Act of an amended prospectus or a prospectus supplement after our notification of such transaction, thereby allowing the aforesaid successor-in-interest to thereafter sell the shares under this prospectus, subject to the foregoing restrictions.  In such an event, the aforesaid successor-in-interest shall be deemed a “selling shareholder” for purposes of this prospectus.  With the exception of changing the names of the selling shareholders to reflect such change in ownership, this plan of distribution shall remain unchanged.  To the extent required, we may amend and/or supplement this prospectus from time to time to describe a specific plan of distribution.  Unless and until the aforesaid successor-in-interest is named as a selling shareholder through the filing of an amended prospectus or supplement as described above, he or she will not have the right to sell under this prospectus.

Compliance With State Securities Laws

In certain states the common shares offered by this prospectus may only be sold through registered or licensed brokers or dealers.  In addition, in certain states the common shares offered by this prospectus may not be sold unless they are first registered or qualified for sale in that state or an exemption from the registration or qualification requirement is available and is complied with by the selling shareholder.  We do not presently intend to obtain qualification of the sales in any state in reliance upon exemptions from state securities registrations requirements insofar as is practicable, and make no representations or undertakings to effect “blue sky” clearance for any particular state.  Selling shareholders must contact the company or their own counsel to determine if sales are permitted in any given jurisdiction.

Distribution Expenses And Proceeds of Sale

We have agreed to pay all costs and expenses incurred in connection with the registration of the shares offered by this  prospectus including, but not limited to, legal, accounting, printing and mailing fees.  The selling shareholders and/or the purchasers participating in any sale under this prospectus will be responsible for any applicable underwriting commissions and expenses, brokerage fees and stock transfer taxes, as well as the fees and disbursements of their legal counsel and experts.  We will receive no proceeds from any resales of the shares offered under this prospectus.

Indemnification

We have entered into registration rights agreements with certain of the selling shareholders providing for cross-indemnification in connection with sale of the shares offered by this prospectus.  See that section of this prospectus captioned “Registration Rights”.

Other Matters

In the event that a selling shareholder is subject to the provisions of Section 16 of the Exchange Act, he or she will remain subject to such provisions, including filing and short-swing profit disgorgement obligations, notwithstanding his or her ability to sell shares under this prospectus.  It shall be solely up to the selling shareholder to ascertain his or her obligations under Section 16, if any.

Any NASD member participating in the distribution of the shares offered under this prospectus will be subject to compliance with NASD rules and regulations, including rules governing the timely filing of documents and disclosures with the Corporate Finance Department of the NASD prior to any sales pursuant to NASD Rule 2710(b), limitations on the payment of underwriting compensation under NASD Rules 2710(c) and 2710(i), and restrictions on the sale, transfer, assignment or hypothecation of unregistered shares acquired by the member for a period of six months from the effective date of the registration statement of which this prospectus is a part pursuant to NASD Rule 2710(g).

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks.  These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell the common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Appointment Of New Auditors

On March 3, 2005, we formally appointed AJ. Robbins, P.C. (“A.J. Robbins”) as our new independent auditors.  The decision to engage AJ. Robbins was recommended by the audit committee of our board of directors and approved by our board of directors.  Prior to engaging AJ. Robbins, we did not consult with AJ. Robbins regarding the application of accounting principles to a specified completed or contemplated transaction, or the type of opinion that might be rendered regarding our financial statements, nor did we consult AJ. Robbins with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

Termination Of Prior Auditors

On March 8, 2005, we formally terminated the engagement of Stonefield Josephson, Inc. (“Stonefield Josephson”) as our independent auditors.  The decision to dismiss Stonefield Josephson was recommended by the audit committee of our board of directors and approved by our board of directors.

Stonefield Josephson audited our financial statements for our two fiscal years ended December 31, 2003. Stonefield Josephson’s reports on these financial statements were qualified as to uncertainty that the company would continue as a going concern.  Other than the foregoing, Stonefield Josephson’s reports on the financial statements for those fiscal years did not contain an adverse opinion or disclaimer of opinion and was not otherwise qualified or modified as to any other uncertainty, audit scope or accounting principles.  During those two fiscal years and also during the subsequent period through the date of Stonefield Josephson’s replacement as indicated above:  (1) there were no disagreements between Universal Holdings and Stonefield Josephson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) Stonefield Josephson provided no advice to Universal Holdings that (i) internal controls necessary to develop reliable financial statements did not exist, (ii) information had come to the attention of Stonefield Josephson which made it unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management, or (iii) the scope of the audit should be expanded significantly, or information had come to the attention of Stonefield Josephson that it concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements.

TRANSFER AGENT

The transfer agent for our common shares is Stalt, Inc., 671 Oak Grove Avenue, Suite C, Menlo Park, California 94025.  We act as our own transfer agent with regard to our series ‘A’ and series ‘B’ preferred shares and our outstanding common share purchase options and warrants, as well as the securities of our subsidiaries.

LEGAL MATTERS

The validity of the prospective issuance of the common shares to be sold by the selling shareholders under this prospectus, was passed upon for our company by John M. Woodbury, Jr.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2005 and 2004, in this prospectus have been audited by AJ. Robbins, P.C., independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We file annual and quarterly reports with the U.S. Securities and Exchange Commission (SEC). In addition, we file additional reports for matters such as material developments or changes.  Our executive officers, directors and beneficial owners of 10% or more of our common shares also file reports relative to the acquisition or disposition of our common shares or acquisition, disposition or exercise of our common shares purchase options or warrants.. These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. We are not required to deliver an annual report with this prospectus, nor will we do so. However, you may obtain a copy of our annual report, or any of our other public filings, by contacting the Company or from the SEC as mentioned above.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and must file reports, proxy statements and other information with the Securities and Exchange Commission. The reports, information statements and other information we file with the Commission can be inspected and copied at the Commission at the Public Reference Room, 450 Fifth Street, N.W. Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy, and information statements and other information regarding registrants, like us, which file electronically with the Commission.

This prospectus constitutes a part of a registration statement on Form SB-2 filed by us with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits certain information that is contained in the registration statement. We refer you to the registration statement and related exhibits for further information with respect to us and the securities offered. Statements contained in the prospectus concerning the content of any documents filed as an exhibit to the registration statement (or otherwise filed with the Commission) are not necessarily complete. In each instance you may refer to the copy of the filed document. Each statement is qualified in its entirety by such reference.

No person is authorized to give you any information or make any representation other than those contained or incorporated by reference in this prospectus. Any such information or representation must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of the prospectus.

UNIVERSAL GUARDIAN HOLDINGS, INC.

ANNUAL CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005
(AUDITED)

Contents

-

AJ. ROBBINS, P.C.

Certified Public Accountants

216 Sixteenth Street

Suite 600

Denver, Colorado 80202

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Universal Guardian Holdings, Inc.
Newport Beach, California

We have audited the accompanying consolidated balance sheet of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations and other comprehensive income (loss), stockholders’ equity (deficit) and cash flows for each of the years in the two year period then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Guardian Holdings, Inc. and Subsidiaries as of December 31, 2005, and the consolidated results of their operations and other comprehensive income (loss) and consolidated cash flows for each of the years in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ. Robbins PC.

AJ. Robbins PC

Certified Public Accountants

Denver, Colorado
March 10, 2006

1

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 666,505
Accounts receivable, net of allowance for doubtful accounts of $0	2,436,707
Inventory	227,604
Other current assets	63,116
TOTAL CURRENT ASSETS	3,393,932
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $562,864	1,438,950
GOODWILL	3,525,093
DEPOSITS AND OTHER ASSETS	22,103
ACQUIRED DEFICIT IN VARIABLE INTEREST ENTITY	318,528
TOTAL ASSETS	$ 8,698,606
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,660,787
Accrued expenses	1,006,144
Income taxes payable	118,909
Accrued expenses – related parties	186,493
Deferred revenue	1,109,461
Accrued obligation under abandoned lease	200,000
TOTAL CURRENT LIABILITIES	4,281,794
DEFERRED TAX LIABILITIES	98,398
TOTAL LIABILITIES	4,380,192
SERIES ‘A’ CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN CORPORATION	25,264
COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ EQUITY
Series ‘A’ convertible preferred stock, cumulative 7%; $0.001 par value, 5,000,000 shares authorized; 600 shares issued and outstanding ($127,750 of dividends in arrears)	1
Series ‘B’ convertible preferred stock, $0.001 par value, 5,250 shares authorized; 5,250 shares issued and outstanding	5
Common stock; $0.001 par value; 100,000,000 shares authorized; 42,152,457 shares issued and outstanding	42,152
Additional paid-in capital	20,377,548
Prepaid consulting fee	(54,036)
Accumulated other comprehensive (loss)	(6,430)
Accumulated deficit	(16,066,090)
TOTAL STOCKHOLDERS’ EQUITY	4,293,150
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 8,698,606

The accompanying notes are an integral part of these consolidated financial statements

2

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations And Other Comprehensive Income (Loss)

	December 31, 2005	December 31, 2004

NET REVENUE	$ 14,173,833	$ 4,116,093
COST OF REVENUE	7,720,776	3,119,628
GROSS PROFIT	6,453,057	996,465
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,630,570	4,229,527
LOSS FROM OPERATIONS	(5,177,513)	(3,233,062)
OTHER INCOME (EXPENSE)
Interest expense	(9,232)	(2,757)
Financing costs	(1,124,973)	—
Interest income	18,850	1,979
Gain on settlement with former landlord	—	742,456
Equity loss in variable interest entity	(623)	—
Other	33,329	(99,224)
TOTAL OTHER INCOME (EXPENSE)	(1,082,649)	642,454
LOSS BEFORE PROVISION FOR INCOME TAXES	(6,260,162)	(2,590,608)
PROVISION FOR INCOME TAXES	202,604	5,666
NET LOSS	$ (6,462,766)	$ (2,596,274)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ 55,487	$ (61,917)
COMPREHENSIVE (LOSS)	$ (6,407,279)	$ (2,658,191)
PREFERRED STOCK DIVIDENDS	$ (21,000)	$ (177,969)
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$ (6,483,766)	$ (2,774,243)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.17)	$ (0.09)
WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	39,219,247	31,413,261

The accompanying notes are an integral part of these consolidated financial statements

3

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2005 And 2004

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2003	600	$ 1	—	$ —	22,391,572	$ 22,392	$ 2,328,515	$ —	$ —	$ (6,750,424)	$ (4,399,516)

Common stock issued for services	—	—	—	—	2,259,413	2,259	1,292,716	(22,500)	—	—	1,272,475
Common stock issued for acquisitions	—	—	—	—	4,153,402	4,153	3,256,027	—	—	—	3,260,180
Common stock issued for cash, net of offering costs of $261,463	—	—	—	—	6,110,108	6,110	2,232,427	—	—	—	2,238,537
Conversion of series ‘A’ preferred stock of Universal Guardian Corporation to common stock	—	—	—	—	1,644,635	1,645	2,003,903	—	—	—	2,005,548
Cancellation of shares issued in connection with the acquisition of the Harbour Group, Inc.	—	—	—	—	(1,100,000)	(1,100)	(9,900)	—	—	—	(11,000)
Exercise of warrants for cash and services	—	—	—	—	419,268	419	174,581	—	—	—	175,000
Warrants issued to consultants, at fair value	—	—	—	—	—	—	159,716	—	—	—	159,716

The accompanying notes are an integral part of these consolidated financial statements

4

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2005 And 2004

(Continued)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Cancellation of put option on series ‘A’ preferred stock of Universal Guardian Corporation	—	$ —	—	$ —	—	$ —	$ 205,000	$ —	$ —	—	$ 205,000
Prepaid consulting fees associated with series ‘A’ preferred stock of Universal Guardian Corporation	—	—	—	—	—	—	—	(130,000)	—	—	(130,000)
Amortization of prepaid consulting fees	—	—	—	—	—	—	—	90,000	—	—	90,000
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(61,917)	—	(61,917)
Dividends on series ‘A’ preferred stock of Universal Guardian Corporation	—	—	—	—	—	—	—	—	—	(156,969)	(156,969)
Net loss	—	—	—	—	—	—	—	—	—	(2,596,274)	(2,596,274)
Balance, December 31, 2004	600	1	—	—	35,878,398	35,878	11,642,985	(62,500)	(61,917)	(9,503,667)	2,050,780

Common stock issued for services	—	—	—	—	199,926	200	251,656	—	—	—	251,856
Common stock issued for legal settlement	—	—	—	—	58,519	58	89,742	—	—	—	89,800

The accompanying notes are an integral part of these consolidated financial statements

5

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2005 And 2004

(Continued)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Common stock issued for cash, net of offering costs of $265,000	—	$ —	—	$ —	4,432,500	$ 4,433	$ 5,139,567	$ —	$ —	$ —	$ 5,144,000
Cancellation of unissued shares of common stock originally accrued for issuance in connection with acquisition of subsidiary	—	—	—	—	(51,908)	(52)	(19,948)	—	—	—	(20,000)
Conversion of Universal Guardian Corporation series A preferred stock into common stock	—	—	—	—	12,817	13	16,008	—	—	—	16,021
Exercise of warrants for cash, services and cashless exercises	—	—	—	—	1,622,205	1,622	345,516	—	—	—	347,138
Series ‘B’ convertible preferred stock issued for cash, net of offering costs of $12,000	—	—	5,250	5	—	—	512,995	—	—	—	513,000
Fair value of re-priced warrants	—	—	—	—	—	—	12,516	—	—	—	12,516
Fair value of warrants issued in connection with issuance of convertible debentures	—	—	—	—	—	—	254,887	—	—	—	254,887

The accompanying notes are an integral part of these consolidated financial statements

6

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Years Ended December 31, 2005 And 2004

(Continued)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Value of beneficial conversion feature associated with the issuance of convertible debentures	—	$ —	—	$ —	—	$ —	$ 245,113	$ —	$ —	$ —	$ 245,113
Value of beneficial conversion feature associated with the issuance of series ‘B’ convertible preferred stock	—	—	—	—	—	—	99,657	—	—	(99,657)	—
Fair value of warrants issued to placement agent in connection with issuance of convertible debentures	—	—	—	—	—	—	519,937	—	—	—	519,937
Fair value of warrants issued to consultants	—	—	—	—	—	—	1,266,917	(1,266,917)	—	—	—
Amortization of prepaid consulting fees	—	—	—	—	—	—	—	1,275,381	—	—	1,275,381
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	55,487	—	55,487
Net loss	—	—	—	—	—	—	—	—	—	(6,462,766)	(6,462,766)
Balance, December 31, 2005	600	$ 1	5,250	$ 5	42,152,457	$ 42,152	$ 20,377,548	$ (54,036)	$ (6,430)	$ (16,066,090)	$ 4,293,150

The accompanying notes are an integral part of these consolidated financial statements

7

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

	For The Years Ended
	December 31,	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (6,462,766)	$ (2,596,274)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	420,794	256,896
Amortization of prepaid consulting fee	1,275,381	—
Common stock issued for compensation and services	251,856	1,272,475
Common stock issued for legal settlement	89,800	—
Services rendered to pay for exercise price of options	62,500	—
Fair value of options and warrants issued to consultants/ placement agent	519,937	159,716
Value of re-priced warrants	12,516	—
Amortization of debt discounts	500,000	—
(Gain) on disposal of fixed assets	(31,175)	—
Equity loss in variable interest entity	623	—
Exchange gain	45,458	(72,970)
(Increase) decrease in:
Accounts receivable	(1,785,301)	(406,140)
Inventory	(227,604)	—
Deposits and other assets	(22,665)	(42,107)
Accounts payable	445,464	17,578
Accrued expenses	(314,166)	133,031
Income taxes payable	118,909	—
Accrued expenses—related parties	(81,797)	59,492
Accrued registration obligation	(30,000)	30,000
Accrued obligation under abandoned lease	—	(742,456)
Deferred taxes	98,398	—
Deferred revenues	603,070	456,391
Net cash provided by (used in) operating activities	(4,510,768)	(1,474,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,102,566)	(725,822)
Proceeds from sale of property and equipment	47,701	—
Cash acquired with acquisition of subsidiary/variable interest entity	240	91,131
Net cash provided by (used in) investing activities	(1,054,625)	(634,691)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	284,638	175,000
Proceeds from issuance of common stock	5,409,000	2,500,000

 (continued on next page)

The accompanying notes are an integral part of these consolidated financial statements

8

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

(continued)

	For The Years Ended
	December 31, 2005	December 31, 2004
Proceeds from sale of series ‘B’ preferred stock	$ 525,000	$ —
Payment of offering costs	(277,000)	(261,463)
Payment in exchange for cancellation of previously issued common stock	(20,000)	—
Proceeds from issuance of convertible debentures	500,000	—
Repayment of convertible debentures	(500,000)	—
Payment on capital lease obligation	—	(10,317)
Payment on notes payable—related party	(30,633)	—
Net cash provided by financing activities	5,891,005	2,403,220
EFFECT OF EXCHANGE RATE CHANGES ON CASH	10,031	11,053
NET INCREASE IN CASH AND CASH EQUIVALENTS	335,643	305,214
CASH AND CASH EQUIVALENTS, Beginning of period	330,862	25,648
CASH AND CASH EQUIVALENTS, End of period	$ 666,505	$ 330,862
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ 9,232	$ —
Income taxes paid	$ —	$ —

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2005 the company (1) issued 199,926 shares of common stock to consultants and professionals for services valued at $251,856; (2) issued 50,000 shares of common stock upon the exercise of warrants for which the exercise price was paid via services valued at $62,500; (3) issued 1,143,905 shares of common stock upon the cashless exercise of 1,385,000 options/warrants; (4) recognized an expense of $12,516 related to the re-pricing of 1,250,000 warrants; (5) recognized discounts on the issuance of convertible notes payable in the amount of $500,000; (6) issued 250,000 warrants to the placement agent in connection with the issuance of the convertible debentures that were valued at $519,937; (7) converted 12,817 shares of Universal Guardian Corporation series ‘A’ preferred stock valued at $16,021 into 12,817 shares of the company’s common stock; and (8) issued 1,000,000 warrants to consultants for services valued at $1,266,917.

During the year ended December 31, 2004 the Company (1) issued 2,259,413 common shares to consultants and professionals for services valued at $1,294,975 of which $22,500 is shown as prepaid consulting fees; (2) issued 400,000 common share purchase warrants to advisory board members for services valued at $123,500; (3) issued 50,000 common share purchase warrants to consultants for services valued at $36,216; (4) converted 1,644,635 UGC series ‘A’ preferred shares valued at $2,005,548 into 1,644,635 common shares; (5) issued 51,908 common shares valued at $20,000 for the acquisition of Emerging Concepts, Inc.; (6) issued 4,101,494 common shares valued at $3,240,180 for the acquisition of Strategic Security Solutions International Ltd.; (7) issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants; (8) cancelled 1,100,000 common shares as a result of the settlement of a legal matter; and (9) converted a $205,000 liability related to a put option into equity.

The accompanying notes are an integral part of these consolidated financial statements

9

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

References

The terms “common shares”, “preferred shares”, “series ‘A’ preferred shares” and “series ‘B’ preferred shares” used in these financial statement refer to the Company’s common stock, par value $0.001 per share, “blank check” preferred stock, par value $.001 per share, series ‘A’ convertible preferred stock, par value $0.001 per share; and series ’B’ convertible preferred stock, par value $0.001 per share, respectively.  The term “UGC series ‘A’ preferred shares” refers to series ’A’ convertible preferred stock, par value $0.001 per share, issued by the Company’s Universal Guardian Corporation subsidiary.

Line of Business

Universal Guardian Holdings, Inc. (the “Company” or “Universal Holdings”) is a holding company whose subsidiaries provide a comprehensive range of security products, systems, and services designed to mitigate terrorist and security threats worldwide.  The subsidiaries of the Company provide a variety of security applications for transportation, global supply chain visibility and security, maritime security and critical infrastructure protection for government and multi-national businesses throughout the world.

Unless the context requires otherwise, the Company and similar terms collectively refer to Universal Guardian Holdings, Inc. and our subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its individual corporate capacity.

Universal Holdings’ service group, comprised of the Company’s Secure Risks Ltd. subsidiary (“Secure Risks”), and its Strategic Security Solutions International Ltd. (“SSSI”), Secure Risk Pakistan, Ltd., Secure Risks Asia Pacific, Ltd. and Secure Risk Venezuela, Ltd. subsidiaries, provide comprehensive risk mitigation solutions and strategic security services, to protect government and commercial assets worldwide.  Secure Risks and SSSI services include threat assessment, risk analysis, country risk management, business intelligence, corporate investigations, information assurance, insured services, kidnap and ransom, intellectual property and brand protection, identification theft and investigations of fraud, money laundering, stock manipulation, as well as tactical security including executive and diplomatic protection and training.  Secure Risks and SSSI provide their services through regional branch offices located in London, Kabul, Jakarta, Pakistan, Hong Kong, Singapore, Dubai, Caracas and Los Angeles (Newport Beach). All of the Company’s revenues from January 1, 2004 to date have been generated by Secure Risks and SSSI from operations outside of the United States.

Universal Holdings’ product group, comprised of the Company’s Shield Defense Corporation (“SDC”) and Shield Defense International Ltd. (“SDI”) subsidiaries and SDI’s Shield Defense Europe GmbH (“SDE”) subsidiary (collectively with SDI, “Shield Defense”), focus on designing, producing and marketing non-lethal or less-lethal personal protection devices and projectiles for use by global military, law enforcement, private security and consumer personal protection markets.  Shield Defense has recently completed development of two products which the Company has recently introduced to the market.  The first of these products, the Cobra StunLight™, is a heavy-duty high-intensity LED flashlight designed to provide escalating use-of-force options to the user by illuminating its target and launching a laser-aimed, high-pressure stream OC (pepper spray) which causes temporarily blindness, respiratory breathing difficulty and a burning sensation of the skin to debilitate assailants from safe stand-off distances up to 20 feet.  The second product, the Riot Defender™, is for use by law enforcement and military as a non-lethal

10

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

use-of-force compliance tool for suspects and to control civil disturbances.  The Riot Defender™ is a semi-automatic projectile launcher which can debilitate an assailant using a proprietary frangible projectile, originally developed by the U.S. Navy, at an effective range of more than 50 feet.  A frangible projectile is one which breaks-up upon impact, thereby reducing the risk of injury to the suspect.  The Riot Defender™ Projectile Launcher has the capacity of ten projectiles in the pistol configuration, and 180 projectiles in the carbine configuration, and can be supplied with a laser-aiming device for better precision and accuracy.  The device can use four projectile variants, including OC powder, inert powder, glass-shattering and marking.  Each projectile has a specific use ranging from individual suspect temporary incapacitation to crowd control.  The Company is currently developing international manufacturing, sales and marketing channels to facilitate the introduction of these products to the targeted markets.  The Company has recently shipped in 2006 StunLight™ products to Mexico and law enforcement distributors in the United States.  As between the Company’s various subsidiaries, SDI focuses on manufacturing the Shield Defense products, while SDE focuses on sales and marketing activities in the European market, and SDC focuses on sales and marketing activities throughout the rest of the world.  The Company generated no revenue from sales of the Cobra StunLight during 2005.

Universal Holdings’ systems group, comprised of its ISR Systems Corporation subsidiary (“ISR Systems”) and its recently acquired  MeiDa Information Technology, Ltd. subsidiary (“MeiDa”), provide proprietary integrated and interoperable asset tracking and monitoring systems for government and commercial global supply chain applications, inter-modal transportation, maritime and seaport security.  The Company’s T/3 Asset Tracking and Monitoring platform includes asset tracking hardware and fully localized software which provides real-time global asset tracking, visibility and data management from point of origin to final delivery.  The Company’s RFID Ready™ platform provides turn-key solutions to meet emerging RFID system mandates for international retailers to improve supply chain efficiencies, visibility and security throughout their global supply chain.  The Company is currently introducing its RFID Ready™ to major retailers and their suppliers in the United States, Asia and Europe.  The Company is also marketing its Container Guardian™, SupplyChain™ and Explosive Guardian™ systems to the transportation and explosive industries.  The Company has not realized any revenue from this platform through December 31, 2005.

Organization

Universal Holdings was incorporated under the laws of Delaware during 1989 under the name Guideline Capital Corporation.  Effective September 13, 1999, pursuant to a Share Exchange and Reorganization Agreement, the Company acquired all of the issued and outstanding shares of Hollywood Partners, Inc., and changed its name to Hollywood Partners.com, Inc.

On December 6, 2002, the Company changed its name from Hollywood Partners.com to Universal Guardian Holdings, Inc.  Effective December 31, 2002, pursuant to a Share Exchange and Reorganization Agreement between the Company and Guardian Corporation, the former shareholders of Guardian Corporation acquired 11,300,000 newly issued common shares.  At the date of consummation of this transaction, these shareholders effectively controlled 70% of the Company’s outstanding common shares and 69.1% of the Company’s total capital stock after taking into consideration outstanding shares of series ‘A’ preferred stock.  Since the shareholders of Guardian Corporation obtained control of the Company, according to FASB Statement No. 141, “Business Combinations,” this acquisition was treated as a recapitalization for accounting purposes, in a manner similar to reverse acquisition accounting.  In accounting for this transaction:  (1) Guardian Corporation is deemed for accounting purposes to be the purchaser and surviving company.  Accordingly, Guardian Corporation’s net assets are included in the balance sheet at their historical book values and the results of operations of Guardian Corporation have been presented in these financial statements for the comparative prior period; and (2) control of the net assets and business of the Company was acquired by the shareholders of Guardian Corporation effective December 31, 2002.  This transaction has been treated for accounting purposes as a purchase of the assets

11

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

and liabilities of the Company by Guardian Corporation.  The historical cost of the Company’s net liabilities assumed by Guardian Corporation was $103,855.

Guardian Corporation was incorporated under the laws of the state of Nevada on March 28, 2001.  Guardian Corporation was in the business of protecting human life and military, government and commercial assets, by providing services, systems and technology to detect, assess and defend against security and terrorists threats worldwide.

Prior to the share exchange transaction, the Company had 4,848,014 and 600 common shares and series ‘A’ preferred shares outstanding, respectively, and 1,779,875 common share purchase options/warrants outstanding.  Guardian Corporation had 11,300,000 and 350,000 common shares and series ‘A’ preferred shares outstanding, respectively, and 2,175,000 common share purchase options/warrants outstanding.  Pursuant to the transaction, the 11,300,000 Guardian Corporation common shares were converted into 11,300,000 Universal Holdings common shares.  Additionally, the Company agreed that the 350,000 Guardian Corporation series ‘A’ preferred shares outstanding could be converted into common shares of the Company on a one for one basis, and that the 2,175,000 Guardian Corporation common share purchase options/warrants outstanding could be exercised for a like number of Universal Holdings common share purchase options/warrants on the same terms.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Shield Defense Technologies, Inc., Secure Risks (including its wholly-owned subsidiary, SSSI), Shield Defense International, Inc. (including its wholly-owned subsidiary Shield Defense Europe GmbH), Shield Defense Corporation and ISR Systems (including its recently acquired wholly-owed subsidiary MeiDa Information Technology, Ltd., which is being treated as a variable interest entity as of December 31, 2005).  The accompanying consolidated financial statements also include the accounts of the Company’s dormant 88.7%-owned subsidiary Guardian Corporation (including its dormant wholly-owned subsidiary, The Harbour Group, Inc.).  All material inter-company accounts and transactions have been eliminated.  Secure Risks has pledged to Universal Holdings the SSSI shares owned by Secure Risks as security for intercompany loans and advances made by Universal Holdings to both of those subsidiaries.

Stock Based Compensation

Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation.  The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation issued to employees.  For options granted to employees where the exercise price is less than the fair value of the stock at the date of grant, the Company recognizes an expense in accordance with APB 25.

For non-employee stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant or the value of services, whichever is more determinable.  For stock-based awards the value is based on the market value for the stock on the date of grant and if the stock has restrictions as to transferability a discount is provided for lack of tradability.  Stock option awards are valued using the Black-Scholes option-pricing model.

12

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’s net loss and loss per share would be increased to the pro forma amounts indicated below for the year ended December 31, 2005 and 2004:

	2005	2004
Net loss attributed to common stockholders:
As reported	$ (6,483,766)	$ (2,774,243)
Compensation recognized under APB 25	—	—
Compensation recognized under SFAS 123	(3,361,726)	(2,106,028)
Pro forma	$ (9,845,492)	$ (4,880,271)
Basic and diluted loss attributed to common stockholders per common share:
As reported	$ (0.17)	$ (0.09)
Pro forma	$ (0.25)	$ (0.16)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2005 and 2004:  risk-free interest rate of 4.5% and 3.5%; dividend yields of 0% and 0%; volatility factors of the expected market price of the Company’s common shares of 340% and 317%; and a weighted average expected life of the option of 10 and 5 years, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  As of December 31, 2005, the Company used estimates in determining the realization of its accounts receivable, fixed assets, intangible assets, accrued expenses, deferred revenue and the fair value of equity instruments issued for services.  Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, none of which are held for trading purposes, including cash, accounts receivable, notes payable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

The amounts shown for notes payable also approximate fair value because current interest rates and terms offered to the Company for similar debt are substantially the same.

Reclassification

Certain reclassifications have been made to the balances as of December 31, 2004 to conform to the December 31, 2005 presentation.

13

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Inventory

Inventories are stated at the lower of cost or market on a first-in, first-out basis.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and accounts receivables.  The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit.  Deposits in the United Kingdom are protected by the Financial Services Compensation Scheme up to approximately $58,000.  The Company places its cash with these United Kingdom institutions and at times may exceed this limit.  The Company has not experienced a loss in such accounts.  The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  For the year ended December 31, 2005, 95% of the Company’s revenue was generated from 17 customers.  For the year ended December 31, 2004, 90% of the Company’s revenue was generated from 10 customers.

The Company conducts substantial operations outside of the United States in the United Kingdom, Indonesia and Afghanistan.  The following table contains a summary of the respective operations in those locales:

	United States	Foreign	Total
Total Assets	$ 917,149	$ 7,781,457	$ 8,698,606
Revenues	$ —	$ 14,173,833	$ 14,173,833
Net Income/ (Loss)	$ (6,456,352)	$ (6,414)	$ (6,462,766)

Included in the Company’s contracts are contracts with International Relief and Development, Inc. (IRD), the U.S. Army and CDM Constructors, each of which contract (or set of contracts) would constitute more than 10% of our revenues.

Impairment of Long-Lived Assets

In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.  No impairment loss was recorded in 2005 or 2004.

14

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Property and Equipment

Property and equipment are stated at cost.  Depreciation is computed using the straight-line method based on estimated useful lives from 3 to 7 years.  Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.  Gains and losses on disposals are included in the results of operations.

Intangible Assets

Intangible assets consist of goodwill purchased in connection with the acquisition of SSSI.  In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles.  If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.  No impairment was recorded in 2005.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts resulting from the inability, failure or refusal of customers to make required payments.  The Company determines the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain accounts receivable categories based upon historical bad debt experience.  The Company generally writes-off accounts receivable balances deemed uncollectible.

Revenue Recognition

The Company generates revenue by providing business risk solutions and strategic and tactical security services to protect governmental and commercial assets worldwide.  Generally, the Company enters into contracts with its customers to provide certain services.  When an initial set up fee is charged, this fee is recognized as revenue over the terms of the contracts.  The Company recognizes revenue for the service fee on a monthly basis as services are performed.  Revenue, billed monthly, is only recognized if the Company deems that collection is probable and other criteria of SFAS No. 48, ETIF 00-21 and SAB No. 104 are met.

The Company generally recognizes product revenue upon delivery of product unless there are significant post-delivery obligations or collection is not considered probable at the time of sale.  When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled.  The Company has not recorded such revenue through December 31, 2005.

The Company recognizes revenue related to our software arrangements pursuant to the provisions of Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, and related interpretations, as well as the SEC Staff Accounting Bulletin No. 104 “Revenue Recognition.”.

Software Related Revenue Recognition:

The Company earns revenue from software licenses, post-contract customer support (“PCS” or “maintenance”), hardware, and software related services.  PCS includes telephone support, bug fixes, and rights to upgrades on a when-and-if available basis.  The Company provides services that range from

15

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

installation, training, and basic consulting to software modification and customization to meet specific customer needs.  In software arrangements that include rights to multiple software products, specified upgrades, PCS, and/or other services, we allocate the total arrangement fee among each deliverable based on the relative fair value of each.

The Company typically enters into multiple element arrangements, which include software licenses, software services, PCS and occasionally hardware.  The majority of the Company’s software arrangements are multiple element arrangements, but for those arrangements that include customization or significant modification of the software, or where software services are otherwise considered essential to the functionality of the software in the customer’s environment, the Company uses contract accounting and applies the provisions of SOP 81-1.  No such revenues have been recognized through December 31, 2005.

If the arrangement does not require significant modification or customization, revenue is recognized when all of the following conditions are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) our fee is fixed or determinable; and collectibility is probable.

For multiple element arrangements, each element of the arrangement is analyzed and the Company allocates a portion of the total arrangement fee to the elements based on the fair value of the element using vendor-specific evidence of fair value (“VSOE”), regardless of any separate prices stated within the contract for each element.  Fair value is considered the price a customer would be required to pay if the element was sold separately based on the Company’s historical experience of stand-alone sales of these elements to third parties.  For PCS, the Company uses renewal rates for continued support arrangements to determine fair value.  For software services, the Company uses the fair value charged to customers when those services are sold separately.  In software arrangements in which the Company has the fair value of all undelivered elements but not of a delivered element, the “residual method” is applied as allowed under SOP 98-9 in accounting for any element of a multiple-element arrangement involving software that remains undelivered such that any discount inherent in a contract is allocated to the delivered element.  Under the residual method, if the fair value of all undelivered elements is determinable, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered element(s) and is recognized as revenue assuming the other revenue recognition criteria are met.  In software arrangements in which the Company does not have VSOE for all undelivered elements, revenue is deferred until fair value is determined or all elements for which the Company does not have VSOE have been delivered.  Alternatively, if sufficient VSOE does not exist and the only undelivered element is services that do not involve significant modification or customization of the software, the entire fee is recognized over the period during which the services are expected to be performed.  No such revenues have been recognized through December 31, 2005.

Software Licenses

The Company recognizes the revenue allocable to software licenses and specified upgrades upon delivery of the software product or upgrade to the customer, unless the fee is not fixed or determinable or collectibility is not probable. If the fee is not fixed or determinable, including new customers whose payment terms are three months or more from shipment, revenue is generally recognized as payments become due from the customer.  If collectibility is not considered probable, revenue is recognized when the fee is collected.  Arrangements that include software services, such as training or installation, are evaluated to determine whether those services are essential to the product’s functionality.

A majority of the Company’s software arrangements will involve “off-the-shelf” software.  The Company considers software to be off-the-shelf software if it can be added to an arrangement with minor changes in the underlying code and it can be used by the customer for the customer’s purpose upon installation.  For off-the-shelf software arrangements, the Company recognizes the software license fee as revenue after delivery has occurred, customer acceptance is reasonably assured, that portion of the fee represents a non-

16

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

refundable enforceable claim and is probable of collection, and the remaining services such as training are not considered essential to the product’s functionality.

For arrangements that include customization or modification of the software, or where software services are otherwise considered essential, the Company recognizes revenue using contract accounting.  The Company generally uses the percentage-of-completion method to recognize revenue from these arrangements.  The Company measures progress-to-completion primarily using labor hours incurred, or value added.  The percentage-of-completion methodology generally results in the recognition of reasonably consistent profit margins over the life of a contract since we have the ability to produce reasonably dependable estimates of contract billings and contract costs.  The Company uses the level of profit margin that is most likely to occur on a contract.  If the most likely profit margin cannot be precisely determined, the lowest probable level of profit in the range of estimates is used until the results can be estimated more precisely.  These arrangements are often implemented over an extended time period and occasionally require us to revise total cost estimates.  Amounts recognized in revenue are calculated using the progress-to-completion measurement after giving effect to any changes in our cost estimates.  Changes to total estimated contract costs, if any, are recorded in the period they are determined.  Estimated losses on uncompleted contracts are recorded in the period in which we first determine that a loss is apparent.  No such revenues have been recognized through December 31, 2005.

Software Services

Some of the Company’s software arrangements will include services considered essential for the customer to use the software for the customer’s purposes.  For these software arrangements, both the software license revenue and the services revenue are recognized as the services are performed using the percentage-of-completion contract accounting method.  When software services are not considered essential, the fee allocable to the service element is recognized as revenue as we perform the services.  No such revenues have been recognized  through December 31, 2005.

Deferred Revenue

Certain contracts include need assessment analysis fees which are charged to the customer.  For revenue recognition purposes, the Company defers these fees and amortizes these fees into income on a straight-line basis over the life of the contract in accordance with EITF 00-21.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the years ended December 31, 2005 and 2004 were $141,907 and $37,554, respectively.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.”  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.

Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

17

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Earnings Per Share

In accordance with SFAS No. 128, ”Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2005 and 2004, the Company’s potential dilutive securities included 7,760,000 and 8,900,000 compensatory common share purchase options granted to directors, officers and employees, and 7,015,812 and 3,187,862 common share purchase warrants/options granted to consultants or in connection with investments, respectively.  The Company’s potential dilutive securities also included 8 shares of common stock that are issuable upon the conversion of the Company’s series ‘A’ convertible preferred stock, and a maximum of 533,862 common shares issuable upon the conversion of the Company’s series ‘B’ convertible preferred stock.  In addition at December 31, 2005 and 2004, the Company’s Guardian Corporation subsidiary had outstanding 18,714 and 31,531 UGC series ‘A’ preferred shares that could be converted into18,174 and 31,531 Universal Holdings common shares, respectively.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” requires the reporting of comprehensive income (loss) in addition to net income (loss) from operations. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

The following table presents the components of other comprehensive income (loss):

Years ended December 31, (net of tax)	2005	2004
Foreign Currency Translation Gain (Loss)	$ 55,487	$ (61,917)

Recently Issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised), “Share-Based Payment”.  This revised statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123 as originally issued.  Under Opinion 25, issuing stock options to employees generally resulted in recognition of no compensation cost.  This statement requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards.  For public companies that file as a small business issuer, this statement is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.  The adoption of SFAS 123 (Revised) will have an impact the consolidated financial statements.  If the statement had been in effect for the years ended December 31, 2005 and 2004, the company would have recognized an additional expense of $3,361,726 and $2,106,028, respectively.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

18

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

SFAS No. 154 is not expected to have a material effect on the consolidated financial position or results of operations of the Company.

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 is not expected to have a material effect on the consolidated financial position or results of operations of the Company.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements (“EITF 05-6.”) EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005.  EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

NOTE 2 – ACQUISITIONS

Emerging Concepts, Inc.

On February 13, 2004, the Company acquired all the issued and outstanding common stock of Emerging Concepts, Inc. (subsequently renamed ISR Systems Corporation) in exchange for 51,908 shares of common stock.  The fair market value of the common shares issued in this transaction was $0.385 per share, or $20,000, as determined by the market value of the common shares traded on the OTCBB.  This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition.

The fair value of the assets acquired and liabilities assumed is summarized as follows:

Cash	$ 1,597
Intangible assets	20,447
Current liabilities	(2,044)
Purchase price	$ 20,000

Pro forma financial information is not presented since the amounts are immaterial.

During the year ended December 31, 2004, the Company recognized an impairment of $20,447 related to the intangible assets that was acquired in this acquisition.

19

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Strategic Security Solutions International Ltd.

On July 1, 2004, the Company, through its Secure Risks Ltd. subsidiary, acquired all the issued and outstanding common stock of SSSI in exchange for 4,101,494 common shares.  The fair market value of the common shares issued in this transaction was $0.79 per share, or $3,240,180, as determined by the market value of the common shares traded on the OTCBB.  The company also paid $37,500 in legal fees associated with this transaction that has been included as part of the purchase price.  This transaction was accounted for by the purchase method of accounting, as required by SFAS No. 141, “Business Combinations,” and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the estimated fair values at the date of acquisition.

The fair value of the assets acquired and liabilities assumed and allocation of the purchase price is summarized as follows:

Cash	$ 127,034
Accounts receivable	220,767
Other current assets	24,497
Property and equipment	177,847
Goodwill	3,525,093
Accounts payable	(361,140)
Deferred revenue	(50,000)
Other current liabilities	(386,418)
Purchase price	$ 3,277,680

The Company purchased SSSI because of its ability to provide comprehensive business risk solutions and strategic and tactical security services to protect government and commercial assets worldwide.  The Company also believes that it can offer other products and services to SSSI’s customer base.  The purchase price in excess of the net tangible assets has been allocated to SSSI’s goodwill.

The operating results of SSSI are included in the Company’s consolidated results of operations from July 1, 2004. The following unaudited proforma summary presents the consolidated results of operations as if the acquisition of SSSI had occurred on January 1, 2004.  These proforma results have been presented for comparative purposes only and are not indicative of what would have occurred had the acquisition been made as of January 1, 2004, appropriately, or of any potential results which may occur in the future.

Year Ended December 31, 2005
Net revenue	$ 6,117,682
Gross profit	1,734,975
Operating expenses	4,898,167
Net loss attributable to common stockholders	(2,660,625)
Loss per share	$ (0.07)

20

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

MeiDa Information Technology, Ltd.

On October 7, 2005 the Company’s ISR Systems Corporation subsidiary acquired all the issued and outstanding common stock of MeiDa Information Technology, Ltd. from its stockholders pursuant to a Share Exchange Agreement and Plan of Reorganization entered into on August 31, 2005.  Pursuant to the terms of that agreement, the Company paid MeiDa’s shareholders a total of 2,272,727 Universal Holdings common shares, payable in two tranches, 1,000,000 shares delivered at the closing on October 7, 2005, and the balance delivered on January 30, 2006.  The fair market value of the common shares issued in this transaction was  $3,000,000 in the aggregate, or $1.32 per share, based on the volume average weighted price (“VAWP”) of the Company’s common shares on the OTCBB for the 15 days preceding the entering into of the agreement.  For the transaction to be legally binding in Hong Kong, the Company was required to file and pay a stamp duty tax for the transfer of MeiDa shares to the Company.  As a result the Company did not issue the initial 1,000,000 shares that were to be issued on October 7, 2005.  The stamp duty tax was filed and paid in January 2006 at which time the transaction closed, the MeiDa shares were transferred to the Company and the 2,272,727 shares of the Company were issued to the former MeiDa stockholders.  This transaction will be accounted for by the purchase method of accounting; accordingly, the purchase price will been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition.  The Company had not completed this transaction until 2006, but has effectively controlled MeiDa since October 7, 2005.  Therefore, from the period from October 7, 2005 to January 30, 2006, the Company has accounted for MeiDa as a variable interest entity.

NOTE 3 – PROPERTY AND EQUIPMENT

The cost of property and equipment at December 31, 2005 consisted of the following:

Machinery and equipment	$ 549,355
Armored vehicles	1,038,629
Office equipment	413,830
2,001,814
Less accumulated depreciation	(562,864)
$ 1,438,950

Depreciation expense for the years ended December 31, 2005 and 2004 was $420,794 and $136,896, respectively.   Total property and equipment additions from the Company’s foreign subsidiaries amounted to $970,584 and depreciation expense from these subsidiaries amounted to $401,032.

NOTE 4 – CONVERTIBLE DEBENTURES

On January 14, 2005, as part of a single transaction, the Company sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  The Company was obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

As additional consideration for the purchase of the debenture, the Company also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by

21

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

January 14, 2010.  In accordance with EITF 00-27, the Company first determined the value of the debenture and the fair value of the detachable warrants issued in connection with this debenture.  The estimated value of the warrants of $519,937 was determined using the Black-Scholes option pricing model and the following assumptions:  term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The face amount of the debenture of $500,000 was proportionately allocated to the debenture and the warrants in the amounts of $245,113 and $254,887, respectively.  The value of the debenture was then allocated between the debenture and the beneficial conversion feature, which amounted to $0 and $245,113, respectively.  The combined total discount is $500,000 and is being amortized over the term of the debenture. The entire debenture was repaid in February 2005 and the entire discount was charged to financing cost in the first quarter of 2005.

The aforesaid private placement was effected through Hunter World Markets, Inc. (“Hunter”), as placement agent.  Under the terms of the placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share that were valued at $519,937.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The value of these warrants was charged to financing costs during the first quarter of 2005.  In addition, the Company agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for the common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  The Company has recognized an expense of $12,516 related to the re-pricing of these warrants.

NOTE 5 – RELATED PARTY TRANSACTIONS

Accrued Expenses – Related Party

Accrued expenses – related party consist of amounts due to the Company’s CEO for past due payroll and related benefits, unreimbursed travel expenses and accrued interest on a note payable and amounts due to directors and management of the Company’s SSSI, SDI and SDE subsidiaries.

Notes payable – Related Parties

Notes payable at December 31, 2004 consist of a demand note to an officer that accrues interest at 9% per annum.  The note is unsecured and is payable on demand.  This note payable and accrued interest were repaid in 2005.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Leases

The Company currently leases its corporate office space located in Newport Beach, California under a non-cancelable operating lease that expires on July 31, 2007. Our Secure Risks subsidiary currently leases its principal executive offices located in London, England.  This lease agreement expires on April 30, 2006.

Future minimum lease payments under non-cancelable operating leases with initial or remaining terms of one year or more are as follows:

22

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Operating Leases
Year ending December 31,
2006	$ 107,586
2007	43,392
$ 150,978

Litigation

On July 5, 2005, the Company’s subsidiary, Secure Risks, Ltd., received a demand from solicitors for Mr. John Chase, a former Secure Risks employee, claiming that the termination of Mr. Chase’s employment breached the terms of his written employment agreement.  By reason of this alleged breach, the plaintiff claims he is entitled to statutory damages under English law as well as contract damages for the full term of the agreement.  It is the Company’s position the termination of the plaintiff’s employment conformed with the terms and conditions of his employment agreement and did not constitute a breach.  Secure Risks retained a UK solicitor who responded to the plaintiff’s demand.  The plaintiff then filed a claim with the Employment Tribunal, an administrative agency which hears labor disputes in England and Wales.  Secure Risks filed a timely response to the plaintiff’s claims.  On October 26, 2005, Secure Risks received notice from the Employment Tribunal that a pre-hearing review and case management conference will be set shortly.  Secure Risks will continue to vigorously defend the plaintiff’s claims.

On March 6, 2006, a complaint was filed in the Los Angeles County Superior Court by Mr. H. Seth Kaplan against the Company and Michael J. Skellern entitled H. Seth Kaplan, Plaintiff v. Universal Guardian Holdings, Inc.; and Michael Skellern, Defendants.  In the complaint, the plaintiff alleges various causes of action including, without limitation, breach of contract, violation of California’s Corporations Code section 25017(a), common law fraud, conversion and breach of fiduciary duty arising out of the Company’s failure to honor an alleged oral promise to pay a finder’s fee of 10% of the value of the Company’s SSSI subsidiary, which entity Secure Risks acquired pursuant to the terms and conditions of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004.  In the complaint, the plaintiff seeks general damages in the amount of $1,500,000 as well as punitive damages.  The complaint was recently served and the Company has yet to respond.  Mr. Kaplan has also made separate demand for the conveyance of 250,000 common shares purportedly earned as a finder’s fee upon the appointment of Mr. Michael Stannard to the Company’s board of directors pursuant to an alleged independent promise made by the Company.  The claim is based upon a written consulting agreement which contains an arbitration provision.  Mr. Kaplan has requested that this claim be joined with the superior court action.  The Company is taking the matter under advisement and has yet to respond to demand for arbitration.  The Company intends to vigorously defend both claims made by the plaintiff.

On January 11, 2005, the Company received a cease and desist letter from Pepperball Technologies, Inc. claiming that its prospective manufacture of frangible projectiles for the Python (now named Riot Defender) Projectile Launcher infringes on Pepperball’s patents, and further claiming that the prior President of the Company’s Shield Defense Corporation subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing the Company with alleged trade secrets.  The frangible projectiles that will be manufactured by the Company are protected by a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent pursuant to an agreement dated November 19, 2002.  In January, 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  The Company has received non-infringement opinions from patent counsel

23

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

confirming that the Company’s manufacture and sale of the frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, the Company has yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005 the Company responded to Pepperball’s correspondence and is prepared to vigorously defend its claims if necessary.  In reply, Pepperball is demanding that the Company provide it with exemplars of the Company’s products so that they may make an independent determination as to whether the design of the frangible projectiles infringes on their patents.  The Company is taking the matter under advisement.

The Company has recently received correspondence from counsel for MAG Capital, LLC (“MAG”) and its affiliates claiming that the Company failed to give MAG a right of first refusal in connection with the Company’s December 2005 private placement with Paulson Investment Company, Inc.  By reason of the Company’s alleged failure to grant such right of first refusal, MAG claims that it is entitled to at least a 10% reduction in the conversion price as provided for  in the Company’s Certificate of Designations of Preferences and Rights relating to its series ‘B’ preferred shares, among other damages and remedies.  The Company denies that it failed to give MAG a right of first refusal.  No formal action has been filed by MAG against the Company.  MAG and the Company are in the process of negotiating a settlement of this dispute.

On October 22, 2003, AC Pacific View Corporate Center, Inc., Guardian Corporation’s former landlord, filed a complaint for breach of lease for Guardian Corporation’s former office space in an action entitled AC Pacific View Corporate Center, Inc. v. Universal Guardian Corporation, et al, designated case no. GIN 033428.  Guardian Corporation had previously entered into a lease termination agreement and surrendered possession of these premises to AC Pacific View on or about September 23, 2003.  AC Pacific View alleged in the complaint that Guardian Corporation owed approximately $925,000 under the lease.  On June 3, 2004, Guardian Corporation entered into a stipulated settlement with AC Pacific View whereby the company agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of the company’s obligations arising under the lease.  In the event payment is not made by that date, AC Pacific View is entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amount(s) paid.  The Company has adjusted its estimated accrued liability related to this settlement to $200,000 resulting in a gain of $742,456 and in included in the statement of operations.  As of December 31, 2005, the $200,000 had not been paid.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business.  Management does not believe that the outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations.

Other Commitments

The Company entered into a consulting agreement in December 2005 for media and related services.  The term of the contract is for six months and may be terminated by either party with thirty day written notice.  Compensation under the agreement requires the Company to pay the consultant $25,000 payable in stock at the end of each quarter.  The Company has not issued any stock to the consultant as of December 31, 2005; however will be required to issue stock with a value of $50,000 by the end of the second quarter of 2006.

Mr. Michael J. Skellern is currently employed as President and Chief Executive Officer of the Company pursuant to the terms of an executive employment agreement entered into effective October 1, 2004.  The essential terms of the employment agreement are as follows:

•

Mr. Skellern is employed under the agreement for an initial five-year initial term.  After the initial term, the agreement renews automatically for successive three-year terms, unless either

24

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Mr. Skellern or the Company provides at least one months notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Skellern’ compensation under the agreement consists of an initial base salary of $296,570 per year, subject to annual increases as determined by our board of directors, but at least 15% on each anniversary date.  As of December 31, 2005, this amount has been increased to $341,055.

•

Mr. Skellern is entitled to an automobile allowance of not less than $975 per month.

•

The Company is required to pay the insurance premium for a $2,000,000 life insurance policy on Mr. Skellern for the benefit of his family.

Mr. Mark V. Asdourian is employed as General Counsel of the Company pursuant to the terms of a four-year employment agreement with an effective date of September 8, 2004.  Under the terms of this agreement, Mr. Asdourian devotes a substantial portion of his time to the company’s affairs.  Mr. Asdourian devotes the balance of his time to his private practice as principal of Mark V. Asdourian, A Professional Corporation.  With the consent of both parties, Mark V. Asdourian, A Professional Corporation acts as attorney of record with respect to certain litigation concerning the company.  The essential terms of the employment agreement are as follows.

•

Mr. Asdourian is currently entitled to compensation of $20,000 per month.

•

The company may in its discretion increase his salary and pay Mr. Asdourian a bonus at the end of each year of employment.

•

As an inducement for Mr. Asdourian’s employment, he was granted a common share purchase option entitling him to purchase over four years 500,000 Universal Holding common shares at the price of $0.52 per share, the fair market value of the shares as of the date of grant.  The options vest on a monthly basis commencing on the effective date of the agreement.

•

In addition and subject to board approval, in the event of the grant by the company of common share purchase options to its directors after January 1, 2005, Mr. Asdourian will be entitled to receive an identical grant.

•

The agreement will automatically renew for successive two year periods unless either party provides notification of termination at least thirty days’ prior to the expiration of a pending term.

Mr. Braes is employed as Managing Director of Secure Risks under a service agreement with that company dated June 17, 2004.  The service agreement has an initial term of three years, although it is terminable by either party upon 90 days prior notice following the first anniversary date of the agreement.  The essential terms of the service agreement are as follows:

•

Mr. Braes is entitled to annual compensation of £100,000 per year.

•

Mr. Braes is entitled to be paid a discretionary bonus as determined by Secure Risks’ board of directors.  Secured Risks has since agreed to pay Mr. Braes (1) a stage one bonus equal to 30% of Secure Risks earnings before income taxes and amortization or “EBITA” over 20% EBITA, not to exceed Mr. Braes’ base salary; and (2) a stage two bonus equal to 50% of Secure Risks EBITA over 20% EBIDTA on any revenue increase over prior year revenues.  The bonus shall be paid 20%

25

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

in cash and 80% in a number of five-year common share purchase options equal to the amount of the bonus payable in options divided by the fair market value of the shares, and exercisable at that fair market value.

Mr. Goertz is employed as President of ISR System under an executive employment agreement with that company dated October 17, 2005.  The essential terms of the employment agreement are as follows:

•

Mr. Goertz is employed under the agreement for an initial 42 month initial term.  After the initial term, the agreement renews automatically for successive one-year terms, unless either Mr. Goertz or the Company provides at least one months’ notice prior to the expiration of the pending term of their election not to renew.

•

Mr. Goertz’s compensation under the agreement consists of an initial base salary of $198,000 per year, subject to annual increases as determined by the Company.

•

Mr. Goertz is entitled to an automobile allowance of not less than $650 per month.

•

Mr. Goertz will also be entitled to share, with other employees of ISR Systems and its subsidiary, in a cash and option bonus plan to be established based upon gross margin and revenue targets.

Future commitments for salary agreements as disclosed in detail above consist of the following as of December 31, 2005:

2006	$ 979,055
2007	974,013
2008	981,025
2009	1,101,680
2010	1,237,783

NOTE 7 – STOCKHOLDERS’ EQUITY

Series ‘A’ Convertible Preferred Stock

At December 31, 2005, the Company had 600 series ‘A’ convertible preferred shares outstanding.

The series ‘A’ preferred shares carry a 7% cumulative dividend, and are convertible into common shares at the Company’s discretion if its common shares trading at $120 per share ($6 per share pre-split) for five consecutive days.  The series ‘A’ preferred shares are non-voting, carry no redemption rights, and carry a $300,000 liquidation preference, in additional to the payment of cumulative dividends.  As of December 31, 2005, there was $127,750 of dividends in arrears with respect to these shares.

These shares were originally issued in or about December 1999 to Triple Tree, an affiliate of Terra Listed, Ltd. In connection with that purchase, the Company purchased 4,100 shares of Triple Tree.  Based upon corporate minutes accompanying the transaction, the Company has the right to convert the 600 series ‘A’ preferred shares outstanding into eight common shares pursuant based an $80 per share conversion rate.  The Company also believes that Triple Tree may owe the Company up to $200,000 in connection with a put right and guarantee provided by Triple Tree to the Company in connection with Triple Tree shares

26

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

purchased by the Company, and are presently investigating the matter.  Should it be determined that the shares were so issued, the Company may consider canceling some or all of the series ‘A’ preferred shares and the dividends accrued to date on those shares in connection with that obligation.

Series ‘B’ Convertible Preferred Stock

At December 31, 2005, the Company had 5,250 series ‘B’ convertible preferred shares outstanding.

On August 17, 2005, as part of a single private placement, the Company sold (1) 4,250 unregistered shares of series ‘B’ convertible preferred stock to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $425,000, and (2) 1,000 unregistered shares of series ‘B’ convertible preferred stock to Mercator Momentum Fund III, LP (“Mercator Fund III”) for the sum of $100,000. The 5,250 series ‘B’ preferred shares are convertible at the option of the holders into a total of 480,493 common shares in the ordinary course of conversion, or 533,862 common shares in the event of a default with respect to the Company’s obligations under the subscription agreement governing the sale of those shares.

The series ‘B’ preferred shares carry a $525,000 liquidation preference, are entitled to participate with the Company’s common shares with respect to dividends on an “as-if” converted basis, and as discussed below are convertible into a total of 480,506 common shares in the ordinary course of conversion, or 533,862 common shares in the event of a default with respect to our obligations under the subscription agreement governing the sale of those shares.  The series ‘B’ preferred shares are non-voting, do not accrue dividends (other than the aforesaid right to participate with common shares), and carry no redemption rights.

Under the subscription agreement, an event of default is defined as (1) the commencement by the Company of a voluntary case or proceeding under the bankruptcy laws, (2) the breach by the Company of any of the covenants or representations made in the subscription agreement which is not cured within ten days after delivery of written notice to the Company, or (3) the Company’s failure to: (i) discharge or stay a bankruptcy proceeding within 60 days of such action being taken against the Company, (ii) file a registration statement with the SEC registering the series ‘B’ preferred shares by October 3, 2005 (45 days after the closing, which we have satisfied), (iii) cause the registration statement to be declared effective by the SEC and the final prospectus to be filed with the SEC by December 31, 2005 (90 days after the filing of the registration statement which we have satisfied); (iv) maintain the effectiveness of the registration statement once made effective; (v) maintain trading of the company’s common shares on the OTCBB except for any periods when the stock is listed on the Nasdaq Small Stock Market, the Nasdaq National Stock Market, the AMEX or the NYSE, (vi) pay certain costs or expenses described in the subscription agreement (which we have satisfied), (vii) timely deliver common share certificates to the purchasers under the subscription agreement (which we have satisfied), or (viii) pay any dividends when due.

Pursuant to the certificate of designation under which the series ‘B’ preferred shares were created, each series “B’ preferred share is convertible into common shares by dividing the purchase price for that preferred share ($100 per share) by a conversion price, which is fixed at $1.0926 in the ordinary course or $0.9834 in the event of default.  Accordingly, each series ‘B’ preferred share would be converted into approximately 91.5 and 101.7 common shares in the ordinary course or in the event of default, respectively, resulting in a total of 480,506 and 533,862 common shares being issued in the ordinary course or in the event of default, respectively, should all 5,250 series ‘B’ preferred shares be converted.

The holders of the series ‘B’ preferred shares also have certain contractual rights separate from those inherent to those shares.  Specifically, under the terms of the subscription agreement, the Company is prohibited from using the proceeds of this transaction for payment of any dividends or other sums to holders of series ‘A’ preferred shares, or from reducing or retiring any insider note or convertible debt held by an officer or director of the Company.  The Company is also prohibited from entering into any

27

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

debt or equity financing without the prior written approval of Monarch and Mercator Fund III until the common shares underlying the series ‘B’ preferred shares are registered.  The Company is also obligated to afford Monarch and Mercator Fund III a right of first refusal with respect to any capital raising financing (as opposed to joint ventures, acquisitions, compensatory or other non-capital raising financings) in which we sell debt or equity securities for cash until the earlier of August 17, 2006 or the conversion of the series ‘B’ preferred shares.

As part of the transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.  The issuance of the series ‘B’ preferred stock is convertible into shares of common stock at a rate of $1.09 per share which resulted in the recognition of a beneficial conversion feature at the date of the series ‘B’ shares were issued.  The Company calculated the beneficial conversion feature to be $99,657 which has been recorded directly to accumulated deficit.

Common Stock

For the year ended December 31, 2005:

On January 4, 2005, as part of a single transaction, the Company sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, the Company issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.

On February 7, 2005, as part of a single private placement, the Company sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor agent, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance are exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.

In January 2005, the Company granted to a consultant as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of the Company’s products, common share purchase options entitling him to purchase 100,000 shares of common stock at the exercise price of $1.60 per share that were valued at $159,942.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by the consultant.  These options expire January 11, 2010.  These options were valued using the Black-Scholes option pricing model using the following assumptions: term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 317%.  The value of these options is being amortized into expense over the twelve month period of the contract.  As of December 31, 2005 the Company has amortized $159,942 as expense.

In April 2005, the Company granted to a consultant as compensation for providing accounting and financial related services common shares purchase options entitling him to purchase 100,000 shares of common stock at the exercise price of $1.40 per share that were valued at $99,759.  These options vest quarterly in equal amounts over a two year period.  These options expire April 28, 2010.  These options were valued using the Black-Scholes option pricing model using the following assumptions: term of 2 years, a risk-free interest rate of 4.2%, a dividend yield of 0% and volatility of 147%.  The value of these

28

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

options is being amortized into expense over the twenty-four month vesting period. As of December 31, 2005 the Company has amortized $45,723 as expense.

On April 1, 2005, the Company cancelled 51,908 unissued shares of common stock previously reserved for issuance to the prior shareholders of ISR Systems in payment of the $20,000 purchase price for their shares in ISR Systems as a result of the election by those shareholders of their right to require payment in cash in lieu of Company shares.

On May 9, 2005 the Company issued 40,000 shares of common stock valued at $64,800 in settlement of a litigation.

On August 28, 2005, the Company issued 18,519 shares of common stock with a value of $25,000 in settlement of a litigation.

In August 2005, the Company granted to two consultants as compensation for providing investor relation services common share purchase options entitling them to purchase an aggregate of 800,000 shares of common stock at exercise prices ranging from $1.35 to $1.85 per share.  These options expire in August 2007.  These options were valued at $1,007,216 using the Black-Scholes option pricing model using the following assumptions:  term of 2 years, a risk-free interest rate of 4.5%, a dividend yield of 0% and volatility of 341%.  The value of these options is being amortized into expense over the term of the consulting agreement.  As of December 31, 2005 the Company has amortized $1,007,216 to expense.

On September 9, 2005, the Company issued 50,000 shares of common stock upon the exercise of common share purchase options.

On October 6, 2005, the Company sold 100,000 shares of common stock to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

On December 14, 2005, the Company sold 1,420,000 unregistered common shares to Paulson Investment Company, Inc. in a private placement for cash for total gross proceeds of $710,000.  As part of that transaction, the Company issued to Paulson Investment Company fully vested common share purchase warrants entitling it to purchase 1,420,000 common shares at $0.50 per share.  These warrants lapse to the extent unexercised by December 14, 2007.

The Company issued 199,926 common shares to consultants and professionals for services valued at $251,856.  The Company also issued 1,622,205 common shares upon the exercise of options and warrants:  50,000 shares for which the exercise price was paid for by services valued at $62,500; 1,143,905 shares upon the cashless exercise of 1,385,000 options and warrant shares; and 428,300 shares for $284,638 in cash.

For the year ended December 31, 2004:

On February 6, 2004, the Company issued a total of 3,610,108 common shares for cash in the amount of $1,000,000, net of $106,462 in fees and commissions.

On February 13, 2004, the Company issued 51,908 common shares for all the issued and outstanding common stock of Emerging Concepts, Inc. (subsequently renamed ISR Systems Corporation).  The fair market value of the common shares issued in this transaction was $0.385 per share, or $20,000, as determined by the market value of the common shares traded on the OTCBB.

In 2004, holders of the UGC series ‘A’ preferred shares converted 1,644,635 of those shares into 1,644,635 common shares.

29

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

On May 25, 2004, the Company issued a total of 2,500,000 common shares for cash in the amount of $1,500,000 net of $155,000 in commissions and fees.  In addition, the Company granted to the placement agent warrants entitling it to purchase 625,000 common shares at the price of $1.50 per share and warrants entitling it to purchase an additional 625,000 common shares at the price of $2 per share.  According to the terms of the underlying common stock purchase agreement and common share purchase, the company shall file a registration statement to register the common shares sold and shares underlying the warrants by July 9, 2004, and to use its best efforts to cause the registration statement to be declared effective by September 24, 2004.  If the registration statement is not declared effective by the SEC by the target effective date (September 24, 2004), or it does not remain effective and available for use, the Company must pay the investors a cash payment of $15,000, such amount being equal to 1% of the purchase price. If the Company’s failure to procure the effectiveness of the registration statement or to maintain the effectiveness of the registration statement shall continue for more than 30 days, the Company must pay the investor $15,000 each month thereafter until the delinquency no longer continues, or 12 months after the closing, whichever is first.  As of December 31, 2004, the registration statement had not been declared effective.  The Company has paid $30,000 for this penalty and accrued an additional $30,000 for the months of November and December, 2004.

In June 2004, the Company canceled 1,100,000 common shares in connection with the settlement of a legal matter.  The value placed on these canceled shares was $11,000 which was the value assigned to the shares when they were issued in 2002.

On July 1, 2004, the Company, through its Secure Risks Ltd. subsidiary, acquired all the issued and outstanding common stock of SSSI in exchange for 4,101,494 common shares.  The fair market value of the common shares issued in this transaction was $0.79 per share, or $3,240,180, as determined by the market value of the common shares traded on the OTCBB.  The Company paid an additional $37,500 to cover attorneys fees incurred by SSSI in this transaction.

During the year ended December 31, 2004, the Company issued a total of 2,259,413 common shares to consultants and professional for services valued at $1,294,975 of which $22,500 is record as deferred consulting fees at December 31, 2004.  The common shares were valued based on their fair value at the date of issuance based on the closing trading price for the company’s common shares as quoted on the OTCBB or the value of the services provided, whichever was more determinable.  In addition, the Company also issued a total of 400,000 common share purchase options to members of the advisory board for services valued at $123,500.  These options were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 187%.  The Company also issued a total of 50,000 common share purchase warrants to consultants for services valued at $36,216.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 2 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 178%.

During the year ended December 31, 2004, the Company received $175,000 upon the exercise of 336,111 options and warrants.  The Company also issued 83,157 common shares upon the cashless exercise of 125,000 common share purchase warrants.

Series ‘A’ Preferred Stock of Subsidiary - Universal Guardian Corporation

At December 31, 2005, Guardian Corporation had 18,714 UGC series ‘A’ preferred shares outstanding.  This has been presented on the accompanying financial statements in a manner similar to minority interest.

During 2005, holders of the UGC series ‘A’ preferred shares converted 12,817 of those shares into 12,817 common shares.  During 2004, holders of the UGC series ‘A’ preferred shares converted 1,644,635 of those

30

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

shares into 1,644,635 common shares, including 409,999 UGC series ‘A’ preferred shares converted pursuant to a put option as discussed below.

On April 8, 2004, Guardian Corporation declared a dividend on the series ‘A’ preferred shares and issued to the holders of these securities a total of 116,272 UGC series ‘A’ preferred shares valued at $156,968.  Since the UGC series ‘A’ preferred shares are convertible into Universal Holdings common shares on a one-for-one basis, the value of the 116,272 UGC series ‘A’ preferred shares issued as a dividend was determined to be $1.35, based upon the market value of the common shares on April 8, 2004.

As part of an agreement with two investors to convert bridge loans extended to Guardian Corporation and accrued interest thereon into UGC series ‘A’ preferred shares, Guardian Corporation issued to the investors a put option that, if exercised, would require Guardian Corporation to repurchase from the investors the series ‘A’ preferred shares issued at $1.50 per share if exercised between April 15, 2003 and May 15, 2003, and at $1.75 per share if exercised between May 16, 2003 and June 30, 2003.  The put option expired on June 30, 2003.  The put option was exercised prior to the expiration date with respect to 409,999 UGC series ‘A’ preferred shares at $1.75 per share price.  During 2003, the Company recognized as a financing expense the excess of the $1.75 put price and the original offering price of the series ‘A’ preferred shares of $1.25 amounting to $205,000, which was included in current liabilities.

Description of Stock Plans

Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan

On September 1, 2005, the Company’s board of directors adopted, and on October 6, 2005 the Company’s shareholders ratified, the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  The purpose of the plan is to provide the company with a shareholder-approved vehicle to attract, retain and motivate employees, directors and non-employee consultants upon whose judgment, initiative and effort the successful conduct of the Company’s business will be largely dependent, and to align their interests with those of shareholders by providing incentive compensation opportunities tied to the performance of the Company’s common shares and by promoting increased ownership in the Company’s common shares by such persons.  The 2005 Plan was adopted with the intent to replace the 2002 Plan and 2003 Plan described below.

Under the 2005 Plan, a total of 10,000,000 common shares will be available for issuance through the grant of a variety of common share-based awards under the plan.  Types of awards that may be granted under the 2005 Plan include stock awards, restricted stock awards and non-qualified and incentive stock options. As of December 31, 2005, there were no outstanding options under the 2005 Plan and 9,485,000 shares available for issuance.

Universal Guardian Holdings, Inc. 2002 Stock Compensation Program

On September 19, 2002, the Company’s board of directors and shareholders adopted the Universal Guardian Holdings, Inc. 2002 Stock Compensation Program, formerly known as the Hollywood Partners.com 2002 Stock Compensation Program (the “2002 Stock Program”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  Effective as of October 6, 2005, as a result of the adoption of the 2005 Plan by the Company’s shareholders, no further grants will be made under the 2002 Stock Program.  As of December 31, 2005, there were 1,100,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under 2002 Stock Program prior to October 6, 2005.

31

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan

On April 21, 2003, the Company’s board of directors adopted the Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan (the “2003 Stock Plan”), pursuant to which a total of 10,000,000 common shares were initially made available for issuance.  As a result of the adoption of the 2005 Plan by the Company’s shareholders on October 6, 2005, no further grants will be made under the  2003 Stock Plan.  As of December 31, 2005, there remained 1,300,000 shares reserved for issuance under outstanding but unexercised common share purchase options granted under the 2003 Stock Plan prior to October 6, 2005.

Stand-Alone Compensatory Grants

From time to time the Company’s board of directors grants common share purchase options or warrants to selected directors, officers, employees, consultants and advisors in payment of goods or services provided by such persons on a stand-alone basis outside of any of the Company’s formal stock plans.  The terms of these grants are individually negotiated.  As of December 31, 2005, there were a total of 7,697,500 shares reserved for issuance under various outstanding but unexercised common share purchase options granted on a stand-alone basis.

Summary Of Options Granted to Directors, Officers and Employees

The following table summarizes compensatory options granted to directors, officers and other employees for the periods or as of the dates indicated, both under the aforesaid stock plans and in the form of free-standing grants:

	Options Granted	Weighted Average Exercise Price
Balance, December 31, 2003	2,931,250	$ 0.40
Exercised	(200,000)	$ 0.13
Cancelled	(251,250)	$ 0.64
Granted	6,420,000	$ 0.67
Balance, December 31, 2004	8,900,000	$ 0.59
Exercised	(1,640,000)	$ 0.34
Cancelled	(1,700,000)	$ 0.72
Granted	2,200,000	$ 1.01
Balance, December 31, 2005	7,760,000	$ 0.73
Exercisable, December 31, 2005	7,760,000	$ 0.73

The weighted average remaining contractual life of compensatory options outstanding for directors, officers and employees is 4.91 years at December 31, 2005.  The exercise price for compensatory options outstanding for directors, officers and employees at December 31, 2005 were as follows:

32

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Number of Options	Exercise Price
300,000	$0.01
1,000,000	$0.12
2,800,000	$0.47 - $0.54
470,000	$0.75 - $0.79
1,215,000	$0.85 – $1.02
1,700,000	$1.15 - $1.20
275,000	$1.50 – $10.00
7,760,000

No compensation expense was recognized as a result of the issuance of compensatory stock options issued to directors, officers and employees of the Company.

For compensatory options granted to directors, officers and employees during the year ended December 31, 2005 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $1.08 and the weighted-average exercise price of such options was $1.01.  No options were granted during the year ended December 31, 2005, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

For compensatory options granted to directors, officers and employees during the year ended December 31, 2004 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.64 and the weighted-average exercise price of such options was $0.67.  No options were granted during the year ended December 31, 2004, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

Summary of Warrants Granted

The following table summarizes warrants granted for the periods or as of the dates indicated, including both compensatory options/warrants (referred to herein as warrants) granted to consultants under the aforesaid stock plans and in the form of free-standing grants as well as non-compensatory warrants sold or granted.

	Warrants	Weighted Average Exercise Price
Balance, December 31, 2003	1,623,973	$ 1.40
Exercised	(261,111)	$ 0.90
Cancelled	(375,000)	$ 0.75
Granted	2,200,000	$ 1.27

33

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

Balance, December 31, 2004	3,187,862	$ 1.41
Exercised	(223,300)	$ 0.94
Cancelled	(325,000)	$ 2.90
Granted	4,376,250	$ 1.45
Balance, December 31, 2005	7,015,812	$ 1.27
Exercisable, December 31, 2005	7,015,812	$ 1.27

The weighted average remaining contractual life of the common share purchase outstanding is 2.85 years at December 31, 2005.  The exercise price for common share purchase outstanding at December 31, 2005 were as follows:

Number of Warrants	Exercise Price
328,375	$0.19 – $0.20
1,820,000	$0.35 - $0.50
731,187	$0.87 – $1.00
1,755,000	$1.20 – $1.50
2,381,250	$1.60 – $2.50
7,015,812

During the years ended December 31, 2005 and 2004, the Company issued a total of 1,000,000 and 450,000 common share purchase warrants to a consultant for services valued at $1,266,917 and $159,716, respectively.

NOTE 8 – CONSULTING AGREEMENT

In April 2003, the Company entered into a two-year consulting agreement with Sunrise Financial Group, Inc.  Payment for the services to be provided consisted of the issuance of 500,000 warrants entitling it to purchase common shares at $2.70 per share and a $10,000 per month fee for 24 months payable in advance.  The fair value of the 500,000 common share purchase warrants using the Black-Scholes pricing model was $682,968.  Concurrently, the President of Sunrise Financial purchased 240,000 shares of Guardian Corporation’s series ‘A’ preferred stock for $300,000, which was placed in Guardian Corporation’s escrow account.  Upon the closing of escrow, the agent was instructed to pay from escrow, $240,000 to Sunrise Financial, which represents the 24 monthly payments due on the agreement.  Therefore, the total payment of $922,968 for Sunrise Financial’s services were, in essence, paid with equity instruments consisting of common share purchase warrants totaling $682,968 and with 192,000 shares of Guardian Corporation series ‘A’ preferred valued at $1.25 per share.  Due to the decline in the value of the Company’s stock, this agreement was modified to cancel the 500,000 common share purchase warrants in consideration for reducing the terms of the agreement by two months.  In accordance with EITF 00-23, the unamortized portion of the value of the 500,000 common share purchase warrants was expensed in 2003

34

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

upon the modification of the agreement.  The unamortized portion of the consulting fees related to the issuance of Guardian Corporation series ‘A’ preferred stock has been shown as an offset to stockholders’ equity in the amount of $40,000 at December 31, 2004 as these series ‘A’ preferred shares were converted to common shares in 2004.

NOTE 9 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2005 are as follows:

	United States	United Kingdom
Deferred tax assets:
Net operating loss carryforward	$ 2,440,116	$ —
Less valuation allowance	(2,415,836)	—
	24,280	—
Deferred tax liabilities -
Accelerated capitol allowance	-	(98,398)
Accrued salaries and related benefits	(24,280)	—
Net deferred tax liability	$ —	$ (98,398)

The Components of deferred income tax expense (benefit) are as follows:

United States
	December 31, 2005	December 31, 2004
Accrued legal	$ -	$ 376,982
Accrued salaries and related benefits	24,280	53,350
Allowance for bad debts	-	146,952
Inventory reserve	-	36,757
Net operating loss carryforward	(2,440,116)	(1,141,127)
Increase in valuation allowance	2,415,836	527,086
Income tax expense	$ —	$ —

35

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

United Kingdom
	December 31, 2005	December 31, 2004
Accelerated capitol allowance	$ 37,633	$ 60,765
Net operating loss carryforward	41,312	(41,312)
	78,945	19,453
Current year tax payable	123,659	(13,787)
Income tax expense	$ 202,604	$ 5,666

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

	United States		United Kingdom
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Tax benefit (expense) at federal statutory rates	$ (2,195,160)	$ (820,299)	$ 557,410	$ (12,002)
Accrual of abandoned office lease	—	(252,435)	—	—
Accrued officer salary	7,575	26,017	—	—
Accrued vacation	6,814	2,707	—	—
Depreciation	—	—	107,834	23,558
Meals and entertainment	3,074	3,060	—	—
Financing costs	367,191	—	—	—
Other non deductible expenses	—	—	152,287	5,401
Registration penalty expense	15,300	10,200	—	—
Capitol allowances	—	—	(109,225)	(11,292)
Stock based compensation	88,298	54,303	—	—
Tax loss utilized	—	—	(510,452)	13,788
Writedown of goodwill	—	6,489	—	—
Foreign tax	—	—	—	—
Other	—	—	4,750	(13,787)
Increase in valuation allowance	1,706,908	969,958	—	—
Income tax expense	$ —	$ —	$ 202,604	$ 5,666

At December 31, 2005, the Company has provided a valuation allowance for the United States deferred tax assets since management has not been able to determine that the realization of that asset is more likely than not.  The net change in valuation allowance for the years ended December 31, 2005 and 2004 was an

36

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

For The Years Ended December 31, 2005 And 2004

increase of $1,888,750 and $527,086, respectively.  United States net operating loss carryforwards of approximately $12,076,000 expire starting in 2016.

NOTE 10 – IMPAIRMENT EXPENSE

During the years ended December 31, 2005 and 2004, the Company recognized the following impairment expense (these amounts are included in selling, general and administrative expenses in the accompanying consolidated statement of operations):

	2005	2004
Goodwill	$ —	$ 20,447
Property and equipment	—	—
Software development costs	—	—
Total impairment expense	$ —	$ 20,447

NOTE 11 – ACQUIRED DEFICIT IN VARIABLE INTEREST ENTITY

The Company accounts for its relationship with MeiDa as a variable interest entity (“VIE”). A VIE is an entity that is subject to consolidation according to the provisions of Financial Accounting Standards Board Interpretation number 46, “Consolidation of Variable Interest Entities” (“FIN 46”). The Company gained control of MeiDa by means other than stock ownership; therefore, MeiDa must be consolidated as a variable interest entity. FIN 46 requires the Company to value the assets and liabilities of the VIE at their fair values at the date the Company becomes the primary beneficiary of the VIE, which occurred for the Company on October 7, 2005. The provisions of FIN 46 require the Company to follow Financial Accounting Standards Board Statement Number 141 Business Combinations (“FASB 141”) for valuing the excess of the fair value of the liabilities over the assets. The Company has an excess of liabilities acquired over the assets acquired from MeiDa. In the near future MeiDa is expected to become a wholly owned subsidiary of ISR and will no longer be a VIE. The Company has recorded the excess of the liabilities of MeiDa over the assets of MeiDa as acquired deficit in variable interest entity. This amount will be adjusted and become part of the intangible assets, upon consolidation as a wholly owned subsidiary of ISR subsequent to December 31, 2005.

NOTE 12 – SUBSEQUENT EVENTS

On February 27, 2006, Paulson Investment Company, Inc. exercised its share purchase warrant to purchase 1,420,000 common shares at $0.50 per share, resulting in gross proceeds to the Company of $710,000.

In February 2006, the Company issued 28,894 shares of common stock for payment of legal and consulting services.

37

UNIVERSAL GUARDIAN HOLDINGS, INC.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2006 AND MARCH 31, 2005

Contents

F

(HIDDEN CHAPTER HEADING FOR F PAGE PAGINATION - DO NOT DELETE)

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

March 31, 2006
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$ 563,209
Accounts receivable, net of allowance for doubtful accounts of $0	2,192,003
Inventory	617,049
Other current assets	223,248
TOTAL CURRENT ASSETS	3,595,509
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $686,707	1,414,770
GOODWILL	3,525,093
INTELLECTUAL PROPERTY, net of accumulated amortization of $116,539	3,146,546
DEPOSITS AND OTHER ASSETS	22,103
TOTAL ASSETS	$ 11,704,021
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,599,493
Accrued expenses	1,965,373
Income taxes payable	118,909
Accrued expenses – related parties	134,246
Deferred revenue	6,700
Accrued obligation under abandoned lease	200,000
TOTAL CURRENT LIABILITIES	4,024,721
DEFERRED TAX LIABILITIES	98,398
TOTAL LIABILITIES	4,123,119
SERIES ‘A’ CONVERTIBLE PREFERRED STOCK OF SUBSIDIARY - UNIVERSAL GUARDIAN CORPORATION	25,264
COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ EQUITY
Series ‘A’ convertible preferred stock, cumulative 7%; $0.001 par value, 5,000,000 shares authorized; 600 shares issued and outstanding ($133,000 of dividends in arrears)	1
Series ‘B’ convertible preferred stock, $0.001 par value, 5,250 shares authorized; 5,250 shares issued and outstanding	5
Common stock; $0.001 par value; 100,000,000 shares authorized; 45,874,078 shares issued and outstanding	45,874
Additional paid-in capital	24,205,623
Prepaid consulting fee	(41,566)
Accumulated other comprehensive (loss)	(103)
Accumulated deficit	(16,654,196)
TOTAL STOCKHOLDERS’ EQUITY	7,555,638
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 11,704,021

The accompanying notes are an integral part of these consolidated financial statements

1

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Operations And Other Comprehensive Income (Loss)

	Three Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)
NET REVENUE	$ 5,393,071	$ 2,763,943
COST OF REVENUE	2,332,130	1,965,963
GROSS PROFIT	3,060,941	797,980
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,484,343	2,056,400
LOSS FROM OPERATIONS	(423,402)	(1,258,420)
OTHER INCOME (EXPENSE)
Interest expense	—	(9,232)
Financing costs	(164,928)	(1,124,973)
Interest income	224	8,634
Other, net	—	28,036
TOTAL OTHER INCOME (EXPENSE)	(164,704)	(1,097,535)
LOSS BEFORE PROVISION FOR INCOME TAXES	(588,106)	(2,355,955)
PROVISION FOR INCOME TAXES	—	—
NET LOSS	$ (588,106)	$ (2,355,955)
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ 6,327	$ (563)
COMPREHENSIVE (LOSS)	$ (581,779)	$ (2,356,518)
PREFERRED STOCK DIVIDENDS	$ (5,250)	$ (5,250)
NET LOSS ATTRIBUTED TO COMMON STOCKHOLDERS	$ (593,356)	$ (2,361,205)
NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.01)	$ (0.06)
WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	44,463,560	37,355,819

The accompanying notes are an integral part of these consolidated financial statements

2

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statement Of Stockholders’ Equity (Deficit)

For The Three Months Ended March 31, 2006

(Unaudited)

	Series ‘A’ Convertible Preferred Stock		Series ‘B’ Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Prepaid Consulting Fees	Accumulated Other Compre- hensive (Loss)	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2005	600	$ 1	5,250	$ 5	42,152,457	$ 42,152	$ 20,377,548	$ (54,036)	$ (6,430)	$ (16,066,090)	$ 4,293,150
Common stock issued for services	—	—	—	—	28,894	29	31,012	—	—	—	31,041
Common stock issued in connection with acquisition of MeiDa Information Technology, Ltd.	—	—	—	—	2,272,727	2,273	2,997,727	—	—	—	3,000,000
Exercise of warrants for cash	—	—	—	—	1,420,000	1,420	708,580	—	—	—	710,000
Fair value of vesting options issued to employees	—	—	—	—	—	—	90,756	—	—	—	90,756
Amortization of pre-paid consulting fees	—	—	—	—	—	—	—	12,470	—	—	12,470
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	6,327	—	6,327
Net loss	—	—	—	—	—	—	—	—	—	(588,106)	(588,106)
Balance, March 31, 2006	600	$ 1	5,250	$ 5	45,874,078	$ 45,874	$ 24,205,623	$ (41,566)	$ (103)	$ (16,654,196)	$ 7,555,638

The accompanying notes are an integral part of these consolidated financial statements

3

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

	Three Months Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (588,106)	$ (2,355,955)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	240,382	105,293
Amortization of prepaid consulting fee	12,470	92,486
Common stock issued for compensation and services	31,041	169,400
Value of vesting options issued to employees	90,756	—
Services rendered to pay for exercise price of options	—	62,500
Fair value of options and warrants issued to consultants/ placement agent	—	519,937
Value of re-priced warrants	—	12,516
Amortization of debt discounts	—	500,000
(Gain) on disposal of fixed assets	—	(28,036)
(Increase) decrease in:
Accounts receivable	244,704	(498,797)
Inventory	(389,445)	(3,728)
Deposits and other assets	(160,132)	20,987
Accounts payable	(61,919)	575,535
Accrued expenses	959,229	(177,016)
Accrued expenses—related parties	3,821	(187,976)
Accrued registration obligation	—	(30,000)
Deferred revenues	(1,102,761)	268,766
Net cash provided by (used in) operating activities	(719,960)	(954,088)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(99,663)	(617,877)
Proceeds from sale of property and equipment	—	47,701
Net cash provided by (used in) investing activities	$ (99,663)	$ (570,176)

 (continued on next page)

The accompanying notes are an integral part of these consolidated financial statements

4

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Cashflow

(continued)

	Three Months Ended March 31,
	2006	2005
	(Unaudited)	(Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options and warrants	$ 710,000	$ 2,888
Proceeds from issuance of common stock	—	4,600,000
Payment on notes payable—related party	—	(30,633)
Net cash provided by financing activities	710,000	4,307,255

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,327	(563)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(103,296)	2,782,428

CASH AND CASH EQUIVALENTS, Beginning of period	666,505	330,862
CASH AND CASH EQUIVALENTS, End of period	$ 563,209	$ 3,113,290
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$ —	$ 20,803
Income taxes paid	$ —	$ —

Supplemental Schedule of Non-Cash Investing and Financing Activities:

During the three months ended March 31, 2006 the Company (1) issued 28,894 shares of common stock to consultants and professionals for services valued at $31,041; and (2) issued 2,272,727 shares of common stock in connection with the acquisition of MeiDa Information Technology, Ltd., valued at $3,000,000.

During the three months ended March 31, 2005 the company (1) issued 114,563 shares of common stock to consultants and professionals for services valued at $169,400; (2) issued 50,000 shares of common stock upon the exercise of warrants for which the exercise price was paid via services valued at $62,500; (3) issued 59,977 shares of common stock upon the cashless exercise of 135,000 warrants; (4) recognized an expense of $12,516 related to the re-pricing of 1,250,000 warrants; (5) recognized discounts on the issuance of convertible notes payable in the amount of $500,000; (6) issued 250,000 warrants to the placement agent in connection with the issuance of the convertible debentures that were valued at $519,937; (7) converted 12,817 shares of Universal Guardian Corporation series ‘A’ preferred stock valued at $16,021 into 12,817 shares of the company’s common stock; and (8) issued 100,000 warrants to a consultant for services valued at $159,942.

The accompanying notes are an integral part of these consolidated financial statements

5

UNIVERSAL GUARDIAN HOLDINGS, INC. AND SUBSIDIARIES

Notes To Interim Consolidated Financial Statements

(Unaudited)

NOTE 1 – PRESENTATION

References

Unless the context requires otherwise, the “Company” and similar terms collectively refer to Universal Guardian Holdings, Inc. and its subsidiaries, while the term “Universal Holdings” refers to Universal Guardian Holdings, Inc. in its individual corporate capacity.  The terms “common shares”, “preferred shares”, “series ‘A’ preferred shares” and “series ‘B’ preferred shares” used in these financial statement refer to the Company’s common stock, par value $0.001 per share, “blank check” preferred stock, par value $.001 per share, series ‘A’ convertible preferred stock, par value $0.001 per share; and series ’B’ convertible preferred stock, par value $0.001 per share, respectively.  The term “UGC series ‘A’ preferred shares” refers to series ’A’ convertible preferred stock, par value $0.001 per share, issued by the Company’s Universal Guardian Corporation subsidiary.

Basis Of Presentation

These unaudited interim consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the Company for its year ended December 31, 2005 included in the Company’s Annual Report on Form 10-KSB for that year, as it may be amended.  The results for the three months ended March 31, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

Principles of Consolidation

The accompanying interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Shield Defense Technologies, Inc., Secure Risks (including its wholly-owned Strategic Security Solutions International Ltd. (“SSSI”), Secure Risks Pakistan, Ltd., Secure Risks Asia Pacific, Ltd. and Secure Risks Venezuela, Ltd. subsidiaries), Shield Defense International, Inc. (including its wholly-owned subsidiary Shield Defense Europe GmbH), Shield Defense Corporation, ISR Systems and its recently acquired wholly-owed subsidiary MeiDa Information Technology, Ltd.  (MeiDa was treated as a variable interest entity from October 7, 2005 to January 1, 2006)).  The accompanying consolidated financial statements also include the accounts of the Company’s dormant 88.7%-owned subsidiary Guardian Corporation (including its dormant wholly-owned subsidiary, The Harbour Group, Inc.).  All material inter-company accounts and transactions have been eliminated.  Secure Risks has pledged to Universal Holdings the SSSI shares owned by Secure Risks as security for intercompany loans and advances made by Universal Holdings to both of those subsidiaries.

Significant Accounting Policies

For a description of the Company’s significant accounting policies, refer to the footnotes to the audited consolidated financial statements for the Company for its year ended December 31, 2005 included in the Company’s Annual Report on Form 10-KSB for that year, as it may be amended.

6

Management’s Plans

The Company incurred a net loss for the three months ended March 31, 2006, and had an accumulated deficit and a working capital deficit as of that date.  The Company plans to increase sales activities for its SSSI subsidiary and to commence the sale of their products and services for their ISR System, Shield Defense and MeiDa subsidiaries.  The Company believes the increased sales along with the Company’s increased working capital will provide enough cash to continue business for the next twelve months.

To the extent it becomes necessary to raise additional cash in the future as the Company’s current cash and working capital resources are depleted, the Company will seek to raise it through the public or private sale of debt or equity securities, the procurement of advances on contracts or licenses, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing.  The Company may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities.  The Company currently does not have any binding commitments for, or readily available sources of, additional financing.

Reclassification

Certain reclassifications have been made to the balances as of March 31, 2005 to conform to the March 31, 2006 presentation.

Intellectual Property

The intellectual property acquired with the acquisition of MeiDa Information Technology, Ltd. is being amortized over seven years.  Annual amortization of intellectual property is expected to be approximately $466,000.  Amortization expense amounted to $116,539 and $0 for the three months ended March 31, 2006 and 2005, respectively

Stock Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Primarily as a result of adopting SFAS No. 123R, the Company recognized $90,756 in share-based compensation expense for the three months ended March 31, 2006. There were no new employee options granted during the three months ended March 31, 2006; however, the

7

expense recognized of $90,756 relates to the vesting of options issued to employees prior to January 1, 2006.  The impact of this share-based compensation expense on the Company’s basic and diluted earnings per share was $0.00 per share.  The fair value of our stock options was estimated using the Black-Scholes option pricing model.

For periods presented prior to the adoption of SFAS No. 123R, pro forma information regarding net income and earnings per share as required by SFAS No. 123R has been determined as if we had accounted for our employee stock options under the original provisions of SFAS No. 123. The fair value of these options was estimated using the Black-Scholes option pricing model. For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option’s vesting period. The pro forma expense to recognize during the three months ended March 31, 2005 is as follows:

Net loss attributed to common stockholders:
As reported	$ (2,361,205)
Compensation recognized under APB 25	—
Compensation recognized under SFAS 123	(645,503)
Pro forma	$ (3,006,708)
Basic and diluted loss attributed to common stockholders per common share:
As reported	$ (0.06)
Pro forma	$ (0.08)

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the three month interim periods ended March 31, 2005:  risk-free interest rate of 3.5%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of  317%; and a weighted average expected life of the option of 5 years.

Recently Issued Accounting Pronouncements

In February 2006, FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”. SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year

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that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the consolidated financial statements.

In March 2006 FASB issued SFAS 156 “Accounting for Servicing of Financial Assets”.  SFAS No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement: (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract, (2) requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable; (3) permits an entity to choose the ‘amortization method’ or ‘fair value measurement method’ for each class of separately recognized servicing assets and servicing liabilities; (4) at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.   SFAS 156 is effective as of the beginning of the Company’s first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

NOTE 2 - LOSS PER SHARE

In accordance with SFAS No. 128, ”Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At March 31, 2006 and 2005, the only potential dilutive securities were 7,760,000 and 8,885,000 common stock options and 5,595,812 and 4,895,812 common stock warrants/other options, respectively.  In addition at March 31, 2006 and 2005, the Company had outstanding 18,714 and 18,714, respectively, shares of Guardian Corporation’s series ‘A’ preferred stock that can be converted into 18,714 and 18,714 shares of the Company’s common stock, respectively.  Also, at March 31, 2006, the Company had outstanding 5,250 shares of its series ‘B’ convertible preferred stock that can be converted into 480,505 shares of the Company’s common stock.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

NOTE 3 – ACQUISITION

MeiDa Information Technology, Ltd.

On October 7, 2005 the Company’s ISR Systems Corporation subsidiary acquired all the issued and outstanding common stock of MeiDa Information Technology, Ltd. from its stockholders pursuant to a Share Exchange Agreement and Plan of Reorganization entered into on August 31, 2005.  Pursuant to the terms of that agreement, the Company paid MeiDa’s shareholders a total of 2,272,727 Universal Holdings common shares, payable in two tranches, 1,000,000 shares delivered at the closing on October 7, 2005, and the balance delivered on January 30, 2006.  The fair market value of the common shares issued in this transaction was

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 $3,000,000 in the aggregate, or $1.32 per share, based on the volume average weighted price (“VAWP”) of the Company’s common shares on the OTCBB for the 15 days preceding the entering into of the agreement.  For the transaction to be legally binding in Hong Kong, the Company was required to file and pay a stamp duty tax for the transfer of MeiDa shares to the Company.  As a result the Company did not issue the initial 1,000,000 shares that were to be issued on October 7, 2005.  The stamp duty tax was filed and paid in January 2006 at which time the transaction closed, the MeiDa shares were transferred to the Company and the 2,272,727 shares of the Company were issued to the former MeiDa stockholders.  This transaction has been accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair values at the date of acquisition.  The Company had not completed this transaction until 2006, but has effectively controlled MeiDa since October 7, 2005.  Therefore, from the period from October 7, 2005 to January 1, 2006, the Company has accounted for MeiDa as a variable interest entity.

The fair value of the assets acquired and liabilities assumed and allocation of the purchase price is summarized as follows:

Cash	$ 240
Property and equipment	5,435
Intellectual property	3,263,085
Accounts payable	(108,101)
Other current liabilities	(160,659)
Purchase price	$ 3,000,000

NOTE 4 – PROPERTY AND EQUIPMENT

The cost of property and equipment at March 31, 2006 consisted of the following:

Machinery and equipment	$ 537,629
Armored vehicles	1,010,258
Office equipment	553,590
2,101,477
Less accumulated depreciation	(686,707)
$ 1,414,770

Depreciation expense for the three month interim periods ended March 31, 2006 and 2005 was $123,843 and $105,293, respectively.

NOTE 5 – CONVERTIBLE DEBENTURES

On January 14, 2005, as part of a single transaction, the Company sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  The

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Company was obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.

As additional consideration for the purchase of the debenture, the Company also granted to Hunter Fund, IKZA and Loman common share purchase warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.  In accordance with EITF 00-27, the Company first determined the value of the debenture and the fair value of the detachable warrants issued in connection with this debenture.  The estimated value of the warrants of $519,937 was determined using the Black-Scholes option pricing model and the following assumptions:  term of 5 years, a risk free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The face amount of the debenture of $500,000 was proportionately allocated to the debenture and the warrants in the amounts of $245,113 and $254,887, respectively.  The value of the debenture was then allocated between the debenture and the beneficial conversion feature, which amounted to $0 and $245,113, respectively.  The combined total discount is $500,000 and is being amortized over the term of the debenture. The entire debenture was repaid in February 2005 and the entire discount was charged to financing cost in the first quarter of 2005.

The aforesaid private placement was effected through Hunter World Markets, Inc. (“Hunter”), as placement agent.  Under the terms of the placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share that were valued at $519,937.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions:  term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 342%.  The value of these warrants was charged to financing costs during the first quarter of 2005.  In addition, the Company agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for the common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  The Company has recognized an expense of $12,516 related to the re-pricing of these warrants during the three months ended March 31, 2005.

NOTE 6 – RELATED PARTY TRANSACTIONS

Accrued Expenses – Related Party

Accrued expenses – related party consist of amounts due to the Company’s CEO for past due payroll and related benefits, unreimbursed travel expenses and accrued interest on a note payable and amounts due to directors and management of the Company’s SSSI, SDI and SDE subsidiaries.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

On July 5, 2005, the Company’s subsidiary, Secure Risks, Ltd., received a demand from solicitors for Mr. John Chase, a former Secure Risks employee, claiming that the termination of

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Mr. Chase’s employment breached the terms of his written employment agreement.  By reason of this alleged breach, the plaintiff claims he is entitled to statutory damages under English law as well as contract damages for the full term of the agreement.  It is the Company’s position the termination of the plaintiff’s employment conformed with the terms and conditions of his employment agreement and did not constitute a breach.  Secure Risks retained a UK solicitor who responded to the plaintiff’s demand.  The plaintiff then filed a claim with the Employment Tribunal, an administrative agency which hears labor disputes in England and Wales.  Secure Risks filed a timely response to the plaintiff’s claims.  On October 26, 2005, Secure Risks received notice from the Employment Tribunal that a pre-hearing review and case management conference will be set shortly.  Secure Risks will continue to vigorously defend the plaintiff’s claims.

On March 6, 2006, a complaint was filed in the Los Angeles County Superior Court by Mr. H. Seth Kaplan against the Company and Michael J. Skellern entitled H. Seth Kaplan, Plaintiff v. Universal Guardian Holdings, Inc.; and Michael Skellern, Defendants.  In the complaint, the plaintiff alleges various causes of action including, without limitation, breach of contract, violation of California’s Corporations Code section 25017(a), common law fraud, conversion and breach of fiduciary duty arising out of the Company’s failure to honor an alleged oral promise to pay a finder’s fee of 10% of the value of the Company’s SSSI subsidiary, which entity Secure Risks acquired pursuant to the terms and conditions of an Agreement And Plan Of Share Exchange dated June 28, 2004 and effective July 1, 2004.  In the complaint, the plaintiff seeks general damages in the amount of $1,500,000 as well as punitive damages.  The Company filed a motion to dismiss the California securities laws counts of the complaint as well as a motion to strike the punitive damage claims.  The motions to dismiss and strike were granted by the court.  Mr. Kaplan has since filed an amended complaint and the Company will renew the motion to dismiss and motion to strike.  Mr. Kaplan has also made separate demand for the conveyance of 250,000 common shares purportedly earned as a finder’s fee upon the appointment of Mr. Michael Stannard to the Company’s board of directors pursuant to an alleged independent promise made by the Company.  The claim is based upon a written consulting agreement which contains an arbitration provision.  Mr. Kaplan has requested that this claim be joined with the superior court action.  The Company has rejected this demand and Mr. Kaplan has yet to initiate the arbitration proceeding.  The Company intends to vigorously defend both claims made by Mr. Kaplan.

On January 11, 2005, the Company received a cease and desist letter from Pepperball Technologies, Inc. claiming that its prospective manufacture of frangible projectiles for the Python (now named Riot Defender) Projectile Launcher infringes on Pepperball’s patents, and further claiming that the prior President of the Company’s Shield Defense Corporation subsidiary, Mr. Dennis M. Cole, who was previously employed by Pepperball, violated his at will employment agreement by providing the Company with alleged trade secrets.  The frangible projectiles that will be manufactured by the Company are protected by a patent originally issued to the U.S. Navy on November 14, 2000 (U.S. Patent No. 6,145,441).  The U.S. Navy granted Guardian Corporation the exclusive right to sell and market projectiles using this patented technology for the life of the patent pursuant to an agreement dated November 19, 2002.  In January, 2004, Guardian Corporation renewed its exclusive license to the U.S. Navy’s patent for 14 years.  The Company has received non-infringement opinions from patent counsel confirming that the Company’s manufacture and sale of the frangible projectiles will not infringe upon Pepperball’s intellectual property rights.  To date, the Company has yet to sell any frangible projectiles which undermines any claims of damages which may be asserted by Pepperball.  On January 28, 2005 the Company responded to Pepperball’s correspondence and is prepared to vigorously defend its claims if necessary.  In

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reply, Pepperball is demanding that the Company provide it with exemplars of the Company’s products so that they may make an independent determination as to whether the design of the frangible projectiles infringes on their patents.  The Company is taking the matter under advisement.

On October 22, 2003, AC Pacific View Corporate Center, Inc., Guardian Corporation’s former landlord, filed a complaint for breach of lease for Guardian Corporation’s former office space in an action entitled AC Pacific View Corporate Center, Inc. v. Universal Guardian Corporation, et al, designated case no. GIN 033428.  Guardian Corporation had previously entered into a lease termination agreement and surrendered possession of these premises to AC Pacific View on or about September 23, 2003.  Guardian Corporation had leased the premises to support its U.S. Navy harbor security contract which was ultimately terminated for convenience by the government.  AC Pacific View alleged in the complaint that Guardian Corporation owed approximately $925,000 under the lease.  On June 3, 2004, Guardian Corporation entered into a stipulated settlement with AC Pacific View whereby the company agreed to pay the sum of $200,000 to AC Pacific View on or before December 31, 2004 in full satisfaction of all of the company’s obligations arising under the lease.  In the event payment is not made by that date, AC Pacific View is entitled to enter judgment against Guardian Corporation for the sum of $200,000, less any amount(s) paid.  The Company has adjusted its estimated accrued liability related to this settlement to $200,000 resulting in a gain of $742,456 and in included in the statement of operations.  As of March 31, 2006, the $200,000 had not been paid.

The Company is involved in certain legal proceedings and claims that arise in the normal course of business.  Management does not believe that the outcome of these matters will have a material adverse effect on the Company’s financial position or results of operations.

Settlement

On March 30, 2006, the Company entered into a settlement agreement with MAG Capital, LLC (“MAG”) and its affiliates settling all claims relating to its purported failure to give MAG a right of first refusal in connection with the Company’s December 2005 private placement with Paulson Investment Company, Inc.  Under that agreement, the Company agreed to issue 175,745 common shares to MAG and its affiliates, and to reimburse it $5,000 for attorney’s fees.  In consideration for this issuance, MAG and its affiliates released and waived all of its rights of first refusal with respect to the Company’s offering of any securities at $0.70 or more.  Included in accrued liabilities in the accompanying consolidated balance sheet is $164,928 related to this settlement.

NOTE 8 – STOCKHOLDERS’ EQUITY

For The Three-Month Interim Period Ended March 31, 2006

In January 2006, the Company issued 2,272,727 shares of common stock in connection with the acquisition of MeiDa Information Technology, Ltd.  The value of these shares was $3,000,000.

In February 2006, the Company issued 28,894 shares of common stock for payment of legal and consulting services valued at $31,041.

In February 2006, Paulson Investment Company, Inc. exercised its share purchase warrant to purchase 1,420,000 common shares at $0.50 per share, resulting in gross proceeds to the Company of $710,000.

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For The Three-Month Interim Period Ended March 31, 2005

On January 4, 2005, as part of a single transaction, the Company sold 100,000 restricted common shares to Mr. Michael Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, the Company issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.

In January 2005, the Company granted to a consultant as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of the Company’s products, fully vested common shares purchase options entitling him to purchase 100,000 shares of common stock at the exercise price of $1.60 per share that were valued at $159,942.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by the consultant.  These options expire January 11, 2010.  These warrants were valued using the Black-Scholes option pricing model using the following assumptions: term of 5 years, a risk-free interest rate of 3.5%, a dividend yield of 0% and volatility of 317%.  The value of these warrants is being amortized into expense over the twelve month period of the contract.

On February 7, 2005, as part of a single private placement, the Company sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, the Company paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor agent, the sum of $265,000 in cash for due diligence and legal fees and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2.40 per share, while the balance are exercisable at $2 per share.  These warrants lapse if unexercised on February 7, 2008.

During the three months ended March 31, 2005, the Company issued 114,563 common shares to consultants and professionals for services valued at $169,400.  The Company also issued 113,277 common shares upon the exercise of warrants:  50,000 for which the exercise price was paid for by services valued at $62,500; 59,977 upon the cashless exercise of 135,000 warrant; and 3,300 for $2,888 in cash.

During the three months ended March 31, 2005, holders of the UGC series ‘A’ preferred shares converted 12,817 of those shares into 12,817 common shares of the Company.

NOTE 9 – SUBSEQUENT EVENTS

On April 18, 2006, MAG and its affiliates converted all 5,250 series ‘B’ preferred shares outstanding into 480,505 common shares.

On April 20, 2006, the board of directors approved the grant of common share purchase options to various employees entitling them to purchase a total of 1,205,000 common shares at the price of $1.09 per share.  Certain of these options vest on December 31, 2006, and lapse to the extent not exercised on April 20, 2011, whereas others vest on December 31, 2006, and lapse to the extent not exercised on April 20, 2016.

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PART II

Item 24.

Indemnification of Directors and Officers

We are required under our bylaws to indemnify our directors, officers and employees to the fullest extent permitted under the laws of the state of Delaware.

Our certificate of incorporation provides that none of our directors shall be personally liable to us for monetary damages for any breach of their fiduciary duties in their capacity as a director, with the following exceptions to the extent allowed under applicable law, for:  (1) any breach of his or her duty of loyalty to our company or our shareholders; (2) acts or omissions not in good faith or which involve his or her intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law for unlawful payments of dividends or unlawful stock purchases; (4) any transaction under which he or she derived an improper personal benefit.  Our certificate of incorporation further provide that no amendment or repeal of this provision shall adversely affect the right or protection of any director in respect of any act or omission occurring prior to such amendment or repeal.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. Messrs. Skellern and Cole have been named as defendants and are entitled to indemnification in a lawsuit filed by a former employee in which he is alleging securities and common law fraud, breach of contract and rescission, and wrongful termination.  Except for the preceding sentence, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right of ours to indemnify or reimburse our officers, directors or employees in any proper case, even if not specifically provided for in our bylaws and certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

Item 25.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses which we expect to incur with respect to the offering and sale or distribution of common shares under this registration statement.  We have agreed to pay all of these expenses.

SEC registration fee	$ 858.88
Financial printer fees to EDGARize and print registration statement	—
Transfer Agent Fees, including Printing and Engraving Stock Certificates	—

Legal fees and expenses	35,000.00 *
Accounting fees and expenses	15,000.00 *
Miscellaneous	1,000.00 *
Total	$ 51,858.88
* estimated

Item 26.

Recent Sales of Unregistered Securities

Rule 506

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 506 insofar as:  (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) pursuant to Rule 506(b)(2)(i), there were no more than 35 non-accredited investors in the offering; (3) pursuant to Rule 506(b)(2)(ii), each purchaser in the offering who was not accredited either alone or with his purchaser representative had such knowledge and experience in financial and business matters to be capable of evaluating the merits and risk of the investment, or the company reasonably believed immediately prior to making the sale that such investor came with this description; (4) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (5) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

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On July 1, 2003, we granted to a consultant, Stern & Co., a fully vested warrant entitling him to purchase 75,000 restricted common shares at the exercise price of $1.00 per share. These warrants expire on June 30, 2006.  These warrants were granted as compensation for the provision of strategic business planning services to the company.  We valued the grant at $26,107 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 2, 2003, we issued restricted 60,222 restricted common shares to Mr. Erick Richardson in settlement of $45,167 in indebtedness arising from the provision of legal services by his firm.

•

On July 30, 2003, we granted to Dr. Mel R. Brashears, as compensation for providing consulting services, fully vested common shares purchase warrants entitling him to purchase 300,000 Guardian Corporation shares at the exercise price of $0.19 per share.  These options expire on July 30, 2008.  We valued the grant at $54,361 for pro forma financial statement purposes using the Black-Scholes pricing model.  We have granted Dr. Brashears the right to purchase Universal Holdings common shares under the option in lieu of UGC common shares on the same terms including exercise price.

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On October 14, 2003, we issued 440,895 restricted common shares to Mr. Erick Richardson in settlement of $85,974 in indebtedness arising from the provision of legal services by his firm.

•

On October 15, 2003, we issued 75,000 restricted common shares to a consultant, Stern & Co., as compensation for the provision of strategic business planning services to the company.  We valued the grant at $63,750 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On December 22, 2003, we granted to Messrs. Dennis M. Cole and Thomas J. Pernice and Dr. Mel R. Brashears, in their capacities as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, fully vested common shares purchase options entitling them to each purchase 500,000 shares at the exercise price of $0.12 per share.  These options, which were granted as compensation for acting as a director during fiscal 2003, expire on December 22, 2008.  We valued each grant at $57,985 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On February 1, 2004, we granted to Mr. Dennis M. Cole, a director and the President of Shield Defense, pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.47 per share. These options vest on February 1, 2005, and expire on February 1, 2014.  We valued the grant at $68,130 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On February 11, 2004, we granted 50,000 restricted common shares to a past officer and director, Ms. Valerie Broadbent, for services provided to the company.  We valued the grant at $40,000.

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On May 1, 2004, we granted to Mr. Kurt Schaerer, in his capacity as managing director of our Shield Defense International subsidiary, a common share purchase option entitling him to purchase 150,000 restricted common shares at the exercise price of $0.75 per share.  One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary  These options lapse to the extent unexercised on April 30, 2009.  We valued the options at $99,308 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On June 15, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.92 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $81,212 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On August 1, 2004, we granted to Mr. William Glanton, in his capacity as managing director of Secure Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.76 per share. One-half of these options vest on the first anniversary of the grant date, and the balance vest on the second anniversary.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $67,088 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On September 8, 2004, we granted to Mr. Marion J. Barcikowski, in his capacity as our chief financial officer, a common share purchase option entitling him to purchase 400,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Barcikowski entering into a mutually acceptable amended employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 75,000, 75,000, 125,000 and 125,000 of these options vest on October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $215,922 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On September 8, 2004, we granted to Mr. Mark V. Asdourian, in his capacity as our general counsel, a common share purchase option entitling him to purchase 500,000 restricted common shares at the exercise price of $0.54 per share.  The grant of these options is contingent upon Mr. Asdourian entering into a mutually acceptable employment agreement with Universal Holdings.  Subject to satisfaction of that condition, 125,000 of these options vest on each of October 1, 2005 through October 1, 2008, respectively.  These options lapse to the extent unexercised on September 30, 2009.  We valued the options at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On September 8, 2004, we granted to Messrs. Dennis M. Cole, Mel R. Brashears, Thomas J. Pernice and William C. Lowe, in their capacity as directors of Universal Holdings, and to Mr. Michael J. Skellern in his capacity as an executive officer of Universal Holdings, common share purchase options entitling each of them to purchase 500,000 restricted common shares at the exercise price of $0.54 per share. One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $269,902 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On August 8, 2005, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacity as directors of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on December 31, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options to each director at $342,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

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On August 8, 2005, we granted to Mr. Michael J. Skellern, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 500,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options at $570,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Mr. Bruce Braes, in his capacity as Managing Director of Secure Risks, common share purchase options entitling him to purchase 100,000 restricted common shares at the exercise price of $1.14 per share.  These options vest in two equal trances on December 16, 2005 and June 16, 2006, and options lapse to the extent unexercised on August 7, 2015.  We valued the options at $114,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 8, 2005, we granted to Mr. Mark V. Asdourian, in his capacity as an executive officer of Universal Holdings, common share purchase options entitling him to purchase 300,000 restricted common shares at the exercise price of $1.14 per share.  These options vest on September 8, 2005, and lapse to the extent unexercised on August 7, 2015.  We valued the options at $342,000 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On April 20, 2006, we granted to Messrs. Bruce Braes and Kurt Schaerer, in their capacities as executive officer of Secure Risks and Shield Defense International, respectively, common share purchase options entitling each of them to purchase 100,000 restricted common shares at the exercise price of $1.09 per share.  One-half of these options vest upon grant and the balance vest on January 1, 2005.  These options lapse to the extent unexercised on September 7, 2009.  We valued the options to each director at $102,360 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On May 24, 2006, we granted to Messrs. Mel R. Brashears and Michael D. Bozarth, in their capacity as directors of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $0.84 per share.  These options vest on December 31, 2006, and lapse to the extent unexercised on May 24, 2016.  We valued the options to each director at $236,642 for financial statement purposes using the Black-Scholes pricing model.

•

On May 24, 2006, we granted to Messrs. Michael J. Skellern and Mark V. Asdourian, in their capacity as executive officers of Universal Holdings, common share purchase options entitling each of them to purchase 300,000 restricted common shares at the exercise price of $0.84 per share.  These options vest on September 8, 2006, and lapse to the extent unexercised on May 24, 2016.  We valued the options to each officer at $236,642 for financial statement purposes using the Black-Scholes pricing model.

•

On June 12, 2006, we granted to Mr. Keith Winsell, in his capacity as Vice President of Marketing pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.90 per share. One-third of these options vest on the first through third anniversaries of the grant date, respectively.  These options lapse to the extent unexercised on June 12, 2011.  We valued the options at $84,515 for financial statement purposes using the Black-Scholes pricing model.

•

On June 22, 2006, we granted to Mr. Kenneth A. Merchant, as an inducement for joining our board of directors, a common share purchase option entitling him to purchase 300,000 restricted common shares at the exercise price of $0.90 per share.  These options vest on December 31, 2006, and lapse to the extent unexercised on June 22, 2016.  We valued the options at $233,185 for financial statement purposes using the Black-Scholes pricing model.

•

On June 22, 2006, we granted to Mr. Kenneth A. Merchant, as an inducement for chairing the audit committee of our board of directors, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.90 per share.  These options were fully vested upon grant, and lapse to the extent unexercised on June 22, 2016.  We valued the options at $844,515 for financial statement purposes using the Black-Scholes pricing model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On July 2, 2003, we agreed to issue 111,111 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $50,000.  As part of that transaction, we issued common share purchase warrants to Mr. Weiss entitling him to purchase, through July 3, 2008, 55,556 common shares at $1 per share and 55,555 shares at $1.25 per share.

•

On September 15, 2003, we agreed to issue 50,000 restricted common shares to The Amara Group, Inc. as compensation for its agreement to lend $12,500 to the company for three months.  We valued the grant at $12,500.

•

On February 6, 2004, we agreed to issue 3,610,108 restricted common shares to Mr. and Mrs. Michael Appleby in a private placement for cash for total gross proceeds of $1,000,000.  As part of that transaction, we issued common share purchase warrants to Mr. and Mrs. Appleby entitling them to collectively purchase, through May 6, 2004, a number of common shares with a value of up to $500,000 at an exercise price equal to 50% of our “daily weighted average closing price” for the thirty trading days immediately preceding the date of exercise of the warrants; but not to be less than $0.30 per share.  Based upon the foregoing formula, the maximum number of common shares Mr. and Mrs. Appleby could collectively purchase under the warrants was 1,666,666 shares.

•

On May 25, 2004, we sold 2,500,000 restricted common shares to Absolute Return Europe Fund in a private placement for cash for total gross proceeds of $1,500,000.  As part of that transaction, we issued common share purchase warrants to Hunter World Markets, Inc., as placement agent, entitling it to purchase 625,000 unregistered common shares at $1.50 per share through May 27, 2006, and an additional 625,000 unregistered common shares at $2 per share through May 27, 2007.  We valued the warrants granted to Hunter World Markets at $883,298 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 4, 2005, we sold 100,000 restricted common shares to Mr. Michael H. Weiss in a private placement for cash for total gross proceeds of $100,000.  As part of that transaction, we issued to Mr. Weiss fully vested common share purchase warrants entitling him to purchase, through January 4, 2010, 25,000 common shares at $2 per share and an additional 25,000 shares at $2.50 per share.  Until July 2, 1004, we shall have the right to call or redeem the common shares underlying the warrant at the price of $3 per share for the first 25,000 shares, and $4 per share for the remaining 25,000 shares, in the event that we have registered those underlying shares, and the closing price of our common stock exceeds the applicable call price for the five consecutive days prior to our exercise of that right.  These warrants lapse if unexercised by January 4, 2010.

•

On January 14, 2005, as part of a single transaction, we sold short-term convertible debentures in the amount of $250,000 to The Hunter Fund Ltd. (“Hunter Fund”), $150,000 to IKZA Holding Corp. (“IKZA”) and $100,000 to Loman International SA (“Loman”).  We are obligated to pay the aggregate $500,000 in principal on the debentures, together with interest accrued thereon at the annualized rate of 24%, in cash to the debenture holders on June 30, 2005.  This amount was paid in full on February 8, 2005.  For so long as the debenture is unpaid, the debenture holders are entitled to convert the outstanding indebtedness (principal plus accrued interest) on the debentures into common shares at a $1.25 per share conversion rate.  As additional consideration for the purchase of the debenture, we also granted to Hunter Fund, IKZA and Loman warrants entitling them to purchase 125,000, 75,000 and 50,000 common shares, respectively, at the price of $2 per share.  These warrants lapse if unexercised by January 14, 2010.

•

The private placement described above was effected through Hunter World Markets, Inc. (“Hunter”) as placement agent.  Under the terms of our placement agency agreement, Hunter was paid $40,000 in cash and issued common share purchase warrants entitling it to purchase 250,000 restricted common shares at $2 per share.  These warrants lapse if unexercised on January 14, 2010.  In addition, we agreed to reduce the exercise price on 625,000 common share warrants previously issued to Hunter in May 2004 from $1.50 to $1 per share, and on an additional 625,000 common share warrants previously issued at that time from $2 to $1.25 per share.  In the event the volume average weighted price for our common shares exceeds $5 per share five consecutive days, the exercise prices will revert to that originally agreed upon.  We valued the warrants granted to Hunter at $519,937 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On February 7, 2005, as part of a single private placement, we sold (1) a total of 1,884,375 common shares together with common share purchase warrants entitling the holder to purchase 753,750 restricted common shares to Monarch Pointe Fund, Ltd. (“Monarch”) for the sum of $3,015,000, and (2) a total of 928,125 common shares together with common share purchase warrants entitling the holder to purchase 371,250 restricted common shares to Mercator Momentum Fund, LP (“Mercator Fund”) for the sum of $1,485,000. As part of that transaction, we paid to Mercator Advisory Group, LLC (“MAG”), as investment advisor, the sum of $250,000 in cash and common share purchase warrants entitling it to purchase 281,250 restricted common shares.  One-half of the aforesaid warrants issued to Monarch, Mercator Fund and MAG are exercisable at $2 per share, while the balance is exercisable at $2.40 per share.  These warrants lapse if unexercised on February 7, 2008.  We valued the warrants granted to MAG at $278,947 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 17, 2005, we sold 4,250 series ‘B’ convertible preferred shares to Monarch, and 1,000 series ‘B’ convertible preferred shares to Mercator Fund, for the aggregate sum of $525,000 as part of a single private placement.  The 4,250 series ‘B’ preferred shares issuable to Monarch are convertible into up to 432,174 unregistered common shares, while the 1,000 series ‘B’ preferred shares issuable to Mercator Fund are convertible into up to 101,688 unregistered common shares.  As part of that transaction, we paid to MAG, as investment advisor for the purchasers, the sum of $12,000 in cash to cover due diligence and legal fees.

•

On October 6, 2005, we sold 100,000 unregistered common shares to Mr. Michael D. Bozarth, a director, for gross proceeds of $99,000, representing a 10% discount to market.

•

On December 14, 2005, we sold 1,420,000 restricted common shares to Paulson Investment Company, Inc. in a private placement for cash for total gross proceeds of $710,000.  As part of that transaction, we issued to Paulson Investment Company fully vested common share purchase warrants entitling it to purchase 1,420,000 common shares at $0.50 per share.  These warrants lapse to the extent unexercised by December 14, 2007.

•

On June 20, 2006, we closed a private placement pursuant to which we sold (1) a total of 5,333,351 common shares, and (2) five-year stock purchase warrants entitling the holders to purchase a total of 2,666,681 common shares at $ 1.12½ per share, to forty accredited investors in consideration of gross cash proceeds of $4,000,000.  As part of that transaction, we paid the following compensation to Paulson Investment Company, Inc., as placement agent for the offering:  (1) cash compensation in the amount of $400,000, representing 10% of the gross proceeds of the offering; (2) a non-accountable expense allowance in the amount of $120,000, representing 3% of the gross proceeds of the offering; and (3) a five-year placement agent warrant entitling Paulson to purchase a total of 266,669 units at the price of $1.50 per unit, each unit comprised of two common shares and a five-year stock purchase warrant entitling Paulson to purchase one common share at $1.12½ per share.  We may accelerate the term of the aforesaid stock purchase warrants in the event that the fair market value of our common shares equals or exceeds $1.50 for five consecutive trading days.  In any such event, the holder of the warrant will have thirty days from notice to exercise the warrant.

Settlement

•

On March 30, 2006, we entered into a settlement agreement pursuant to which we agreed to issue 142,353 common shares to Monarch Pointe Fund, Ltd., and 33,392 common shares to Mercator Momentum Fund III, LP, in settlement of certain claims that we failed to give the parties a right of first refusal in connection with our December, 2005, private placement with Paulson Investment Company, Inc.

Acquisition Of Business Through Share Exchange

•

On August 31, 2005, our ISR Systems subsidiary entered into a Share Exchange Agreement and Plan of Reorganization to acquire MeiDa Information Technology, Ltd.  Pursuant to the Share Exchange Agreement and Plan of Reorganization, ISR Systems acquired all of the outstanding capital stock of MeiDa from its ten shareholders in consideration for the issuance of 2,272,727 unregistered Universal Holdings common shares.  The Universal Holdings common shares were distributed to MeiDa’s shareholders as follows:  Euro China Group AG–505,051 shares; Linkena Anstalt–505,051 shares; Transgaria Stiftung, Vaduz–336,701 shares; Christopher John & Alexa-Katrin Terry–336,700 shares; Thomas Goertz—336,700 shares; Wettstein URS–126,263 shares; Timo Kipp–31,566 shares; Guenter Guest Supplies Ltd.– 31,565 shares; Roman Kainz as trustee for Hans Deiter – 31,565 shares; and Roman Kainz as trustee for Deitmar Lillig – 31,565.

Rule 505

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Rule 505 of Regulation D promulgated under Section 3(b) of the Securities Act during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Rule 505 insofar as:  (1) pursuant to Rule 505(b)(2)(i), the aggregate offering price for the offering did not exceed $5,000,000, less the offering price of all securities sold within the twelve months preceding the start of and during the offering of securities under Rule 505 or in reliance upon any exemption under Section 3(b) of the Securities Act of 1933 or in violation of Section 5 of the Securities Act of 1933; (2) pursuant to Rule 505(b)(2)(ii), there were no more than 35 non-accredited investors in the offering; (3) no offers or sales under the offering was effected through any general solicitation or general advertising within the meaning of Rule 502(c); and (4) the transfer of the securities in the offering were restricted by the company in accordance with Rule 502(d).  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

Compensatory

•

On August 27, 2003, we granted to a consultant, Mr. Kevin Pickard, as compensation for providing accounting services to the company, fully vested common shares purchase options entitling him to purchase 25,000 shares at the exercise price of $0.20 per share.  These options expire August 27, 2008.  We valued the grant at $4,341 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 22, 2004, we granted to Messrs. Richard Clarke, Roger Cressey, William Glanton and Major General John Admire, Ret., as compensation for providing services as members of our advisory board, fully vested common shares purchase options entitling them to each purchase 100,000 shares at the exercise price of $0.35 per share.  These options expire on January 22, 2009.  We valued each grant at $30,875 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On March 25, 2004, we granted to Mr. William C. Lowe, a director, as compensation for services, fully vested common shares purchase options entitling him to purchase 500,000 shares at the exercise price of $0.75 per share.  These options expire on March 24, 2009.  We valued the grant at $374,781 for pro forma financial statement purposes using the Black-Scholes pricing model.  We subsequently cancelled 375,000 of these options retroactive to March 25, 2005, leaving a balance of 125,000 options.

•

On January 12, 2005, we granted to a consultant, Mr. Thomas Raines, as compensation for providing legal services in connection with regulatory and other approvals relating to the marketing of our products, fully vested common shares purchase options entitling him to purchase 100,000 shares at the exercise price of $1.60 per share.  These options vest in equal amounts at the end of the first through twelfth month of the provision of services by Mr. Raines.  These options expire January 11, 2010.  We valued the grant at $159,942 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On April 28, 2005, we granted to Mr. Kevin Pickard a fully vested option entitling him to purchase 100,000 restricted common shares at the exercise price of $1.40 per share.  These options were granted as compensation for providing accounting and financial related services to the company.  These options vest in equal amounts at the end of the first through eighth quarter of the provision of services by Mr. Pickard, and expire on April 28, 2010 to the extent not previously exercised or forfeited.  We valued the grant at $99,759 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 1, 2005, we granted to an employee common share purchase options entitling her to purchase 75,000 restricted common shares at the exercise price of $1.17 per share.  These options vest in three equal annual increments commencing July 1, 2006, and lapse to the extent unexercised on July 1, 2010. We valued the options at $87,487 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On April 20, 2006, we granted to twelve employees common share purchase options entitling them to purchase a total of 1,005,000 common shares at the price of $1.09 per share.  Certain of these options vest on December 31, 2006, and lapse to the extent not exercised on April 20, 2011, whereas others vest on December 31, 2006, and lapse to the extent not exercised on April 20, 2016.  We valued the grant at $1,028,681 for financial statement purposes using the Black-Scholes pricing model.

•

On June 1, 2006, we granted to Rear Admiral Stephen Johnson’s firm SBS Consulting, Inc., as compensation for Rear Admiral Johnson joining our board of advisors, a common share purchase option entitling it to purchase 100,000 restricted common shares at the exercise price of $0.83 per share. One-half of these options vest on each of the first and second anniversaries of the grant date, respectively.  These options lapse to the extent unexercised on May 31, 2011.  We valued the options at $77,942 for financial statement purposes using the Black-Scholes pricing model.

•

On June 10, 2006, we granted to an employee, a common share purchase option entitling him to purchase 100,000 restricted common shares at the exercise price of $0.90 per share. One-third of these options vest on the first through third anniversaries of the grant date, respectively.  These options lapse to the extent unexercised on June 10, 2011.  We valued the options at $84,515 for financial statement purposes using the Black-Scholes pricing model.

•

On May 12, 2006, we granted to Mr. Clifford Roth’s firm, The Wells-Roth Group, as compensation for Mr. Clifford Roth joining our board of advisors, a common share purchase option entitling it to purchase 100,000 restricted common shares at the exercise price of $0.95 per share. One-half of these options vest on each of the first and second anniversaries of the grant date, respectively.  These options lapse to the extent unexercised on May 11, 2011.  We valued the options at $89,210 for financial statement purposes using the Black-Scholes pricing model.

Capital Raising Or Payment Of Indebtedness Other Than In Connection With Provision Of Services

•

On June 15, 2004, we granted to a consultant, Homeland Security Stocks.com, a fully vested warrant entitling it to purchase 25,000 restricted common shares at $1.50 per share, and an additional 25,000 common shares at $2 per share. These warrants expire on June 14, 2009.  These warrants were granted as compensation for assistance with daily online industry news, corporate profiling, product reviews, interviews and news.  We valued the grant at $36,216 for pro forma financial statement purposes using the Black-Scholes pricing model.

Acquisition Of Business Through Share Exchange

•

On February 20, 2004, we issued 51,908 restricted common shares to the shareholders of Emerging Concepts, Inc. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Oscar E. Hayes (43,675 shares), Delmar Kintner (5,840 shares) and Carlos Garza (2,393 shares).  We valued the shares at $20,000.

Regulation S

We have sold or issued the following securities not registered under the Securities Act of 1933 by reason of the exemption afforded under SEC Regulation S during the three year period ending on the date of filing of this registration statement, categorized by the purpose of the offering.  The offer and sale of the securities in each offering was exempt from the registration requirements of the Securities Act under Regulation S insofar as (1) none of the investors were U.S. persons, (2) all of the issuances were effected outside the United States in offshore transactions, (3) there were no directed selling efforts within the United States, and (4) we implemented offering restrictions, including placing restricted stock legends on the shares.  Except as stated below, no underwriting discounts or commissions were payable with respect to any of the offerings.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, in his capacity as managing director of Secured Risks pursuant to the terms of his employment agreement, a common share purchase option entitling him to purchase 1,250,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  One-half of these options vest on grant, and the balance vest on the first anniversary of grant.  These options lapse to the extent unexercised on May 30, 2009.  We valued the options at $937,908 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 1, 2004, our Secure Risks subsidiary granted to Mr. Howard Cottrell, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 300,000 Universal Holdings restricted common shares at the exercise price of $0.85 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on May 30, 2009.  We valued the aggregate options at $254,901 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On June 3, 2004, our Secure Risks subsidiary granted to Mr. Andy Inglis, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $1.02 per share.  These options vest in equal increments on the date of grant and the first anniversary date of grant, and lapse to the extent unexercised on June 2, 2009.  We valued the aggregate options at $50,891 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On June 8, 2004, our Secure Risks subsidiary granted to Mr. Graham Dick, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.99 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 7, 2009.  We valued the aggregate options at $148,443 for pro forma financial statement purposes using the Black-Scholes pricing model.  This grant was conditional upon the closing of our pending acquisition of Secure Risks.

•

On July 1, 2004, we issued 4,101,494 restricted common shares to the shareholders of Strategic Security Solutions International Ltd. in connection with our acquisition of the common shares of that corporation.  The shares were issued to Messrs. Bruce M. Braes (1,230,448 shares), Ian Schriek (1,230,448 shares), Richard Kuhn (820,299 shares), John Chase (615,224 shares) and Richard Lumpkin (205,075 shares).  We valued the shares at $3,240,180.

•

On July 1, 2004, our Secure Risks subsidiary granted to Messrs. Charles McKinnon Johnston, Graham Cumming, Christian Moore and David Hopps in their capacity as employees of Secure Risks, common share purchase options entitling them to purchase 200,000, 150,000 10,000 and 10,000 Universal Holdings restricted common shares, respectively, at the exercise price of $0.79 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on June 30, 2009.  We valued the options at $157,940, $118,455, $7,897 and $7,897, respectively, for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On July 2, 2004, our Secure Risks subsidiary granted to Messrs. Bruce Braes, Richard Kuhn, John Chase, Ian Schriek and Mark Lumpkin, in their capacity as officers of Secure Risks, common share purchase options entitling each of them to purchase 50,000 Universal Holdings restricted common shares at the exercise price of $0.79 per share.  These options vest in equal increments on the first through third anniversary dates of grants, and lapse to the extent unexercised on July 1, 2009.  We valued the options granted to each officer at $39,485 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On September 15, 2004, our Secure Risks subsidiary granted to Mr. Nicolas P. Ware, in his capacity as an employee of Secure Risks, common share purchase options entitling him to purchase 150,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share.  These options vest in equal increments on the first and second anniversary dates of grants, and lapse to the extent unexercised on September 14, 2009.  We valued the aggregate options at $80,971 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On January 1, 2005, our Secure Risks subsidiary granted to Mr. Michael J. Stannard, as compensation for serving as a director of Universal Holdings, fully vested common share purchase options entitling him to purchase 250,000 Universal Holdings restricted common shares at the exercise price of $0.54 per share, reflecting the terms of the grant previously approved by Universal Holdings with respect to members of the board on September 8, 2004.  These options, which were granted as compensation for acting as a director during fiscal 2004, lapse to the extent unexercised on September 7, 2009.  We valued the options at $347,391 for pro forma financial statement purposes using the Black-Scholes pricing model.

•

On August 31, 2005, our ISR Systems subsidiary entered into a Share Exchange Agreement and Plan of Reorganization to acquire MeiDa Information Technology, Ltd.  See “Rule 506—Acquisition Of Business Through Shares Exchange” above. With the exception of Christopher Terry and Alexa Terry, none of the shareholders of MeiDa are U.S. persons.

Item 27.

Exhibits

2.1

Share Exchange Agreement and Plan of Reorganization dated September 13, 1999 between Guideline Capital Corporation, Vitafort International Corporation and Hollywood Partners, Inc. (1)

2.2

Share Exchange Agreement And Plan Of Reorganization dated December 4, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

2.3

Amendment To Share Exchange Agreement And Plan Of Reorganization dated December 16, 2002 between Hollywood Partners.Com, Inc., Universal Guardian Corporation, and the shareholders of Universal Guardian Corporation (3)

3.1

Restated And Amended Certificate Of Incorporation Of Guideline Capital Corporation as filed with the Delaware Secretary of State on September 20, 1999 (1)

3.2

Bylaws of Hollywood Partners.Com Inc. (1)

3.3

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 3, 2002 (6)

3.4

Certificate Of Amendment Of Certificate Of Incorporation Of Hollywood Partners.Com, Inc. as filed with the Delaware Secretary of State on December 6, 2002 (6)

3.5

Certificate of Designation of Preferences, Rights and Limitations of Universal Guardian Corporation Series ‘A’ Preferred Stock as filed with the Delaware Secretary of State on March 14, 2003 (6)

3.6

Certificate of Designations of Preferences and Rights of Series B Convertible Preferred Stock as filed with the Delaware Secretary of State on August 17, 2005 (9)

4.

Legal opinion by John M. Woodbury, Jr., Esq. *

5.1

Universal Guardian Holdings, Inc. 2003 Incentive Equity Stock Plan As Adopted April 21, 2003 (4)

5.2

Hollywood Partners.com 2002 Stock Compensation Program (consisting of the Hollywood Partners.com, Inc. 2002 Non-Qualified Stock Option Plan, the Hollywood Partners.com, Inc. 2002 Restricted Share Plan, the Hollywood Partners.com, Inc. 2002 Employee Stock Purchase Plan, the Hollywood Partners Inc. Stock Appreciation Rights Plan, and the Hollywood Partners.com, Inc. 2002 Other Stock Rights Plan (2)

5.3

Form of Hollywood Partners.com, Inc. Common Share Purchase Warrant generally issued to investors or consultants (6)

5.4

Form of Hollywood Partners.com, Inc. Common Share Purchase Option generally issued to employees or consultants (6)

5.5

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Whelan (6)

5.6

Common Stock Purchase Warrant dated February 25, 2003 issued to Edward Meyer (6)

5.7

Common Stock Purchase Warrant dated June 1, 2003 issued to Camden Securities, Inc. (6)

5.8

Common Stock Purchase Warrant dated July 1, 2003 issued to Stern & Co. (6)

5.9

Common Stock Purchase Warrant dated July 3, 2003 issued to Michael H. Weiss (6)

5.10

Common Stock Purchase Warrant dated December 2, 2003 issued to Shai Z. Stern. (7)

5.11

Form of Common Stock Purchase Agreement for each of Michael and Dominique Appleby for Private Placement Closing on February 6, 2004 (6)

5.12

Form of Common Stock Purchase Warrant for each of Michael and Dominique Appleby for Private Placement closing on February 6, 2004 (6)

5.13

Common Stock Purchase Agreement dated May 25, 2004 between Universal Guardian Holdings, Inc. and Absolute Return Europe Fund (8)

5.14

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.15

Common Stock Purchase Warrant dated May 25, 2004 issued to Hunter World Markets, Inc. (8)

5.16

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. (10)

5.17

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 15, 2004 issued to HomelandSecurityStocks.com. (10)

5.18

Common Stock Purchase Agreement dated January 4, 2005 between Universal Guardian Holdings, Inc. and Michael H. Weiss (10)

5.19

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 4, 2005 issued to Michael H. Weiss (10)

5.20

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Hunter World Markets, Inc. (10)

5.21

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to The Hunter Fund Ltd. (10)

5.22

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to The Hunter Fund Ltd. (10)

5.23

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to IKZA Holding Corp. (10)

5.24

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to IKZA Holding Corp. (10)

5.25

Universal Guardian Holdings, Inc. 6-Month 12% Secured Convertible Debenture Issued on January 14, 2005 to Loman International SA (10)

5.26

Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated January 14, 2005 issued to Loman International SA (10)

5.27

Subscription Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC (10)

5.28

Registration Rights Agreement dated February 7, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund, LP and Mercator Advisory Group, LLC (10)

5.29

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd. (10)

5.30

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Monarch Pointe Fund, Ltd. (10)

5.31

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP (10)

5.32

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Momentum Fund, LP (10)

5.33

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC (10)

5.34

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated February 7, 2005 issued to Mercator Advisory Group, LLC (10)

5.35

Universal Guardian Holdings, Inc. Warrant To Purchase Common Stock dated December 14, 2005 issued to Paulson Investment Company, Inc. (18)

5.36

Form of Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 20, 2006 issued to investors in private placement *

5.37

Form of Universal Guardian Holdings, Inc. Common Stock Purchase Warrant dated June 20, 2006 issued to Paulson Investment Company, Inc. as placement agent*

5.38

Form of Registration Rights Agreement dated June 20, 2006 between Universal Guardian Holdings, Inc. and investors in private placement *

10.1

Letter of Intent dated August 15, 2002 between DYDX Group of Funds, LLC and Universal Guardian Corporation (6)

10.2

Promissory Note dated September 4, 2002 by Universal Guardian Corporation to Pacific International, Inc. in the principal amount of $180,000 (6)

10.3

Exclusive License dated December 19, 2002 between Universal Guardian Corporation and United States of America as represented by the Secretary of the Navy (8).

10.4

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Sotiris Emmanouil, and DYDX Group of Funds, LLC (6)

10.5

Convertible Bridge Loan Termination And Conversion of Debt Agreement dated January 14, 2003 between Universal Guardian Corporation, The Harbour Group, Inc., Michael Drescher, and DYDX Group of Funds, LLC (6)

10.6

Waiver letter dated April 14, 2003 from DYDX Group of Funds, LLC to Universal Guardian Holdings, Inc. (6)

10.7

Termination Agreement dated May 1, 2003 between DYDX Group of Funds, LLC, and Universal Guardian Holdings, Inc. (7)

10.8

Consulting Agreement dated October 9, 2003 between Universal Guardian Corporation and Del Kintner (6)

10.9

Agreement For Strategic Alliance dated January 13, 2004 between Shield Defense Technologies, Inc. and Information And Infrastructure Technologies, Inc. (6)

10.10

Employment Agreement dated February 1, 2004 between Shield Defense Corporation and Dennis M Cole (6)

10.11

Agreement And Plan Of Share Exchange dated February 9, 2004 between Universal Guardian Holdings, Inc. and Emerging Concepts, Inc. (6)

10.12

Agreement And Plan Of Share Exchange dated June 28, 2004 between Universal Guardian Holdings, Inc., Secure Risks Ltd., and shareholders of Strategic Security Solutions International Ltd. (8)

10.13

Employment Agreement dated June 1, 2004 between Secure Risks Ltd. and Michael J. Stannard (10)

10.14

Employment Agreement dated June 15, 2004 between Universal Guardian Holdings. Inc. and Marian Barcikowski (10)

10.15

Service Agreement dated June 16, 2004 between Secure Risks Ltd. and John Chase (10)

10.16

Service Agreement dated June 17, 2004 between Secure Risks Ltd. and Bruce M. Braes (10)

10.17

Employment Agreement dated August 1, 2004 between Secure Risks Ltd. and William M. Glanton (10)

10.18

Executive Employment Agreement dated October 1, 2002 between Universal Guardian Holdings, Inc. and Michael J. Skellern (10)

10.19

Agreement for Consultancy Services dated July 27, 2004 between Secure Risks Ltd. and International Relief And Development, Inc. (10)

10.20

Consulting Agreement dated December 1, 2004 between Universal Guardian Holdings, Inc. and William C. Lowe (10)

10.21

Placement Agent Agreement dated January 12, 2005 between Universal Guardian Holdings, Inc. and Hunter World Markets, Inc. (10)

10.22

Office Space Lease effective June 15, 2004 between The Irvine Company, as lessor, and Universal Guardian Holdings, Inc., as lessee (10)

10.23

Lease dated May 1, 2004 between LexLawn Associates Limited Directors Pension Scheme, as lessor, and its Strategic Security Solutions International Ltd, as lessee (10)

10.24

Executive Employment Agreement dated September 8, 2004 between Universal Guardian Holdings, Inc. and Mark V. Asdourian (11)

10.25

Subscription Agreement dated August 16, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., and Mercator Momentum Fund III, LP and Mercator Advisory Group, LLC (13)

10.26

Registration Rights Agreement dated August 16, 2005 between Universal Guardian Holdings, Inc., Monarch Pointe Fund, Ltd., Mercator Momentum Fund III, LP and Mercator Advisory Group, LLC (13)

10.27

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Kim Bradford (13)

10.28

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Kim Bradford (13)

10.29

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Paul DiFrancesco (13)

10.30

Universal Guardian Holdings, Inc. Consultant Stock Option Certificate dated August 16, 2005 issued to Paul DiFrancesco (13)

10.31

Share Exchange Agreement And Plan Of Reorganization dated August 31, 2005 between Universal Guardian Holdings, Inc., ISR Systems Corporation, MeiDa Information Technology, Ltd., and shareholders of MeiDa Information Technology, Ltd. (13)

10.32

First Amendment To Share Exchange Agreement And Plan Of Reorganization dated September 13, 2005 between Universal Guardian Holdings, Inc., ISR Systems Corporation, MeiDa Information Technology, Ltd., and shareholders of MeiDa Information Technology, Ltd. (13)

10.33

Executive Employment Agreement dated October 7, 2005 between ISR Systems Corporation and Herbert P. Goertz (14)

10.34

Pledge Agreement dated November 17, 2005 between Michael J. Skellern and Argyll Equities LLC (16)

10.35

Common Stock Purchase Agreement dated December 14, 2005 between Universal Guardian Holdings, Inc. and Paulson Investment Company, Inc. (18)

10.36

Placement Agent Agreement dated April 6, 2006 between Universal guardian Holdings, Inc. and Paulson Investment Company, Inc.  *

10.37

Employment Agreement dated June 12, 2006 between Universal Guardian Holdings, Inc. and Keith Winsell*

22.

List of subsidiaries *

23.

Consent of legal counsel (John M. Woodbury, Jr.)

24.

Consent of Independent Auditors (AJ. Robbins, PC) *

25.

Powers of Attorney for Mel R. Brashears, Michael D. Bozarth and Kenneth A. Merchant *(20)

*

Filed herewith.

(1)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 29, 1999.

(2)

Previously filed as an exhibit to our information statement on form 14C filed with the SEC on November 7, 2002.

(3)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on January 15, 2003.

(4)

Previously filed as an exhibit to our registration statement on form S-8 filed with the SEC on April 25, 2003.

(5)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on February 11, 2004.

(6)

Previously filed as an exhibit to our annual report of form 10-KSB for the year ended December 31, 2003 filed with the SEC on April 14, 2004.

(7)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on April 26, 2004.

(8)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on July 2, 2004.

(9)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on July 15, 2004.

(10)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on February 15, 2005.

(11)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on May 26, 2005.

(12)

Previously filed as an exhibit to our current report on form 8-K filed with the SEC on September 9, 2005.

(13)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on October 3, 2005.

(14)

Previously filed as an exhibit to our quarterly report on form 10-QSB filed with the SEC on November 15, 2005.

(15)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 1) filed with the SEC on November 2, 2005.

(16)

Previously filed as an exhibit to our registration statement on form SB-2 (amendment no. 2) filed with the SEC on December 14, 2005.

(17)

Previously filed as an exhibit to our registration statement on form SB-2 filed with the SEC on January 25, 2006.

(18)

Previously filed as an exhibit to our annual report of form 10-KSB for the year ended December 31, 2005 filed with the SEC on March 31, 2006.

(19)

Included in exhibit 4.

(20)

Filed as part of the signature page of this registration statement.

Item. 28

Undertakings.

We hereby undertake to:

1.

File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

a.

Include any prospectus required by section 10(a)(3) of the Securities Act;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the SEC under Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the face page of the effective registration statement; or

c.

Include any additional or changed material information on the plan of distribution.

2.

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.

For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

5.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California on July 19, 2006.

UNIVERSAL GUARDIAN HOLDINGS, INC.
By:	/s/ Michael J. Skellern
Michael J. Skellern President and Chief Executive Officer (principal executive officer)
By:	/s/ Marian J. Barcikowski
Marian J. Barcikowski Chief Financial Officer (principal accounting and financial officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was been signed by the following persons in the capacities and on the dates stated:

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitute and appoint Michael J. Skellern and Mark V. Asdourian, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign a registration statement on form SB-2 with respect to Universal Guardian Holdings, Inc, a Delaware corporation (the "registrant"), and to further sign any and all amendments thereto (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and, to file the same with exhibits thereto and other documents in connection therewith with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

By:	/s/ Michael J. Skellern		July 19, 2006
Michael J. Skellern		President, Chief Executive Officer and Chairman of the Board (Director)
By:	/s/ Mel R. Brashears		July 19, 2006
Mel R. Brashears		Director
By:	/s/ Michael D. Bozarth		July 19, 2006
Michael D. Bozarth		Director
By:	/s/ Kenneth A. Merchant		July 19, 2006
Kenneth A. Merchant		Director